                                                                   EXHIBIT 10.21



                             AMENDED AND RESTATED
                          LOAN AND SECURITY AGREEMENT

                         Dated as of November 1, 1999

                                     Among

                    BANK OF AMERICA, NATIONAL ASSOCIATION,

                                as the Lender,
                                -------------

                     PEDIATRIC SERVICES OF AMERICA, INC.,
                            a Delaware corporation,

                   individually and as the Borrowers' Agent,
                   ----------------------------------------

                                      and

                     PEDIATRIC SERVICES OF AMERICA, INC.,
                            a Delaware corporation,
                        AND EACH OF THE SUBSIDIARIES OF
                   PEDIATRIC SERVICES OF AMERICA, INC. FROM
                          TIME TO TIME PARTY HERETO,

                               as the Borrowers
                               ----------------

                               TABLE OF CONTENTS





1.   DEFINITIONS..........................................................  1
     1.1  Defined Terms...................................................  1
     1.2  Accounting Terms................................................ 19
     1.3  Interpretive Provisions......................................... 19

2.   LOANS AND LETTERS OF CREDIT.......................................... 20
     2.1  Total Facility.................................................. 20
     2.2  Loans........................................................... 20
     2.3  Letters of Credit............................................... 21
     2.4  The Borrowers' Agent............................................ 23

3.   INTEREST AND OTHER CHARGES........................................... 23
     3.1  Interest........................................................ 23
     3.2  Conversion and Continuation Elections........................... 24
     3.3  Maximum Interest Rate........................................... 25
     3.4  Closing Fee..................................................... 26
     3.5  Loan Administration and Collateral Management Fee............... 27
     3.6  Letter of Credit Fee............................................ 27

4.   PAYMENTS AND PREPAYMENTS............................................. 27
     4.1  Loans and Letters of Credit..................................... 27
     4.2  Place and Form of Payments; Extension of Time................... 27
     4.3  Application and Reversal of Payments............................ 27
     4.4  INDEMNITY FOR RETURNED PAYMENTS................................. 28

5.  LENDER'S BOOKS AND RECORDS; MONTHLY STATEMENTS........................ 28

6.  TAXES, YIELD PROTECTION AND ILLEGALITY................................ 29
     6.1  Taxes........................................................... 29
     6.2  Illegality...................................................... 30
     6.3  Increased Costs and Reduction of Return......................... 30
     6.4  Funding Losses.................................................. 31
     6.5  Inability to Determine Rates.................................... 31
     6.6  Survival........................................................ 32

7.   COLLATERAL........................................................... 32
     7.1  Grant of Security Interest...................................... 32
     7.2  Perfection and Protection of Security Interest.................. 33
     7.3  Chief Executive Office.......................................... 33
     7.4  Title to, Liens on, and Sale and Use of Collateral.............. 34
     7.5  [Reserved]...................................................... 34
     7.6  Access and Examination.......................................... 34
     7.7  Insurance....................................................... 35
     7.8  Collateral Reporting............................................ 35

     7.9   Accounts......................................................  37
     7.10  Collection of Accounts; Payments..............................  39
     7.11  [Reserved]....................................................  40
     7.12  Equipment.....................................................  40
     7.13  Material Contracts............................................  40
     7.14  Documents, Instruments, and Chattel Paper.....................  41
     7.15  Right to Cure.................................................  41
     7.16  Power of Attorney.............................................  41
     7.17  Lender's Rights, Duties, and Liabilities......................  42
     7.18  [Reserved]....................................................  42
     7.19  License for use of Software and Other Intellectual Property...  42

8.   BOOKS AND RECORDS; FINANCIAL INFORMATION; NOTICES...................  43
     8.1  Books and Records..............................................  43
     8.2  Financial and Other Information................................  43
     8.3  Notices to Lender..............................................  45

9.   GENERAL WARRANTIES AND REPRESENTATIONS..............................  46
     9.1  Authorization, Validity, and Enforceability of this Agreement and the Loan Documents.........................................  47
     9.2  Validity and Priority of Security Interest.....................  47
     9.3  Organization and Qualification.................................  47
     9.4  Name; Prior Transactions.......................................  47
     9.5  Subsidiaries and Affiliates....................................  48
     9.6  Financial Statements and Plan..................................  48
     9.7  [Reserved].....................................................  49
     9.8  Solvency.......................................................  49
     9.9  Debt...........................................................  49
     9.10  Distributions.................................................  49
     9.11  Title to Property.............................................  49
     9.12  Adequate Assets...............................................  49
     9.13  Real Property; Leases.........................................  49
     9.14  Proprietary Rights............................................  49
     9.15  Trade Names and Terms of Sale.................................  50
     9.16  Litigation....................................................  50
     9.17  Restrictive Agreements........................................  50
     9.18  Labor Disputes................................................  50
     9.19  Environmental Laws............................................  51
     9.20  Health Care Laws..............................................  52
     9.21  No Violation of Law...........................................  53
     9.22  No Default....................................................  53
     9.23  ERISA Compliance..............................................  53
     9.24  Taxes.........................................................  53
     9.25  Use of Proceeds...............................................  54
     9.26  Private Offerings.............................................  54
     9.27  Broker's Fees.................................................  54
     9.28  Government Regulation.........................................  54

     9.29  No Material Adverse Change.....................................  54
     9.30  Disclosure.....................................................  54

10.  AFFIRMATIVE AND NEGATIVE COVENANTS...................................  55
     10.1  Taxes and Other Obligations....................................  55
     10.2  Existence and Good Standing....................................  55
     10.3  Compliance with Law and Agreements.............................  55
     10.4  Maintenance of Property and Insurance..........................  55
     10.5  Environmental Laws.............................................  55
     10.6  Health Care Laws...............................................  56
     10.7  ERISA..........................................................  56
     10.8  Mergers, Consolidations or Sales...............................  56
     10.9  Distributions..................................................  56
     10.10  Transactions Having a Material Adverse Effect.................  57
     10.11  Guaranties....................................................  57
     10.12  Debt..........................................................  57
     10.13  Prepayment....................................................  57
     10.14  Transactions with Affiliates..................................  57
     10.15  Business Conducted............................................  57
     10.16  Liens.........................................................  57
     10.17  Sale and Leaseback Transactions...............................  58
     10.18  New Subsidiaries..............................................  58
     10.19  Restricted Investments........................................  58
     10.20  Availability................................................... 58
     10.21  Fixed Charge Coverage.........................................  58
     10.22  Loan Documents................................................  58
     10.23  Further Assurances............................................  59

11.  CONDITIONS PRECEDENT.................................................  59
     11.1  Conditions Precedent to Making of Initial Loan and Issuance
           of Initial Letters of Credit...................................  59
     11.2  Conditions Precedent to Each Loan and Letter of
           Credit.........................................................  62

12.  DEFAULT..............................................................  63
     12.1  Events of Default..............................................  63

13.  REMEDIES.............................................................  65

14.  TERM AND TERMINATION.................................................  67

15.  MISCELLANEOUS........................................................  68
     15.1  Cumulative Remedies; No Prior Recourse to Collateral...........  68
     15.2  No Implied Waivers.............................................  68
     15.3  Severability...................................................  68
     15.4  Governing Law..................................................  68
     15.5  Consent to Jurisdiction and Venue; Service of Process..........  68
     15.6  Waiver of Jury Trial...........................................  69

     15.7  Survival of Representations and Warranties..................... 69
     15.8  Other Security and Guaranties.................................. 69
     15.9  Fees and Expenses.............................................. 69
     15.10  Notices....................................................... 70
     15.11  Indemnification............................................... 72
     15.12  Waiver of Notices............................................. 73
     15.13  Binding Effect; Assignment.................................... 73
     15.14  Modification.................................................. 73
     15.15  Counterparts.................................................. 73
     15.16  Captions...................................................... 74
     15.17  Right of Set-Off.............................................. 74
     15.18  Participating Lender's Security Interests..................... 74
     15.19  Additional Borrowers.......................................... 74
     15.20  Joint and Several Liability................................... 75
     15.21  Release and Indemnity......................................... 76
     15.22  Effect on the Existing Credit Agreement and the Existing
            Security Agreement............................................ 76

Schedules
---------

Schedule 7.3    Location of Chief Executive Office
Schedule 7.14   Certain Liens
Schedule 9.5    Subsidiaries and Affiliates
Schedule 9.9    Debt
Schedule 9.13   Real Property; Leases
Schedule 9.14   Proprietary Rights
Schedule 9.15   Trade Names
Schedule 9.16   Litigation

Exhibits
--------

Exhibit A   Form of Account Debtor Notice
Exhibit B   Additional Borrower Agreement
Exhibit C   Additional Borrower Consent Notice

          AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT, dated as of November 1, 1999 (this "Agreement"), by and among Bank of America, National Association,
               ---------
a national banking association, with offices at 231 South LaSalle Street, 16th Floor, Chicago, Illinois 60697 (the "Lender"), Pediatric Services of America,
                                     ------
Inc., a Delaware corporation, with offices at 310 Technology Parkway, Norcross, Georgia 30092, individually (the "Company") and as the Borrowers' Agent, and the
                                  -------
Company and each of the Company's Subsidiaries from time to time party hereto (the Company and such Subsidiaries party hereto being referred to herein individually as a "Borrower" and collectively as the "Borrowers").
                   --------                           ---------

                                 W I T N E S S E T H
                                 - - - - - - - - - -

          WHEREAS, certain of the parties hereto are parties to the Existing Credit Agreement and the Existing Security Agreement (as defined herein); and

          WHEREAS, the parties hereto desire to amend and restate the Existing Credit Agreement and the Existing Security Agreement.

          NOW, THEREFORE, in consideration of the mutual conditions and agreements set forth in this Agreement, and for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree to amend and restate the Existing Credit Agreement and the Existing Security Agreement as follows:

1.      DEFINITIONS.
        -----------

          1.1  Defined Terms.  As used herein:
               -------------

          "Account" means, with respect to any Borrower Party, such Borrower
           -------
Party's right to payment for a sale or lease and delivery of goods or rendition of services, including without limitation health care goods and services.

          "Account Debtor" means each Person obligated in any way on or in
           --------------
connection with an Account.

          "Account Debtor Notice" means a notice to an Account Debtor (other
           ---------------------
than a Government Account Debtor or a Self-Pay Account Debtor) substantially in the form of Exhibit A.
            ---------

          "Additional Borrower Agreement" is defined in Section 15.19.
           -----------------------------                -------------

          "Additional Borrower Consent Notice" is defined in Section 15.19.
           ----------------------------------                -------------

          "Adjusted Net Earnings from Operations" means, with respect to any
           -------------------------------------
fiscal period of the Company, the net income of the Company after provision for income taxes for such fiscal period, as determined on a consolidated basis in accordance with GAAP and reported on the Financial Statements for such period, excluding, without duplication, any and all of the following included in such net income: (a) gain or loss arising from the sale of capital assets; (b) gain arising from any write-up in the book value of any asset; (c) earnings of any corporation, substantially all the assets of which have been acquired by any Borrower Party in any manner, to the extent realized by such other corporation prior to the date of acquisition; (d) earnings of any Person that is not consolidated with the Company in accordance with GAAP, unless (and only to the extent) such earnings shall actually have been received by the Company or a consolidated Subsidiary in the form of distributions of cash or cash equivalents; (e) earnings of any Person to which assets of any Borrower Party shall have been sold, transferred or disposed of, or into which any Borrower Party shall have been merged, or which has been a party with any Borrower Party to any consolidation or other form of reorganization, prior to the date of such transaction; (f) gain arising from the acquisition of debt or equity securities of any Borrower Party or from cancellation or forgiveness of Debt; (g) amortization of goodwill and related intangibles; and (h) gain or loss arising from extraordinary items, as determined in accordance with GAAP, or from any other non-recurring transaction.

          "Affiliate" means:  (a) a Person which, directly or indirectly,
           ---------
controls, is controlled by or is under common control with, any Borrower Party;
(b) a Person (other than a Person which (i) is a stockholder of the Company and (ii) is not otherwise an Affiliate of the Company) which beneficially owns or holds, directly or indirectly, five percent (5%) or more of any class of voting stock of any Borrower Party; (c) a Person in which five percent (5%) of any class of the voting stock is beneficially owned or held, directly or indirectly, by any Borrower Party; or (d) a joint venture in which any Borrower Party is a participant, or in which any Borrower Party has made an investment, and such Borrower Party owns or controls more than fifty percent (50%) of the voting power of such joint venture. The term control (including the terms "controlled by" and "under common control with"), means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of the Person in question.

          "Anniversary Date" means each anniversary of the Closing Date.
           ----------------

          "Availability" means at any time the lesser of:
           ------------

               (a)  thirty million dollars ($30,000,000) (the "Maximum Revolving
                                                               -----------------
Credit Line"), or
-----------    --

               (b) the sum of (i) eighty-five percent (85%) of the Expected Net Receivables (excluding Unbilled Accounts), plus (ii) eighty-five percent (85%) of the Expected Net Receivables which are Unbilled Accounts; provided, however,
                                                             --------  -------
that at all times Availability shall be reduced by the sum of:

               (A) the unpaid balance of Loans at that time;

               (B) the aggregate amount of Letter of Credit Obligations;

               (C) the amount of cash received by the Borrower Parties from Account Debtors but not yet applied to Accounts;

               (D) without duplication, the Offset Reserve;

               (E) without duplication, any "credit balances" owed by any Borrower Party to any Account Debtor; and

               (F) any reserve which the Lender in its reasonable discretion, based upon the Lender's customary credit and collateral standards as modified from time to time, deems necessary or desirable to maintain, including in respect of: (i) any Lien for delinquent taxes applicable to any Borrower Party, (ii) accrued interest on the Loans,

               (iii) any amounts which the Lender is obligated from time to time to pay for the account of any Borrower Party, (iv) any Borrower Party's ability to bill and collect Accounts or (v) any Borrower Party's ability to prepare and provide timely and accurate reporting to the Lender; provided that, unless an Event of Default has occurred and is continuing, no reserve shall be maintained under clause (F)(iv) or clause (F)(v) unless the Lender shall have given the Borrowers' Agent at least ten (10) Business Days' prior notice with respect thereto.

          "Blocked Account" means a bank account subject to a Blocked Account
           ---------------
Agreement.

          "Blocked Account Agreement" means an agreement among one or more
           -------------------------
Borrower Parties, the Lender and a Blocked Account Bank, in form and substance reasonably satisfactory to the Lender, as the same may be amended, amended and restated or otherwise modified from time to time in accordance with its terms.

          "Blocked Account Bank" means a bank that is acceptable to the Lender.
           --------------------
For purposes of this definition, each of Albany First Bank, Bank One, NA, Crestar Bank, Imperial Bank and First Union National Bank is a bank that is acceptable to the Lender.

          "Borrower" is defined in the preamble.
           --------

          "Borrower Party" means any of (a) the Company (both individually and
           --------------
in its capacity as the Borrowers' Agent), (b) the Company as a Borrower, and (c) any other Borrower, and "Borrower Parties" means, collectively, all of such Persons.

          "Borrowers' Agent" is defined in Section 2.4(a).
           ----------------                --------------

          "Borrowing" means a borrowing hereunder consisting of Loans by the
           ---------
Lender to one or more Borrowers.

          "Borrowing Base Certificate" means a certificate, in form and
           --------------------------
substance reasonably satisfactory to the Lender, signed by the president, controller, chief financial officer or a vice-president of the Borrowers' Agent.

          "Business Day" means (a) any day that is not a Saturday, Sunday, or a
           ------------
day on which banks in Norcross, Georgia or Chicago, Illinois, are required or permitted to be closed, and (b) with respect to all notices, determinations, fundings and payments in connection with the LIBOR Rate or LIBOR Rate Loans, any day that is a Business Day pursuant to clause (a) above and that is also a day on which trading is carried on by and between banks in the London interbank market.

          "Capital Adequacy Regulation" means any guideline, request or
           ---------------------------
directive of any central bank or other Public Authority, or any other law, rule or regulation, whether or not having the force of law, in each case, regarding capital adequacy of any bank or of any corporation controlling any bank.

          "Capital Expenditures" means, for any period, all payments due during
           --------------------
such period (whether or not paid) in respect of the cost of any fixed asset or improvement, or replacement, substitution, or addition thereto, which has a useful life of more than one year, including, without limitation, those arising in connection with the direct or indirect acquisition of such assets by way of increased product or service charges or offset items or in connection with Capital Leases.

          "Capital Lease" means, with respect to any Borrower Party, any lease
           -------------
of Property by such Borrower Party that, in accordance with GAAP, should be reflected as a capital lease on the balance sheet of such Borrower Party.

          "CHAMPUS" means the Civilian Health and Medical Program of the
           -------
Uniformed Services.

          "CHAMPVA" means the Civilian Health and Medical Program of Veterans
           -------
Affairs.

          "Closing Date" means the date of this Agreement.
           ------------

          "Closing Fee" is defined in Section 3.4.
           -----------                -----------

          "Code" means the Internal Revenue Code of 1986, as amended.
           ----

          "Collateral" is defined in Section 7.1.
           ----------                -----------

          "Collections" means all cash, funds, checks, notes, instruments,
           -----------
warrants and any other form of remittance tendered by an Account Debtor in payment (in whole or part) of an Account.

          "Company" is defined in the preamble.
           -------

          "Contaminant" means any waste, pollutant, hazardous substance, toxic
           -----------
substance, hazardous waste, special waste, petroleum or petroleum-derived substance or waste, asbestos in any form or condition, polychlorinated biphenyls ("PCBs"), or other substance or material, the handling, release, or possession of which is regulated to protect health, safety or the environment, or any constituent of any such substance, material or waste.

          "Contractual Rights" means, collectively, all of the rights and
           ------------------
remedies of any Borrower Party under, and all moneys and claims for money due or to become due to any Borrower Party under, any contracts or agreements with an Account Debtor and any and all amendments, supplements, extensions, and renewals thereof including, without limitation, all rights and claims of any Borrower Party now or hereafter existing: (a) under any insurance, indemnities, warranties, and guarantees provided for or arising out of or in connection with the foregoing contracts or agreements; (b) for any damages arising out of or for breach or default under or in connection with the foregoing contracts or agreements; (c) to all other amounts from time to time paid or payable under or in connection with the foregoing contracts or agreements; or (d) to exercise or enforce any and all covenants, remedies, powers and privileges thereunder.

          "Date of Service" means, with respect to an Account, a date on which
           ---------------
services or goods giving rise to such Account or any portion thereof were rendered or provided.

          "Debt" means, with respect to any Borrower Party at any time:  (a) all
           ----
indebtedness, obligations or other liabilities of such Person (i) for borrowed money or evidenced by debt securities, debentures, acceptances, notes or other similar instruments, and any accrued interest, fees and charges relating thereto; (ii) under profit payment agreements or similar agreements; (iii) with respect to letters of credit issued for such Person's account; (iv) to pay the deferred purchase price of Property or services, except unsecured accounts payable and accrued expenses arising in the ordinary course of business which in each case are less than ninety (90) days past due; or (v) Capital Lease obligations; (b) all indebtedness, obligations or other liabilities of such Person or others secured by a Lien on any Property of such Person, whether or not such indebtedness, obligations or liabilities are assumed by such Person, all as of such time; (c) all indebtedness, obligations or other liabilities of such Person in respect of any foreign exchange contract or interest hedge agreement, net of liabilities owed to such Person thereunder by the counterparties thereon; (d) all capital stock of such Person subject (upon the occurrence of any contingency or otherwise) to mandatory redemption; (e) all obligations and liabilities under Guaranties; and (f) all other Obligations.

          "Distribution" means, in respect of any corporation:  (a) the payment
           ------------
or making of any dividend or other distribution of Property in respect of capital stock (including in respect of any options or warrants for such stock) of such corporation, other than distributions in capital stock of the same class; or (b) the redemption or other acquisition by such corporation of any capital stock (or options or warrants for such stock) of such corporation.

          "DOL" means the United States Department of Labor or any successor
           ---
department or agency.

          "Dollars" and "$" means dollars constituting lawful currency of the
           -------       -
United States.

          "EBITDA" means, with respect to any fiscal period, the Adjusted Net
           ------
Earnings from Operations for such fiscal period plus all Interest Expense, federal and state income taxes, depreciation, and amortization deducted from revenue in determining such Adjusted Net Earnings from Operations.

          "Eligible Accounts" means those Accounts which are not ineligible as
           -----------------
the basis for Loans, based on the following criteria and on such other criteria of eligibility ("Other Criteria") as the Lender may from time to time establish
                 --------------
in its reasonable commercial discretion; provided, however, that unless an Event of Default has occurred and is continuing, no Other Criteria shall take effect unless the Lender shall have given the Borrowers' Agent at least fifteen (15) Business Days' prior written notice with respect thereto. Without intending to limit the Lender's discretion to establish Other Criteria, Eligible Accounts shall not include any Account:
      ---

               (a) with respect to which more than one hundred eighty (180) days have elapsed since the Invoice Date; or

               (b) with respect to which any of the representations, warranties, covenants, and agreements contained in this Agreement are not or have ceased to be complete and correct or have been breached, without regard to any qualifications relating to materiality or knowledge set forth in such representations, warranties, covenants and agreements; or

               (c) with respect to which, in whole or in part, a check, promissory note, draft, trade acceptance or other instrument for the payment of money has been received, presented for payment and returned uncollected for any reason (other than items returned uncollected for insufficient funds not in excess of two hundred fifty thousand dollars ($250,000) during any Fiscal Year of the Company); or

               (d) as to which any one or more of the following events has occurred with respect to the Account Debtor on such Account: the filing by or against the Account Debtor of a request or petition for liquidation, reorganization, arrangement, adjustment of debts, adjudication as a bankrupt, winding-up, or other relief under the bankruptcy, insolvency, or similar laws of the United States, any state or territory thereof, or any foreign jurisdiction, now or hereafter in effect; the making of any general assignment by the Account Debtor for the benefit of creditors; the appointment of a receiver or trustee for the Account Debtor or for any of the assets of the Account Debtor, including, without limitation, the appointment of or taking possession by a "custodian," as defined in the Federal Bankruptcy Code; the institution by or against the Account Debtor of any other type of insolvency proceeding (under bankruptcy laws or insurance laws or otherwise) or of any formal or informal proceeding for the dissolution or liquidation of, settlement of claims against, or winding up of affairs of, the Account Debtor; the sale, assignment, or transfer of all or any material part of the assets of the Account Debtor; the nonpayment generally by the Account Debtor of its debts as they become due; or the cessation of the business of the Account Debtor as a going concern; or

               (e) owed by an Account Debtor which does not maintain its chief executive office in the United States or is not organized under the laws of the United States or any state or commonwealth thereof; or

               (f) owed by an Account Debtor which is an Affiliate of any Borrower; or

               (g) as to which either (x) the perfection, enforceability, or validity of the Security Interest in such Account, or (y) the Lender's right or ability to obtain direct payment to the Lender of the Proceeds of such Account (other than, in the case of this clause (y), an Account payable by a Government Account Debtor), is governed by any federal, state, or local statutory requirements other than those of the UCC; or

               (h) which is evidenced by a promissory note, warrant or other instrument or by chattel paper; or

               (i) if fifty percent (50%) or more of the aggregate dollar amount of outstanding Accounts owed at such time by the Account Debtor (other than a Government Account Debtor or an Account Debtor which is an insurance company) to any Borrower is classified as ineligible under any criteria set forth elsewhere in this definition of Eligible Accounts; or

               (j) if the Account Debtor is located in any state requiring the filing of a notice of business activities report or similar report in order to permit the Borrower to seek judicial enforcement in such state of payment of such Account, unless the Borrower has qualified to do business in such state; or

               (k) which arises out of a sale made, or service performed, outside of the ordinary course of the business of the Borrower which originated such Account; or

               (l) with respect to which the goods giving rise to such Account have not been delivered to and accepted by the applicable patient or the services giving rise to such Account have not been performed by a Borrower, and, if applicable, accepted by the applicable patient, or the applicable patient revokes its acceptance of such goods (other than services which are billed prior to performance in the ordinary course of business of the Borrowers, in an amount not to exceed one million dollars ($1,000,000) for all Eligible Accounts during any Fiscal Year of the Company); or

               (m) which is not subject to a first priority and perfected security interest in favor of the Lender; or

               (n) which arises under a healthcare capitation contract or similar arrangement under which a Borrower receives payments (i) in advance of providing the applicable goods and services or (ii) without regard to whether a Borrower provides any goods or services; provided that if a capitation contract or
                                --------
similar arrangement includes provisions for a Borrower to be paid on a "fee for service" basis, then the related Accounts, to the extent they represent the right to payment on such "fee for service" basis, shall not be excluded as Eligible Accounts solely because of this clause (n); or

               (o) to the extent such Account is a Self-Pay Account; or

               (p) as to which more than sixty (60) days have elapsed since any Date of Service and such Account was an Unbilled Account on such sixtieth (60th) day; or

               (q) owed by an Account Debtor (other than a Government Account Debtor or a Self-Pay Account Debtor) if such Account Debtor has not received an Account Debtor Notice, provided that this clause (q) shall not apply until the thirtieth (30th) day after the earlier of (i) the date that the first Loan is made and (ii) the date that the first Letter of Credit is issued; or

               (r) which represents a right of payment under a servicing contract other than equipment maintenance agreements between Borrowers and Account Debtors; or

               (s) unless such Account is denominated in Dollars; or

               (t) (i) if the goods or services giving rise to such Account were not authorized by a physician's prescription, or (ii) to the extent that the Account Debtor (other than a Self-Pay Account Debtor) informs any Borrower Party (whether by EOB or otherwise) that it will not pay some or all of such Account because such goods or services were not medically necessary; or

               (u) to the extent that the fees charged for the services or goods constituting the basis for such Account exceed limitations imposed by applicable law, regulation or contract; or

               (v) which is not owned free and clear of all Liens (other than Permitted Liens) by the Borrower which originated such Account; or

               (w) which represents a royalty or other right to receive a franchise payment from any franchisee of any Borrower Party; or

               (x) which represents amounts due to a Borrower in respect of a "settlement" with respect to Medicare or Medicaid relating to the filing of a "cost report"; or

               (y) which represents a right to payment for a sale or lease and delivery of computer software or hardware or rendition of services pertaining to computer software or hardware.

     If any Account at any time ceases to be an Eligible Account by reason of any of the foregoing exclusions or any failure to meet any Other Criteria, then such Account shall promptly be excluded from the calculation of Eligible Accounts.

          "Environmental Laws" means all present and future federal, state and
           ------------------
local laws, rules, regulations, ordinances, programs, permits, guidance, orders and consent decrees relating to health, safety, hazardous substances, and environmental matters applicable to any Borrower Party's business and facilities (whether or not owned by it). Such laws and regulations include but are not limited to the Resource Conservation and Recovery Act, 42 U.S.C. (S) 6901 et seq., as amended; the Comprehensive Environmental Response Compensation and Liability Act, 42 U.S.C. (S) 9601 et seq., as amended; the Toxic Substances Control Act, 15 U.S.C. (S) 2601 et seq., as amended; the Clean Water Act, 33 U.S.C. (S) 466 et seq., as amended; the Clean Air Act, 42 U.S.C. (S) 7401 et seq., as amended; state and federal lien and environmental cleanup programs; and U.S. Department of Transportation regulations.

          "Environmental Lien" means a Lien in favor of any Public Authority for
           ------------------
(a) any liability under any Environmental Laws, or (b) damages arising from, or costs incurred by such Public Authority in response to, a Release or threatened Release of a Contaminant into the environment.

          "EOB" means the explanation of benefits, remittance advice or other
           ---
record that is provided by an Account Debtor explaining how it determined the amount it shall or shall not pay with respect to an Account of which it is the Account Debtor.

          "Equipment" means any and all machinery, equipment, furniture,
           ---------
furnishings, fixtures, and other tangible personal property (except Inventory), including, without limitation, data processing hardware and software, motor vehicles, aircraft, dies, tools, jigs, and office equipment, whether owned or leased, and all rights and interests with respect thereto under such leases (including, without limitation, options to purchase); together with all present and future additions and accessions thereto, replacements therefor, component and auxiliary parts and supplies used or to be used in connection therewith, and all substitutes for any of the foregoing, and all manuals, drawings, instructions, warranties and rights with respect thereto; wherever any of the foregoing is located.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as
           -----
amended.

          "ERISA Affiliate" means any trade or business (whether or not
           ---------------
incorporated) which is a member of a controlled group or under common control with any Borrower Party within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

          "ERISA Event" means, with respect to any Borrower Party, any ERISA
           -----------
Affiliate or any Pension Plan, the occurrence of any of the following: (a) a Reportable Event; (b) a withdrawal by a substantial employer (as defined in Section 4001(a)(12) of ERISA) subject to Section 4063 of ERISA; (c) a cessation of operations which is treated as a withdrawal under Section 4062(e) of ERISA;
(d) a complete or partial withdrawal under Section 4203 or 4205 of ERISA from a Multiemployer Plan; (e) a notification that a Multiemployer Plan is in reorganization under Section 4242 of ERISA; (f) the filing of a notice of intent to terminate a Pension Plan under 4041 of ERISA; (g) the treatment of an amendment of a Pension Plan as a termination under 4041 of ERISA; (h) the termination of a Multiemployer Plan under Section 4041A of ERISA; (i) the commencement of proceedings by the PBGC to terminate a Pension Plan under 4042 of ERISA; (j) an event or condition which could reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, a Pension Plan; or (k) the imposition of any liability under Title IV of ERISA, other than PBGC premiums due but not delinquent under Section 4007 of ERISA.

          "Event" means any event or condition which, with notice, the passage
           -----
of time, the happening of any other condition or event, or any combination thereof, would constitute an Event of Default.

          "Event of Default" is defined in Section 12.1.
           ----------------                ------------

          "Existing Credit Agreement" means that certain Credit Agreement dated
           -------------------------
as of a date in August, 1997 among Pediatric Services of America, Inc., a Georgia corporation, the other parties thereto, and NationsBank, N.A., which has been succeeded by Bank of America, National Association, as administrative agent, as the same has been amended or otherwise modified.

          "Existing Security Agreement" means that certain Security Agreement
           ---------------------------
dated as of August 13, 1998 among the Company, Pediatric Services of America, Inc., a Georgia corporation, the other parties thereto, and NationsBank, N.A., which has been succeeded by Bank of America, National Association, as the same has been amended or otherwise modified.

          "Expected Net Receivables" means the amount of the Net Amount of
           ------------------------
Eligible Accounts reasonably expected by the Lender to be collected within one hundred eighty (180) days from Invoice Date.

          "Federal Bankruptcy Code" or "Bankruptcy Code" means the bankruptcy
           -----------------------      ---------------
code of the United States of America codified in Title 11 of the United States Code.

          "Financial Statements" means, according to the context in which it is
           --------------------
used, the financial statements contained in the Company's Form 10-Q for the quarterly period ended June 30, 1999, any financial statements required to be given to the Lender pursuant to Sections 8.2(a), (b) or (c), or any combination
                                ---------------  ---    ---
thereof.

          "Fiscal Year" means each Borrower's fiscal year for financial
           -----------
accounting purposes. The current Fiscal Year of each Borrower shall end on September 30, 2000.

          "Funding Date" means the date on which a Borrowing occurs.
           ------------

          "GAAP" means at any particular time generally accepted accounting
           ----
principles as in effect at such time in the United States.

          "Government Account Debtor" means the United States of America, any
           -------------------------
state, any political subdivision of a state and any agency or instrumentality of the United States of America or any state, political subdivision or fiscal intermediary thereof (including any insurance company or other Person acting solely in its capacity as a Medicare or Medicaid intermediary) that is obligated to make any payments under (i) Medicare or Medicaid or (ii) with respect to Accounts representing amounts owing under any other program established by federal or state law that provides for payments for health care goods or services to be made to providers thereof (including CHAMPUS and CHAMPVA).

          "Government Offset" means any amount determined by a Government
           -----------------
Account Debtor, or any agent or governmental agency acting on behalf of a Government Account Debtor or governmental agency, to constitute an overpayment made to any Borrower Party with respect to an Account and that is to be paid to such Government Account Debtor by any Borrower Party or is to be offset against amounts then due to any Borrower Party from such Government Account Debtor, including any amounts determined by HCFA or any agent acting on behalf thereof.

          "Guaranty" by any Person means all obligations of such Person which in
           --------
any manner directly or indirectly guarantee or assure, or in effect guarantee or assure, the payment or performance of any indebtedness, dividend or other obligation of any other Person (the "guaranteed obligations"), or assure or in effect assure the holder of the guaranteed obligations against loss in respect thereof, including, without limitation, any such obligations incurred through an agreement, contingent or otherwise: (a) to purchase the guaranteed obligations or any Property constituting security therefor; (b) to advance or supply funds for the purchase or payment of the guaranteed obligations or to maintain a working capital or other balance sheet condition; or (c) to lease Property or to purchase any debt or equity securities or other Property or services.

          "HCFA" means the Health Care Financing Administration or any successor
           ----
thereto.

          "Health Care Laws" means any and all federal, state and local laws and
           ----------------
regulations governing the licensure, certification, good standing, accreditation and approval of the provision of health care goods and services provided by any Borrower Party or any of its Subsidiaries, including but not limited to laws and regulations relating to licensure of operation, certificates of need, certificates of operations, insurance, fraud and abuse, kickbacks, false claims, physician self-referral arrangements, Medicaid, Medicare, CHAMPUS, CHAMPVA, the federal Food, Drug & Cosmetic Act (FDCA) and the Food and Drug Administration.

          "Indenture" means the Indenture dated as of April 16, 1998 among the
           ---------
Company, the Guaranteeing Subsidiaries parties thereto and SunTrust Bank, Atlanta, as trustee, as in effect on the Closing Date and without giving effect to any amendments, amendments and restatements or other modifications thereto after the Closing Date.

          "Intercompany Accounts" means all assets and liabilities, however
           ---------------------
arising, which are due to any Borrower Party from, which are due from any Borrower Party to, or which otherwise arise from any transaction by any Borrower Party with, any Affiliate of such Borrower Party.

          "Interest Expense" means, with respect to any period, the consolidated
           ----------------
gross interest expense of the Company and its Subsidiaries for such period determined on a consolidated basis in accordance with GAAP.

          "Interest Period" means, as to any LIBOR Rate Loan, the period
           ---------------
commencing on the Funding Date of such Loan or on the Conversion/Continuation Date on which the Loan is converted into or continued as a LIBOR Rate Loan, and ending on the date one, two, three or six months thereafter as selected by the Borrowers' Agent in its Notice of Borrowing or Notice of
Conversion/Continuation; provided, however, that:
                         --------  -------

               (i) if any Interest Period would otherwise end on a day that is not a Business Day, that Interest Period shall be extended to the following Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the preceding Business Day;

               (ii) any Interest Period pertaining to a LIBOR Rate Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

               (iii) no Interest Period shall extend beyond the Stated Termination Date.

          "Inventory" means any and all inventory, goods and merchandise,
           ---------
wherever located, to be furnished under any contract of service or held for sale or lease, all raw materials, work-in-process, finished goods, returned goods, and materials and supplies of any kind, nature or description, and all documents of title or other documents representing them.

          "Invoice Date" means, with respect to an Account, the date on which
           ------------
any Borrower Party first submitted a claim to an Account Debtor (other than a Self-Pay Account Debtor) with regard to such Account. For avoidance of doubt, if any Borrower Party submits a claim in respect of an Account to an Account Debtor and such claim is not paid in full (the "Initial Claim"), and the
                                                -------------
Borrower Party then submits a claim in respect of such Account to another Account Debtor, the Initial Claim shall be treated as the "claim" for purposes of the first sentence of this definition of Invoice Date.

          "IRS" means the Internal Revenue Service or any successor agency.
           ---

          "Latest Plan" means:  (a) on the Closing Date and thereafter until the
           -----------
Lender receives new projections pursuant to Section 8.2(f), the Company's
                                            --------------
projections dated June 10, 1999, a true, complete and correct copy of which was provided by the Company to the Lender prior to the Closing Date; and (b) thereafter, the business plan most recently received by the Lender pursuant to
Section 8.2(f).
--------------

          "Lender" is defined in the preamble.
           ------

          "Letter of Credit" means a standby letter of credit issued by the
           ----------------
Lender pursuant to Section 2.3 hereof.

          "Letter of Credit Obligations" means, at any date of determination
           ----------------------------
thereof, the sum, without duplication, of (i) the amount available for drawing under all Letters of Credit then outstanding (without regard to whether any conditions to drawing thereunder can then be met) plus (ii) the aggregate unpaid amount of all Letter of Credit Reimbursement Obligations in respect of previous drawings made under any Letters of Credit.

          "Letter of Credit Limit" means five million dollars ($5,000,000).
           ----------------------

          "Letter of Credit Reimbursement Obligations" means, at any date, the
           ------------------------------------------
obligations of the Borrowers then outstanding to reimburse the Lender for payments made by the Lender under the Letters of Credit.

          "Letter of Credit Request" has the meaning specified in Section 2.3.
           ------------------------                               -----------

          "LIBOR Interest Payment Date" means, with respect to a LIBOR Rate
           ---------------------------
Loan, the last day of each Interest Period applicable to such Loan.

          "LIBOR Interest Rate Determination Date" means each date of
           --------------------------------------
calculating the LIBOR Rate for purposes of determining the interest rate with respect to an Interest Period. The LIBOR Interest Rate Determination Date for any LIBOR Rate Loan shall be the second Business Day prior to the first day of the related Interest Period for such LIBOR Rate Loan.

          "LIBOR Margin" is defined in Section 3.1(a)(ii).
           ------------                ------------------

          "LIBOR Rate" means, for any Interest Period, with respect to LIBOR
           ----------
Rate Loans comprising
part of the same Borrowing, the rate of interest per annum (rounded upward to the next 1/1000th of 1.0%) determined as follows:

     LIBOR Rate =                  LIBOR
                  ------------------------------------------
                     1.00 - Eurodollar Reserve Percentage

     Where,

          "Eurodollar Reserve Percentage" means for any day for any Interest
           -----------------------------
     Period the maximum reserve percentage (expressed as a decimal, rounded upward to the next 1/100th of 1.0%) in effect on such day (whether or not applicable to the Lender) under regulations issued from time to time by the Board of Governors of the Federal Reserve for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as "Eurocurrency liabilities"); and

          "LIBOR" means the rate of interest per annum (rounded upward to the
           -----
     next 1/16 of 1%) at which United States Dollar deposits in the approximate amount of the Loan to be made or continued as, or converted into, a LIBOR Rate Loan and having a maturity comparable to such Interest Period would be offered by the Lender's applicable lending office to major banks in the London interbank market at their request at approximately 11:00 a.m. (London time) two Business Days prior to the commencement of such Interest Period.

          "LIBOR Rate Loans" means a Loan during any period in which it bears
           ----------------
interest based on the LIBOR Rate.

          "Lien" means any mortgage or deed of trust, pledge, hypothecation,
           ----
assignment, deposit arrangement, lien, charge, claim, security interest, easement or encumbrance, or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any lease or title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give or file, any financing statement perfecting a security interest under the UCC or comparable law of any jurisdiction), regardless of whether any of the foregoing is consensual or arises by operation of law or otherwise is non-consensual.

          "Loan Administration and Collateral Management Fee" is defined in
           -------------------------------------------------
Section 3.5.
-----------

          "Loans" means, collectively, all loans and advances provided for in
           -----
Section 2.
---------

          "Loan Documents" means this Agreement, each Letter of Credit, each
           --------------
Blocked Account Agreement, each Additional Borrower Agreement, the Account Debtor Notices, the Borrowing Base Certificates, the Trademark Security Agreements, all Uniform Commercial Code financing statements, and all other agreements, letters of credit, notices, instruments, and documents heretofore, now or hereafter evidencing, securing, guaranteeing or otherwise relating to the Obligations, the Collateral, the Security Interest, or any other aspect of the transactions contemplated by this Agreement.

          "Lockbox" means a lockbox or post office box which is subject to a
           -------
Blocked Account Agreement.

          "Material Adverse Effect" means a material adverse effect on any of
           -----------------------
the following: (a) the Collateral; (b) the complete and timely repayment of the Obligations; (c) the Lender's rights or remedies under any Loan Document (other than, in the case of this clause (c), solely as a result of the Lender's failure to qualify to do business in a particular jurisdiction); (d) the Property, business, performance, operations, prospects, or condition (financial or otherwise) of all Borrower Parties, taken as a whole; or (e) without limiting the foregoing, the ability of all Borrower Parties, taken as a whole, to perform their obligations under the Loan Documents in a manner which is reasonably satisfactory to the Lender.

          "Maximum Rate" has the meaning specified in Section 3.3.
           ------------                               -----------

          "Maximum Revolving Credit Line" has the meaning specified in clause
           -----------------------------
(a) of the definition of Availability.

          "Medicaid" means the medical assistance program established by Title
           --------
XIX of the Social Security Act.

          "Medicaid Account" means an Account representing a claim payable under
           ----------------
Medicaid.

          "Medicare" means the health insurance program established by Title
           --------
XVIII of the Social Security Act.

          "Moody's" means Moody's Investors Service, Inc.
           -------

          "Multiemployer Plan" means a multiemployer plan as defined in Section
           ------------------
4001(a)(3) of ERISA to which any Borrower Party or any ERISA Affiliate makes, is making, made, or was at any time during the current year or the immediately preceding six (6) years obligated to make contributions.

          "Net Amount of Eligible Accounts" means, with respect to any Eligible
           -------------------------------
Accounts, the gross amount of such Eligible Accounts less sales, excise or similar taxes, and less discounts, claims, credits and allowances of any nature at any time issued, owing, granted, outstanding, available or claimed in respect of such Eligible Accounts (including without limitation discounts, claims and allowances based on any fee schedule, discount formula, cost-based reimbursement or other adjustment or limitation required by the related Account Debtors) and disregarding interest, if any, payable by the related Account Debtors.

          "Notice of Borrowing" has the meaning specified in Section 2.2(b).
           -------------------                               --------------

          "Notice of Conversion/Continuation" has the meaning specified in
           ---------------------------------
Section 3.2(b).
--------------

          "Obligations" means all Loans, Letter of Credit Obligations, and all
           -----------
other present and future loans, advances, liabilities, obligations (monetary or otherwise), covenants, duties, and Debt owing by any Borrower Party to the Lender, whether or not arising under this Agreement, whether or not evidenced by any note or other instrument or document, whether arising from an extension of credit, opening of a letter of credit, acceptance, loan, guaranty, indemnification or otherwise, whether direct or indirect (including, without limitation, those acquired by assignment from others, and any participation by the Lender in any Borrower Party's debts owing to others), absolute or contingent, due or to become due, primary or secondary, as principal or guarantor, and including, without limitation, all interest, charges, expenses, fees, attorneys' fees, filing fees and any other sums chargeable to or payable by any Borrower Party hereunder, under another Loan Document, or under any other agreement or instrument with the Lender. "Obligations" includes, without
                                                -----------
limitation, all debts, liabilities and obligations now or hereafter owing from any Borrower Party to the Lender arising from or related to any payment made by the Lender to a Blocked Account Bank pursuant to a Blocked Account Agreement.

          "Offset Reserve" means, with respect to all Accounts and Account
           --------------
Debtors (other than Self-Pay Account Debtors), the result (but not less than zero) of (a) the sum of the amounts which such Account Debtors have requested or directed any Borrower Party to pay, or as to which any such Account Debtors have notified any Borrower Party that such Account Debtors shall withhold, setoff or recoup from any Borrower Party, in respect of actual or alleged overpayments by any such Account Debtor in respect of any Account, plus (b) the sum of the amounts due by the Borrower Parties to any Government Account Debtor relating to any "cost report" settlements, plus (c) the aggregate amount which any Borrower Party is indebted to such Account Debtors arising from the fact that an Account Debtor, in addition to being an Account Debtor, has an additional relationship with any Borrower Party (e.g., any Borrower Party is a tenant or customer of a Person that is an Account Debtor), minus (d) the amount paid by any Borrower Party to Account Debtors described in clause (a) as a refund of the overpayments contemplated by clause (a).

          "Other Criteria" has the meaning set forth in the definition of
           --------------
Eligible Accounts.

          "Other Taxes" means any present or future stamp or documentary taxes
           -----------
or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any other Loan Documents.

          "Participating Lender" means any Person that shall have been granted
           --------------------
the right by the Lender to participate in the Loans and that shall have entered into a participation agreement in form and substance satisfactory to the Lender.

          "Payment Account" means a bank account maintained in the name of the
           ---------------
Lender on terms acceptable to the Lender and with the Lender or another bank acceptable to the Lender.

          "PBGC" means the Pension Benefit Guaranty Corporation or any Person
           ----
succeeding to the functions thereof.

          "Pension Plan" means a pension plan (as defined in Section 3(2) of
           ------------
ERISA) subject to Title IV of ERISA which any Borrower Party or an ERISA Affiliate sponsors, maintains, or to which it makes, is making, or is obligated to make contributions or, in the case of a Multiemployer Plan, has made contributions at any time during the current year or the immediately preceding six (6) plan years.

          "Permitted Liens" means:
           ---------------

          (a) Liens for taxes not yet delinquent or Liens for taxes in an amount not to exceed three hundred fifty thousand dollars ($350,000) being contested in good faith by appropriate proceedings diligently pursued, provided that a reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made therefor on the applicable Financial Statements and that a stay of enforcement of any such Lien is in effect;

          (b) Liens in favor of the Lender;

          (c) Liens arising by operation of law in favor of warehousemen, landlords, carriers, mechanics, materialmen, laborers, employees or suppliers, incurred in the ordinary course of business of any Borrower Party and not in connection with the borrowing of money, for sums not yet delinquent or which are being contested in good faith and by proper proceedings diligently pursued, provided that a reserve or other appropriate provision, if any, required by GAAP shall have been made therefor on the applicable Financial Statements and a stay of enforcement of any such Lien is in effect;

          (d) Liens in favor of any Person if such Liens are subordinated to the Security Interest in a manner reasonably acceptable to the Lender pursuant to an agreement, in form and substance reasonably satisfactory to the Lender, among the Lender, such Person and, if the Lender so requires, one or more Borrower Parties;

          (e) Liens arising from cash deposits in connection with workers' compensation or other unemployment insurance incurred in the ordinary course of business of any Borrower Party;

          (f) Liens created by deposits of cash to secure performance of bids, tenders, leases (to the extent permitted under this Agreement), or trade contracts, incurred in the ordinary course of business of any Borrower Party and not in connection with the borrowing of money;

          (g) Liens of or resulting from any judgment or award, the time for the appeal or petition for rehearing of which has not yet expired, or in respect of which any Borrower Party is in good faith prosecuting an appeal or proceeding for a review, and in respect of which a stay of execution pending such appeal or proceeding for review has been secured; and

          (h) purchase money security interests in equipment and liens of lessors under Capital Leases, the security interest or lien only encumbers the asset purchased or leased, and so long as the security interest or lien only secures the purchase price of the asset.

          "Person" means any individual, sole proprietorship, partnership, joint
           ------
venture, trust, unincorporated organization, limited liability company, association, corporation, Public Authority, or any other entity.

          "Plan" means an employee benefit plan (as defined in Section 3(3) of
           ----
ERISA) which any Borrower Party or an ERISA Affiliate sponsors or maintains or to which any Borrower Party or an ERISA Affiliate makes, is making, or is obligated to make contributions and includes any Pension Plan.

          "Premises" means the land identified by addresses on Schedule 9.13
           --------                                            -------------
together with all buildings, improvements, and fixtures thereon and all tenements, hereditaments, and appurtenances belonging or in any way appertaining thereto, and which constitutes all of the real property in which any Borrower Party has any interests on the Closing Date.

          "Proceeds" means all products and proceeds of any Collateral, and all
           --------
proceeds of such proceeds and products, including, without limitation: all Collections, cash and credit balances, all payments under any indemnity, warranty, or guaranty payable with respect to any Collateral, all awards for taking by eminent domain, all proceeds of fire or other insurance, and all money and other Property obtained as a result of any claims against third parties or any legal action or proceeding with respect to Collateral.

          "Property" means any interest in any kind of property or asset,
           --------
whether real, personal or mixed, or tangible or intangible.

          "Proprietary Rights" means any and all licenses, franchises, permits,
           ------------------
patents, patent rights, copyrights, works which are the subject matter of copyrights, trademarks, trade names, trade styles, patent and trademark applications and licenses and rights thereunder, including without limitation those patents, trademarks and copyrights referred to on Schedule 9.14, and all
                                                        -------------
other rights under any of the foregoing, all extensions, renewals, reissues, divisions, continuations, and continuations-in-part of any of the foregoing, and all rights to sue for past, present, and future infringement of any of the foregoing; inventions, trade secrets, formulae, processes, compounds, drawings, designs, blueprints, surveys, reports, manuals, and operating standards; goodwill; customer and other lists in whatever form maintained; and trade secret rights, copyright rights, rights in works of authorship, and contract rights relating to computer software programs, in whatever form created or maintained.

          "Public Authority" means the government of any country or sovereign
           ----------------
state, or of any state, province, municipality, or other political subdivision thereof, or any department, agency, public corporation or other instrumentality of any of the foregoing and, without limiting the foregoing, any official, attorney, employee, agent or "ombudsman", whether elected, appointed or otherwise employed or retained, by any of the foregoing.

          "Receivables" means any and all Accounts (whether or not earned by
           -----------
performance), including without limitation Accounts owed to any Borrower Party by any of its Subsidiaries or Affiliates, together with all interest, late charges, penalties, collection fees, and other sums which shall be due and payable in connection with any Account; proceeds of any letters of credit naming any Borrower Party as beneficiary; contract rights relating to Accounts; chattel paper relating to Accounts; instruments relating to Accounts; documents relating to Accounts; investment property; royalty fees and other payments from franchisees; general intangibles relating to Accounts; tort claims relating to Accounts; contract claims relating to Accounts; choses in action relating to Accounts; causes of action relating to Accounts; tax refunds; tax refund claims; Reversions and other amounts payable to any Borrower Party from or with respect to any Plan; interests in or claims under any policy of insurance; and all forms of obligations owing to any Borrower Party (including, without limitation, in respect of loans, advances, and extensions of credit by any Borrower Party to its Subsidiaries and Affiliates); and guarantees and other security for any of the foregoing.

          "Records" means books, documents, EOBs, instruments, files and other
           -------
records (including without limitation computer programs, tapes and disks) that evidence an Account or are otherwise necessary or desirable to collect an Account.

          "Reference Rate" means the rate of interest publicly announced from
           --------------
time to time by the Lender as its reference rate. It is a rate set by the Lender based upon various factors including the Lender's costs and desired return, general economic conditions, and other factors, and is used as a reference point for pricing some loans. However, the Lender may price loans at, above, or below such announced rate. Any changes in the Reference Rate shall take effect on the day specified in the public announcement of such change.

          "Reference Rate Margin" is defined in Section 3.1(a)(i).
           ---------------------                -----------------

          "Reference Rate Loan" means a Loan during any period in which it bears
           -------------------
interest based on the Reference Rate.

          "Release" means a release, spill, emission, leaking, pumping,
           -------
injection, deposit, disposal, discharge, dispersal, leaching or migration of a Contaminant into the indoor or outdoor environment or into or out of any real estate or other property, including the movement of Contaminants through or in the air, soil, surface water, groundwater or real estate or other property.

          "Reportable Event" means any of the events set forth in Section
           ----------------
4043(b) of ERISA or the regulations thereunder, other than any such event for which the 30-day notice requirement under ERISA has been waived in regulations issued by the PBGC.

          "Requirement of Law" means any law (statutory or common), treaty, rule
           ------------------
or regulation or determination of an arbitrator or of a Public Authority.

          "Restricted Investment" means any acquisition of Property by any
           ---------------------
Borrower Party or any of its Subsidiaries in exchange for cash or other Property, whether in the form of an acquisition of stock, debt security, or other indebtedness or obligation, or the purchase or acquisition of any other Property, or a loan, advance, capital contribution, or subscription, except acquisitions of the following: (a) fixed assets or certificates of need to be used in the business of any Borrower Party or any of its Subsidiaries, in each case in the ordinary course of business; (b) goods held for sale or lease or to be used in the rendition of services by any Borrower Party and its Subsidiaries, in each case in the ordinary course of business; (c) direct obligations of the United States of America, or any agency thereof, or obligations guaranteed by the United States of America, provided that such obligations mature within one year from the date of acquisition thereof; (d) certificates of deposit maturing within one year from the date of acquisition, bankers acceptances, Eurodollar bank deposits, or overnight bank deposits, in each case issued by, created by, or with a bank or trust company organized under the laws of the United States or any state thereof having capital and surplus aggregating at least $100,000,000; and (e) commercial paper given the highest rating by S&P or Moody's and maturing not more than 270 days from the date of creation thereof.

          "Reversions" means any funds which may become due to any Borrower
           ----------
Party in connection with the termination of any Plan or other employee benefit plan.

          "S&P" means Standard & Poor's Ratings Services, a division of The
           ---
McGraw-Hill Companies, Inc.

          "Security Interest" means collectively the Liens granted to the Lender
           -----------------
in the Collateral pursuant to this Agreement, the other Loan Documents, or any other agreement or instrument.

          "Self-Pay Account" means (i) the "co-pay" or "deductible" portion of
           ----------------
an Account payable by a Self-Pay Account Debtor, or (ii) the entire Account when the entire amount is payable by a Self-Pay Account Debtor.

          "Self-Pay Account Debtor" means an individual "natural" person.
           -----------------------

          "Solvent" means when used with respect to any Person that at the time
           -------
of determination:

               (i) the assets of such Person, at a fair valuation, are in excess of the total amount of its debts (including, without limitation, contingent liabilities); and

               (ii) the realizable value of its assets is greater than its probable liability on its existing debts as such debts become absolute and matured; and

               (iii) it is then able and expects to be able to pay its debts (including, without limitation, contingent debts and other commitments) as they mature; and

               (iv) it has capital sufficient to carry on its business as conducted and as proposed to be conducted.

For purposes of determining whether a Person is Solvent, the amount of any contingent liability shall be computed as the amount that, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

          "Specified Bad Debt Expense Amount" means, for any period of four
           ---------------------------------
consecutive fiscal quarters, the excess, if any, of (i) the amount of "bad debt expense" of the Company and its Subsidiaries on a consolidated basis for such period over (ii) four percent (4%) of the "net revenues" of the Company and its Subsidiaries on a consolidated basis for such period; provided that for any period of four consecutive fiscal quarters ending with the last fiscal quarter of any Fiscal Year (commencing with the Fiscal Year beginning October 1, 1999), the Specified Bad Debt Expense Amount shall be zero if the "actual writeoffs" of the Company and its Subsidiaries on a consolidated basis for such period do not exceed four percent (4%) of the "net revenues" of the Company and its Subsidiaries on a consolidated basis for such period.

          "Stated Termination Date" has the meaning specified in Section 14.
           -----------------------                               ----------

          "Subordinated Notes" means the Company's $100,000,000 10% Senior
           ------------------
Subordinated Notes due 2008 issued under the Indenture, of which $75,000,000 is outstanding on the Closing Date.

          "Subsidiary" of a Person means any corporation, association,
           ----------
partnership, limited liability company, joint venture or other business entity of which more than fifty percent (50%) of the voting stock or other equity interests (in the case of Persons other than corporations), is owned or controlled directly or indirectly by the Person, or one or more of the Subsidiaries of the Person, or a combination thereof. Unless the context otherwise clearly requires, references herein to a "Subsidiary" refer to a Subsidiary of a Borrower Party.

          "Taxes" means any and all present or future taxes, assessments,
           -----
levies, imposts, impositions, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of the Lender, such taxes (including income taxes or franchise taxes) as are imposed on or measured by the Lender's net income by the jurisdiction (or any political subdivision thereof) under the laws of which the Lender is organized or maintains a lending office.

          "Termination Fee" means (x) three hundred thousand dollars ($300,000)
           ---------------
if this Agreement is terminated on or prior to the first Anniversary Date, and
(y) one hundred fifty thousand dollars ($150,000) if this Agreement is terminated after the first Anniversary Date but on or prior to the second Anniversary Date.

          "Total Facility" has the meaning specified in Section 2.1.
           --------------                               -----------

          "Trademark Security Agreement" has the meaning specified in Section
           ----------------------------                               -------
11.1.
----

          "Trigger Period" means that (i) an Event of Default has occurred and
           --------------
is continuing, or (ii) the sum of the unpaid balance of the Loans plus the Letter of Credit Obligations exceeds ninety percent (90%) of Availability (without subtracting from Availability the unpaid balance of the Loans and the Letter of Credit Obligations at that time).

          "UCC" means the Uniform Commercial Code (or any successor statute) of
           ---
the State of New York or of any other state the laws of which are required by
Section 9-103 thereof to be applied in connection with the issue of perfection of security interests.

          "Unbilled Account" means an Account as to which a Borrower Party has
           ----------------
not submitted to the related Account Debtor (other than a Self-Pay Account Debtor) all necessary claim forms, other documentation and information required in order for such Account Debtor to make payment of such Account.

          "Unused Line Fee" has the meaning specified in Section 3.1(c).
           ---------------                               --------------

          1.2  Accounting Terms.  Any accounting term used in this Agreement
               ----------------
shall have, unless otherwise specifically provided herein, the meaning customarily given in accordance with GAAP, and all financial computations hereunder shall be computed, unless otherwise specifically provided herein, in accordance with GAAP as consistently applied and using the same method for inventory valuation as used in the preparation of the Financial Statements.

          1.3  Interpretive Provisions.  (a) All other undefined terms contained
               -----------------------
in this Agreement shall, unless the context indicates otherwise, have the meanings provided for by the UCC to the extent the same are used or defined therein.

          (b) Wherever appropriate in the context, terms used herein in the singular also include the plural, and vice versa, and each masculine, feminine,
                                      ---- -----
or neuter pronoun shall also include the other genders.

          (c) The words "hereof," "herein," "hereunder" and similar words refer to this Agreement as a whole and not to any particular provision of this Agreement; and Subsection, Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

          (d) The term "documents" includes any and all instruments, documents, agreements, certificates, indentures, notices and other writings.

          (e) The term "including" is not limiting and means "including without limitation" (even though in some places in this Agreement the words "without limitation" are set forth after the word "including").

          (f) In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including," the words "to" and "until" each mean "to but excluding" and the word "through" means "to and including."

          (g) Any statement, condition or requirement in this Agreement that a fact, circumstance, event, representation and warranty or occurrence exist or be true as of the date a Loan is made shall also be deemed to be a statement, condition or requirement that such fact, circumstance, event, representation or warranty or occurrence also exist or be true as of the date any Letter of Credit is issued (regardless of whether a Loan is being made at the time that a Letter of Credit is being issued); provided that this sentence shall not require a representation and warranty that relates only to a specific date in the past to be updated unless this Agreement requires such update.

          (h) Unless specified herein, references herein to times of day are to Chicago time.

          (i) Unless otherwise expressly provided herein, (i) references to agreements (including this Agreement) and other contractual instruments shall be deemed to include all subsequent amendments, amendments and restatements and other modifications thereto, but only to the extent such amendments, amendments and restatements and other modifications are not prohibited by the terms of any Loan Document, and (ii) references to any statute or regulation are to be construed as including all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting the statute or regulation.

          (j) This Agreement and other Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters. All such limitations, tests and measurements are cumulative and shall each be performed in accordance with its terms.

          (k) This Agreement and the other Loan Documents are the result of negotiations among, and have been reviewed by counsel to, each of the parties hereto and thereto and are the products of all parties. Accordingly, neither this Agreement nor any other Loan Document shall be construed against the Lender because of the Lender's involvement in the preparation of this Agreement and the other Loan Documents.

2.   LOANS AND LETTERS OF CREDIT.
     ---------------------------

          1  Total Facility.  Subject to all of the terms and conditions of this
             --------------
Agreement, the Lender shall make available a total credit facility of up to thirty million dollars ($30,000,000) (the "Total Facility") for the Borrowers'
                                           --------------
use from time to time during the term of this Agreement. The Total Facility shall be comprised of a revolving line of credit up to the limits of the Availability, consisting of Loans and Letters of Credit as described in Sections
                                                                        --------
2.2 and 2.3.
---     ---

          2  Loans.
             -----

                  (a) The Lender shall, upon request of the Borrowers' Agent from time to time, make revolving loans (the "Loans") to the Borrowers up to the
                                              -----
limits of the Availability calculated on a consolidated basis with respect to all Borrower Parties. The Lender, in its discretion, may elect to make Loans in excess of the Availability on one or more occasions, but if it does so, the Lender shall not be deemed thereby to have changed the limits of the Availability or to be obligated to exceed the limits of the Availability on any other occasion. If the unpaid balance of the Loans exceeds the Availability (with Availability determined for this purpose without subtracting the unpaid balance of the Loans) then the Lender may refuse to make Loans or may otherwise restrict Loans on such terms as the Lender determines until such excess has been eliminated. The Lender shall charge all Loans and other Obligations to a loan account of the Company maintained with the Lender (and all references in this Agreement to the "loan account" of the Company shall be references to such account). All Loans shall be requested by and advanced to the Borrowers' Agent. All reasonable fees, commissions, costs, expenses, and other charges under or pursuant to the Loan Documents, and all reasonable payments made and out-of-pocket expenses incurred by the Lender pursuant to the Loan Documents, shall be charged as Loans to the loan account of the Company as of the date due or the date paid or incurred by the Lender, as the case may be.

                  (b)  Procedure for Borrowing.
                       -----------------------

                         (i) Each Borrowing shall be made upon the irrevocable
written notice ("Notice of Borrowing") from the Borrowers' Agent to the Lender,
                 -------------------
which notice must be received by the Lender not later than (1) 12:00 noon, Chicago time, three Business Days prior to the requested Funding Date in the case of LIBOR Rate Loans, and (2) 12:00 noon, Chicago time, on the requested Funding Date in the case of Reference Rate Loans, specifying:

                             (A) the amount of the Borrowing which, in the case
of LIBOR Rate Loans, shall be in an amount not less than one million five hundred thousand dollars ($1,500,000) and in an integral multiple of two hundred fifty thousand dollars ($250,000) in excess thereof;

                             (B) the requested Funding Date, which shall be a
Business Day;

                             (C) whether the Loans requested are to be Reference
Rate Loans or LIBOR Rate Loans; and

                             (D) the duration of the Interest Period if the
requested Loans are to be LIBOR Rate Loans. If the Notice of Borrowing fails to specify the duration of the Interest Period for any Borrowing comprised of LIBOR Rate Loans, such Interest Period shall be one month; provided, however, that with respect to the Borrowings to be made on the Closing Date, such Borrowings shall consist of Reference Rate Loans only.

                         (ii) After giving effect to any Borrowing, there shall
not be more than five different Interest Periods in effect.

          3  Letters of Credit.
             -----------------

          (a)  Issuance of Letters of Credit.
               -----------------------------

                         (i) Subject to the terms and conditions hereof and such
additional terms and conditions as the Lender may require, the Lender agrees to issue upon the written request of the Borrowers' Agent therefor from time to time up to but not including thirty (30) days prior to the Stated Termination Date, Letters of Credit for the account of a Borrower; provided that the aggregate amount of the Letter of Credit Obligations shall not at any time exceed the Letter of Credit Limit.

                         (ii) Each Letter of Credit shall (x) have an expiration
date not later than the Stated Termination Date unless otherwise agreed to by the Lender in its sole discretion, and (y) be otherwise in form and substance satisfactory to the Lender in all respects.

                         (iii) The Borrowers' Agent shall deliver to the Lender
prior to noon (Chicago time) at least three (3) Business Days before the requested date of issuance of a Letter of Credit, a written request for the issuance of such Letter of Credit (a "Letter of Credit Request"), together with
                                      ------------------------
any documents required to be delivered to the Lender pursuant to Section 11.2
                                                                 ------------
prior to the issuance of such Letter of Credit. Such request shall set forth:
(v) the beneficiary of the Letter of Credit, (w) the stated amount thereof, (x) the requested issue date, (y) the requested expiration date and (z) the drawing conditions applicable thereto. On the requested date of issuance of such Letter of Credit the Borrowers' Agent shall deliver to the Lender such documents as shall be required by Section 11.2.
                                                                   ------------
This clause (iii) shall be subject to, and shall not limit, clauses (i) and
     ------------                                           -----------
(ii) of this Section 2.3(a).
----         --------------

          (b) Reimbursement Obligations of the Borrowers.  Each of the Borrowers
              ------------------------------------------
agrees, as a separate obligation, independent from any other obligation it may have hereunder, to reimburse the Lender for any drawing under any Letter of Credit for the full amount of such drawing on the date of such drawing, in like currency, without presentment, demand, protest or other formalities of any kind. All amounts paid by the Lender under any Letter of Credit not reimbursed by a Borrower as provided herein shall bear interest, payable on demand, for each day until the Borrowers reimburse the Lender therefor, at a rate per annum equal to the weighted average LIBOR Rate determined for the applicable Interest Periods in which such day occurs plus the LIBOR Margin (provide that if no LIBOR Rate Loans are outstanding on any such day, the LIBOR Rate for purposes of this sentence shall be calculated based on a hypothetical three month Interest Period for a hypothetical LIBOR Rate Loan in the approximate aggregate amount of such unreimbursed amounts).

          (c) Reimbursement and Other Payment by the Borrowers.  The obligations
              ------------------------------------------------
of the Borrowers to reimburse the Lender in respect of any Letter of Credit shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement, under all circumstance whatsoever, including without limitation the following circumstances:

                    (i) any lack of validity or enforceability of any Letter of Credit or any related document;

                    (ii) any amendment or waiver of or any consent to departure from any Letter of Credit or any related document;

                    (iii) the existence of any claim, set-off, defense or other right which any Borrower may have at any time against the beneficiary of any Letter of Credit (or any Person for whom such beneficiary may be acting), the Lender or any other Person, whether in connection with this Agreement, any other Loan Document or any unrelated transaction;

                    (iv) any statement or any other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect whatsoever;

                    (v) payment by the Lender under any Letter of Credit against presentation of a draft or document which does not comply with the terms of such Letter of Credit; or

                    (vi) to the extent permitted under applicable law, any other circumstance or happening whatsoever, whether or not similar to any of the foregoing.

          (d) Cash Collateralization of Letter of Credit Liabilities.  Upon any
              ------------------------------------------------------
optional payment in full of the Loans and termination of this Agreement and upon the occurrence and during the continuance of any Event of Default, the Borrowers on demand of the Lender shall deposit into an account established pursuant to arrangements satisfactory to the Lender in its sole discretion, immediately available funds in an amount equal to all Letter of Credit Obligations then outstanding.

          4  The Borrowers' Agent.
             --------------------

          (a) Each Borrower hereby irrevocably appoints, designates and authorizes the Company as the agent and attorney-in-fact of such Borrower (the Company, in such capacity for all of the Borrowers, being referred to as the "Borrowers' Agent") to give and receive notices, statements, requests and
-----------------
instructions on such Borrower's behalf under this Agreement and any other Loan Document and otherwise communicate on such Borrower's behalf with the Lender, and, without limiting the foregoing, to take such action on such Borrower's behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are delegated to the Borrowers' Agent by the terms of this Agreement or any other Loan Document, together with such powers as are incidental thereto. Such appointment is coupled with an interest. The Company hereby accepts such appointment, designation and authorization.

          (b) Without limiting the foregoing, the Lender may give notices, statements, requests and instructions to any Borrower through the Borrowers' Agent and may accept and act upon any notices, statements, requests and instructions given by the Borrowers' Agent, and each such notice, statement, request and instruction shall be binding upon the Borrowers. Notwithstanding such appointment, designation, and authorization, the Lender may also deal directly with, and give and receive notices, statements, requests and instructions to and from, any Borrower, provided that the Lender shall promptly give notice of any such communications with any Borrower to the Borrowers' Agent. Any communications transmitted by the Lender to a Borrower shall be sent to such Borrower in care of the Company at the address of the Company determined in accordance with Section 15.10. If conflicting instructions are received from
                   -------------
any Borrower Party and from the Borrowers' Agent, the notice, statement, request or instruction of the Borrowers' Agent shall prevail.

          (c) The Borrowers' Agent shall promptly forward to the Lender or the Borrowers, as appropriate, all notices, documents, certificates, financial statements and reports received by it in the performance of its duties hereunder.

          (d) The Borrowers' Agent shall perform its duties hereunder and under the other Loan Documents on behalf of the Borrowers. All actions of the Borrowers' Agent shall in each case bind all the Borrowers, whether or not any such action has been authorized by such Borrowers.

     3.   INTEREST AND OTHER CHARGES.
          --------------------------

          1  Interest.
             --------

                   (a) All Obligations shall bear interest on the unpaid principal amount thereof from the date made until paid in full in cash at a rate determined by reference to the Reference Rate or the LIBOR Rate and Sections
                                                                    --------
3.1(a)(i) or (ii), as applicable, but not to exceed the Maximum Rate. Subject to
---------    ----
the provisions of Section 3.2, any of the Loans may be converted into, or
                  -----------
continued as, Reference Rate Loans or LIBOR Rate Loans in the manner provided in
Section 3.2. If at any time Loans are outstanding with respect to which notice
-----------
has not been delivered to Lender in accordance with the terms of this Agreement specifying the basis for determining the interest rate applicable thereto, then those Loans shall be Reference Rate Loans and shall bear interest at a rate determined by reference to the Reference Rate until notice to the contrary has been given to the Lender and such notice has become effective. Except as otherwise provided herein, the Obligations shall bear interest as follows:

               (i) For all Obligations, other than LIBOR Rate Loans, then at a fluctuating per annum rate equal to one-quarter of one percent (0.25%) (the "Reference Rate
                                                             --------------
Margin") plus the Reference Rate; and
------

               (ii) If the Loans are LIBOR Rate Loans, then at a per annum rate equal to two and three-quarters percent (2.75%) (the "LIBOR Margin") plus the
                                                      ------------
LIBOR Rate determined for the applicable Interest Period.

     Each change in the Reference Rate shall be reflected in the interest rate described in clause (i) above as of the effective date of such change. All interest charges in respect of the Obligations shall be computed on the basis of a year of three hundred sixty (360) days and actual days elapsed. All interest on the Obligations shall be payable to the Lender on the first day of each month hereafter; provided that interest on all LIBOR Rate Loans shall be payable to the Lender on the last day of the applicable Interest Period, but not less frequently than every three months.

          (b) If any Event of Default occurs, then, from the date such Event of Default occurs until it is cured or waived, or if not cured or waived until all Obligations are paid and performed in full, the Borrowers shall pay interest on the unpaid principal balances of the Loans (and all amounts paid under any Letter of Credit but not reimbursed by the Borrowers) at a per annum rate two percent (2%) greater than the rate of interest otherwise specified herein.

          (c) For every month during the term of this Agreement, the Borrowers shall pay the Lender a fee (the "Unused Line Fee") in an amount equal to one-
                                 ---------------
quarter of one percent (0.25%) per annum, multiplied by the average daily amount
                                          -------------
by which the Maximum Revolving Credit Line exceeds the sum of (i) the average daily outstanding amount of Loans during such month and (ii) the average daily undrawn face amount of all outstanding Letters of Credit during such month, with the outstanding amount of Loans calculated for this purpose by applying payments immediately upon receipt. Such a fee, if any, shall be calculated on the basis of a year of three hundred sixty (360) days and actual days elapsed, and shall be payable to the Lender on the first day of each month and on the termination of this Agreement, in each case with respect to the prior month or portion thereof.

          2  Conversion and Continuation Elections.
             -------------------------------------

               (a) The Borrowers' Agent may, upon irrevocable written notice to the Lender in accordance with subsection 3.2(b):
                              -----------------

                   (i) elect, as of any Business Day, in the case of Reference Rate Loans to convert any such Loans (or any part thereof in an amount not less than one million five hundred thousand dollars ($1,500,000), or that is in an integral multiple of two hundred fifty thousand dollars ($250,000) in excess thereof) into LIBOR Rate Loans; or

                   (ii) elect, as of the last day of the applicable Interest Period, to continue any LIBOR Rate Loans having Interest Periods expiring on such day (or any part thereof in an amount not less than one million five hundred thousand dollars ($1,500,000), or that is in an integral multiple of two hundred fifty thousand dollars ($250,000) in excess thereof);

provided, that if at any time the aggregate amount of LIBOR Rate Loans in
--------
respect of any Borrowing is reduced, by payment, prepayment, or conversion of part thereof to be less than one million five hundred thousand dollars

($1,500,000), such LIBOR Rate Loans shall automatically convert into Reference Rate Loans, and on and after such date the right of the Borrowers' Agent to continue such Loans as, and convert such Loans into, LIBOR Rate Loans, as the case may be, shall terminate.

               (b) The Borrowers' Agent shall deliver a written notice of conversion or continuation ("Notice of Conversion/Continuation") to be received
                             ---------------------------------
by the Lender not later than 12:00 noon, Chicago time, at least three Business Days in advance of the date of conversion or continuation, if the Loans are to be converted into or continued as LIBOR Rate Loans and specifying:

                    (A)  the proposed Conversion/Continuation Date;

                    (B) the aggregate amount of Loans to be converted or continued;

                    (C) the type of Loans resulting from the proposed conversion or continuation; and

                    (D)  the duration of the requested Interest Period.

               (c) If upon the expiration of any Interest Period applicable to LIBOR Rate Loans, the Borrowers' Agent has failed to select timely a new Interest Period to be applicable to LIBOR Rate Loans or if any Event or Event of Default then exists, the Borrowers' Agent shall be deemed to have elected to convert such LIBOR Rate Loans into Reference Rate Loans effective as of the expiration date of such Interest Period.

               (d) Following the occurrence and during the continuance of an Event of Default, the Lender shall have the right to decline to permit a Loan to be converted into or continued as a LIBOR Rate Loan. Following the occurrence and during the continuance of an Event of Default, the Borrowers' Agent shall not elect to have a Loan converted into or continued as a LIBOR Rate Loan.

               (e) After giving effect to any conversion or continuation of Loans, there may not be more than five different Interest Periods in effect.

          3  Maximum Interest Rate.
             ---------------------

               (a) Notwithstanding the provisions of this Agreement regarding the rates of interest applicable to the Loans and other Obligations, if at any time the amount of such interest would exceed the amount of such interest computed upon the basis of the maximum rate of interest permitted by applicable law in effect from time to time, after taking into account, to the extent required by applicable law, any and all fees, payments, charges and calculations provided for in this Agreement or in any other Loan Document (the "Maximum
                                                                   -------
Rate"), the interest payable under this Agreement shall be computed upon the
----
basis of the Maximum Rate, but any subsequent reduction in the Reference Rate or in the LIBOR Rate shall not reduce such interest thereafter payable hereunder below the amount computed on the basis of the Maximum Rate until the aggregate amount of such interest accrued and payable under this Agreement equals the total amount of interest which would have accrued if such interest had not been limited by the Maximum Rate.

               (b) No agreements, conditions, provisions or stipulations contained in this

Agreement or any other Loan Document or default of any Borrower Party, or the exercise by the Lender of any right (including in respect of the acceleration of payment of principal or interest) under or in connection with this Agreement or any other Loan Document, or the arising of any contingency whatsoever, shall entitle the Lender to collect, in any event, interest exceeding the Maximum Rate and in no event shall any Borrower Party be obligated to pay interest exceeding the Maximum Rate, and all agreements, conditions or stipulations, if any, which may in any event or contingency whatsoever operate to bind, obligate or compel any Borrower Party to pay a rate of interest exceeding the Maximum Rate, shall be without binding force or effect, at law or in equity, to the extent only of the excess of interest over such Maximum Rate. In the event any interest is charged in excess of the Maximum Rate ("Excess
                                                                     ------
Interest"), each Borrower Party acknowledges and stipulates that any such charge
---------
shall be the result of an accidental and bona fide error, and such Excess
                                         ---- ----
Interest shall be, first, applied to reduce the principal then unpaid hereunder; second, applied to reduce the other Obligations then payable; and third, returned to the applicable Borrower Party, it being the intention of the parties hereto not to enter at any time into a usurious or otherwise illegal relationship. Each Borrower Party recognizes that, considering, among other things, fluctuations in the Reference Rate, the LIBOR Rate or the Maximum Rate, such an unintentional result could inadvertently occur. The Borrower Parties covenant that (i) the credit or return of any Excess Interest shall constitute the acceptance by the Borrower Parties of such Excess Interest, and (ii) the Borrower Parties shall not seek or pursue any other remedy, legal or equitable, against the Lender, based in whole or in part upon the charging or receiving of any interest in excess of the maximum authorized by applicable law. For the purpose of determining whether or not any Excess Interest has been contracted for, charged or received by the Lender, all interest at any time contracted for, charged or received by the Lender in connection with this Agreement shall be amortized, prorated, allocated and spread in equal parts during the entire term of this Agreement.

               (c) The provisions of this Section 3.3 shall be deemed to be
                                     -----------
incorporated into every document or communication relating to the Obligations which sets forth or prescribes any account, right or claim or alleged account, right or claim of the Lender with respect to any Borrower Party (or any other obligor in respect of Obligations), whether or not any provision of this Section
                                                                         -------
3.3 is referred to therein.  All such documents and communications and all
---
figures set forth therein shall, for the sole purpose of computing the extent of the liabilities and obligations of any Borrower Party (or other obligor) asserted by the Lender thereunder, be automatically recomputed by such Borrower Party or other obligor, and by any court considering the same, to give effect to the adjustments or credits required by this Section 3.3.
                                            -----------

               (d) If applicable law is amended in the future to allow a greater rate of interest (after taking into account, to the extent required by law, any and all other fees, payments, charges and calculations provided for in this Agreement or in any other Loan Document) to be charged under this Agreement or any other Loan Document than is presently allowed by applicable law, then the limitation of interest under this Section 3.3 shall be increased to the maximum
                                  -----------
rate of interest allowed by applicable law as amended, which increase shall be effective hereunder on the effective date of such amendment, and all interest charges owing to the Lender by reason thereof, if any, shall be payable upon demand.

          4  Closing Fee. The Borrowers shall pay the Lender on the Closing Date
             -----------
a closing fee in the amount of two hundred twenty-five thousand dollars ($225,000) (the "Closing Fee"), less fifty thousand dollars ($50,000) previously
                 -----------
paid as a commitment fee by the Company in respect thereof pursuant to the letter agreement dated September 9, 1999 between the Company and the Lender.

          3.5  Loan Administration and Collateral Management Fee.  The Borrowers
               -------------------------------------------------
shall pay the Lender an annual loan administration and collateral monitoring fee (the "Loan Administration and Collateral Management Fee") on the Closing Date
      -------------------------------------------------
and on each Anniversary Date, in the amount of twenty-five thousand dollars ($25,000).

          3.6 Letter of Credit Fee.  The Borrowers shall pay the Lender a fee
              --------------------
(the "Letter of Credit Fee") equal to two and three-quarters percent (2.75%) per
      --------------------
annum of the aggregate amount of each outstanding Letter of Credit that is undrawn but available for drawing from time to time (whether or not any conditions to drawing can then be met), computed for each day from and including the date of issuance of such Letter of Credit to but excluding the date that is two (2) Business Days after the last day a drawing is available under such Letter of Credit. The Letter of Credit Fee shall be payable monthly in arrears on the first day of each month following any month in which a Letter of Credit was issued and/or in which a Letter of Credit remains outstanding and on the termination of this Agreement, in each case with respect to the prior month or portion thereof. The Letter of Credit Fee shall be computed on the basis of a 360-day year for the actual number of days elapsed. If any Event of Default occurs, then, from the date such Event of Default occurs until it is cured or waived, or if not cured or waived until all Obligations are paid and performed in full, the Letter of Credit Fee shall be automatically increased to four and three-quarters percent (4.75%) per annum.

     4.   PAYMENTS AND PREPAYMENTS.
          ------------------------

          1  Loans and Letters of Credit.  The Borrowers shall repay the
             ---------------------------
outstanding principal balance of the Loans and the aggregate unpaid amount of all Letter of Credit Reimbursement Obligations in respect of previous drawings made under any Letter of Credit, plus all accrued but unpaid interest with respect thereto, upon the termination of this Agreement for any reason. In addition, and without limiting the generality of the foregoing, the Borrowers shall pay to the Lender, on demand (unless the Lender agrees otherwise), the amount by which (a) the sum of the unpaid principal balance of the Loans at any time plus the Letter of Credit Obligations at such time exceeds (b) the Availability at such time (determined for this purpose as if the sum of the unpaid principal balance of the Loans plus the Letter of Credit Obligations were zero), regardless of whether the Lender elected to make Loans or issue Letters of Credit in excess of the Availability.

          2  Place and Form of Payments; Extension of Time.  All payments of
             ---------------------------------------------
principal, interest, and other sums due to the Lender shall be made at the Lender's address determined in accordance with Section 15.10. Except for
                                               -------------
Proceeds received directly by the Lender, all such payments shall be made in immediately available funds. If any payment of principal, interest, or other sum to be made hereunder becomes due and payable on a day other than a Business Day, the due date of such payment shall be extended to the next succeeding Business Day and interest thereon shall be payable at the applicable interest rate during such extension.

          3  Application and Reversal of Payments.  Proceeds of Collateral and
             ------------------------------------
other payments that the Lender receives shall be applied in the following order:
(i) first, to fees, costs and expenses then due and payable by the Borrower Parties, (ii) second, to sums owed in respect of indemnification and other Obligations not covered by clauses (i), (iii), (iv) or (v) of this sentence, (iii) third, to accrued but unpaid interest then due and owing on the Obligations, (iv) fourth, to the principal balance of the Loans then outstanding, (v) fifth, to the aggregate unpaid amount of all Letter of Credit Reimbursement Obligations, and (vi) the remainder, if any, to the Borrower's Agent for the account of the Borrowers. The Lender shall have the continuing and exclusive right to apply and reverse and reapply any and all such Proceeds and payments to any portion of the Obligations.

          4  INDEMNITY FOR RETURNED PAYMENTS.  IF AFTER RECEIPT OF ANY PAYMENT
             -------------------------------
WHICH IS APPLIED TO THE PAYMENT OF ALL OR ANY PART OF THE OBLIGATIONS, THE LENDER IS FOR ANY REASON COMPELLED TO SURRENDER SUCH PAYMENT TO ANY PERSON BECAUSE SUCH PAYMENT IS INVALIDATED, DECLARED FRAUDULENT, SET ASIDE, DETERMINED TO BE VOID OR VOIDABLE AS A PREFERENCE, IMPERMISSIBLE SETOFF, OR A DIVERSION OF TRUST FUNDS, OR FOR ANY OTHER REASON, THEN: THE OBLIGATIONS OR PART THEREOF INTENDED TO BE SATISFIED SHALL BE REVIVED AND CONTINUE AND THIS AGREEMENT SHALL CONTINUE IN FULL FORCE AS IF SUCH PAYMENT HAD NOT BEEN RECEIVED BY THE LENDER AND EACH BORROWER PARTY SHALL BE LIABLE TO PAY TO THE LENDER AND HEREBY DOES INDEMNIFY THE LENDER AND HOLD THE LENDER HARMLESS FOR THE AMOUNT OF SUCH PAYMENT SURRENDERED. The provisions of this Section 4.4 shall be and remain effective
                                     -----------
notwithstanding any contrary action which may have been taken by the Lender in reliance upon such payment, and any such contrary action so taken shall be without prejudice to the Lender's rights under this Agreement and shall be deemed to have been conditioned upon such payment having become final and irrevocable. The provisions of this Section 4.4 shall survive the termination
                                     -----------
of this Agreement.

     5.  LENDER'S BOOKS AND RECORDS; MONTHLY STATEMENTS'.  Each Borrower Party
         -----------------------------------------------
agrees that the Lender's books and records showing the Obligations and the transactions pursuant to this Agreement and the other Loan Documents shall be admissible in any action or proceeding arising therefrom, and absent manifest error shall constitute prime facie evidence thereof, irrespective of whether any Obligation is also evidenced by a promissory note or other instrument. The Lender shall provide to the Borrowers' Agent a monthly statement of Loans, payments, and other transactions pursuant to this Agreement. Such statement absent manifest error shall be deemed correct, accurate, and binding on the Borrower Parties and as an account stated (except for reversals and reapplications of payments made as provided in Section 4.3 and corrections of
                                               -----------
errors discovered by the Lender), unless the Borrowers' Agent notifies the Lender in writing to the contrary within one hundred twenty (120) days after such statement is given to the Borrowers' Agent. In the event a timely written notice of objections is given by the Borrowers' Agent, only the items to which exception is expressly made shall be considered to be disputed by the Borrower Parties.

     6.  TAXES, YIELD PROTECTION AND ILLEGALITY
         --------------------------------------

           1  Taxes.
              -----

                   (a) Any and all payments by any Borrower Party to the Lender under this Agreement and any other Loan Document shall be made free and clear of, and without deduction or withholding for any Taxes. In addition, the Borrower Parties shall pay all Other Taxes.

                   (b) Each Borrower Party agrees to indemnify and hold harmless the Lender for the full amount of Taxes or Other Taxes (including any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section) paid by the Lender and any liability (including penalties, interest, additions to tax and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. Payment under this indemnification shall be made within thirty (30) days after the date the Lender makes written demand therefor.

                   (c) If any Borrower Party shall be required by law to deduct or withhold any Taxes or Other Taxes from or in respect of any sum payable hereunder to the Lender, then:

                         (i) the sum payable shall be increased as necessary so
that after making all required deductions and withholdings (including deductions and withholdings applicable to additional sums payable under this Section) the Lender receives an amount equal to the sum it would have received had no such deductions or withholdings been made;

                         (ii) such Borrower Party shall make such deductions and
withholdings;

                         (iii) such Borrower Party shall pay the full amount
deducted or withheld to the relevant taxing authority or other authority in accordance with applicable law; and

                         (iv) such Borrower Party shall also pay to the Lender
at the time interest is paid, all additional amounts which the Lender specifies as necessary to preserve the after tax yield the Lender would have received if such Taxes or Other Taxes had not been imposed.

                   (d) Within thirty (30) days after the date of any payment by any Borrower Party of Taxes or Other Taxes, such Borrower Party shall furnish the Lender the original or a certified copy of a receipt evidencing payment thereof, or other evidence of payment reasonably satisfactory to the Lender, which such satisfactory evidence shall include, without limitation, cancelled checks.

          2  Illegality.
             ----------

                   (a) If the Lender determines that the introduction of any Requirement of Law, or any change in any Requirement of Law, or in the interpretation or administration of any Requirement of Law, has made it unlawful, or that any central bank or other Public Authority has asserted that it is unlawful, for the Lender or its applicable lending office to make LIBOR Rate Loans, then, on notice thereof by the Lender to the Borrowers' Agent, (i) any obligation of the Lender to make LIBOR Rate Loans shall be suspended, and
(ii) interest on unreimbursed amounts under the Letters of Credit shall bear interest at a per annum rate equal to the Reference Rate plus the Reference Rate Margin rather than at the per annum rate determined in accordance with Section
                                                                       -------
2.3(b), in each case until the Lender notifies the Borrowers' Agent that the
------
circumstances giving rise to such determination no longer exist. The Lender shall notify the Borrowers' Agent promptly upon becoming aware that the circumstances giving rise to such determination no longer exist.

                   (b) If the Lender determines that it is unlawful to maintain any LIBOR Rate Loan, then, upon demand by the Lender, each Borrower shall prepay in full all of the LIBOR Rate Loans relating to such Borrower and then outstanding, together with interest accrued thereon and amounts required under
Section 6.4, either on the last day of the Interest Period thereof, if the
-----------
Lender may lawfully continue to maintain such LIBOR Rate Loans to such day, or immediately, if the Lender may not lawfully continue to maintain such LIBOR Rate Loan. If any Borrower is required to so prepay any LIBOR Rate Loan, then concurrently with such prepayment, such Borrower shall borrow from the Lender, in the amount of such repayment, a Reference Rate Loan.

          3  Increased Costs and Reduction of Return.
             ---------------------------------------

                   (a) If the Lender reasonably determines that, due to either
(i) the introduction of or any change in the interpretation of any law or regulation or (ii) the compliance by the Lender with any guideline or request from any central bank or other Public Authority (whether or not having the force of law), there shall be any increase in the cost to the Lender of agreeing to make or making, funding or maintaining any LIBOR Rate Loans or any Letter of Credit, then the Borrowers shall be liable for, and, upon demand to the Borrowers' Agent by the Lender from time to time, shall pay to the Lender additional amounts as are sufficient to compensate the Lender for such increased costs; provided that the Borrowers shall not be liable under this clause (a) for any such increase arising more than one hundred twenty (120) days prior to the date of such demand by the Lender.

                   (b) If the Lender shall have reasonably determined that (i) the introduction of any Capital Adequacy Regulation, (ii) any change in any Capital Adequacy Regulation, (iii) any change in the interpretation or administration of any Capital Adequacy Regulation by any central bank or other Public Authority charged with the interpretation or administration thereof, or
(iv) compliance by the Lender or any corporation controlling the Lender with any Capital Adequacy Regulation, affects or would affect the amount of capital, reserves, or special deposits required or expected to be maintained by the Lender or any corporation controlling the Lender and (taking into consideration such Lender's or such corporation's policies with respect to capital adequacy and such Lender's anticipated return on capital based on the underwriting criteria involved in the internal approval by the Lender of the Total Facility) reasonably determines that the amount of such capital, reserves, or special deposits is increased as a consequence of its loans, credits or obligations under this Agreement, including with respect to any Letter of Credit, then each Borrower shall be liable for, and, upon demand by the Lender to the Borrowers' Agent from time to time, shall pay to the Lender additional amounts sufficient to compensate the Lender for such increase; provided that the Borrowers shall not be liable under this clause
(b) for any such increase arising more then one hundred twenty (120) days prior to the date of such demand by the Lender. Notwithstanding the foregoing, all such amounts shall be subject to the provisions of Section 3.3.
                                                   -----------

          4  Funding Losses.  The Borrowers shall reimburse the Lender and hold
             --------------
the Lender harmless from any direct loss or expense which the Lender may sustain or incur as a consequence of:

               (a) the failure of any Borrower to make on a timely basis any payment of principal of any LIBOR Rate Loan;

               (b) the failure of any Borrower to borrow, continue or convert a Loan after the Borrowers' Agent has given (or is deemed to have given) a Notice of Borrowing or a Notice of Conversion/Continuation;

               (c) the prepayment or other payment (including after acceleration thereof) of an LIBOR Rate Loan on a day that is not the last day of the relevant Interest Period;

including any such loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain its LIBOR Rate Loans or from fees payable to terminate the deposits from which such funds were obtained. The limitation in this Section 6.4 to direct loss or expense shall not be deemed to have been
     -----------
expanded by the language in Section 15.11.
                            -------------

          5  Inability to Determine Rates.
             ----------------------------

               (a) If the Lender reasonably determines that for any reason adequate and reasonable means do not exist for determining the LIBOR Rate for any requested Interest Period with respect to a proposed LIBOR Rate Loan or with respect to any Letter of Credit, or that the LIBOR Rate for any requested Interest Period with respect to a proposed LIBOR Rate Loan or with respect to any Letter of Credit does not adequately and fairly reflect the cost to the Lender of funding such Loan or Letter of Credit, the Lender shall so notify the Borrowers' Agent. Thereafter, (i) the obligation of the Lender to make or maintain LIBOR Rate Loans hereunder shall be suspended, and (ii) interest on unreimbursed amounts under the Letters of Credit shall bear interest at a per annum rate equal to the Reference Rate plus the Reference Rate Margin rather than at the per annum rate determined in accordance with Section 2.3(b), in each
                                                         --------------
case until the Lender revokes such notice in writing.

               (b) Upon receipt of such notice, the Borrowers' Agent may revoke any Notice of Borrowing or Notice of Conversion/Continuation then submitted by it. If the Borrowers' Agent does not revoke such Notice, the Lender shall make, convert or continue the Loans, as proposed by the

Borrowers' Agent, in the amount specified in the applicable notice submitted by the Borrowers' Agent, but such Loans shall be made, converted or continued as Reference Rate Loans instead of LIBOR Rate Loans. This Section 6.5(b) shall not
                                                       --------------
give rise to any liability of a Borrower under Section 6.4(b).
                                               --------------

          6  Survival.  The agreements and obligations of the Borrower Parties
             --------
in this Section 6 shall survive the payment of all other Obligations.
        ---------

     7.   COLLATERAL.
          ----------

          1  Grant of Security Interest.
             --------------------------

               (a) As security for the payment and performance of all of the Obligations, each Borrower Party hereby grants to the Lender a continuing security interest in, lien on, and assignment of all of such Borrower Party's right, title and interest in, to and under (but none of such Borrower Party's obligations under) all of the following, in each case wherever located and whether now owned or existing or hereafter arising or acquired: (i) all Receivables, Contractual Rights, Proprietary Rights, Lockboxes, Blocked Accounts, Payment Accounts, and Proceeds; (ii) all moneys, securities and other property and the Proceeds thereof, now or hereafter held or received by, or in transit to, the Lender from or for any Borrower Party, whether for safekeeping, pledge, custody, transmission, collection or otherwise, including, without limitation, all of the deposit accounts, credits, and balances of any Borrower Party with the Lender and all claims of any Borrower Party against the Lender at any time existing; (iii) all deposit accounts with any financial institutions (including without limitation any bank which holds a Blocked Account or a Lockbox) with which any Borrower Party maintains deposits and in which any Collateral or any Proceeds of Collateral is deposited; (iv) the Loan Documents;
(v) all checks, monies and other items on deposit from time to time in any Lockbox or Blocked Account; and (vi) all books, Records and other Property (excluding Inventory and Equipment) relating to or referring to any of the foregoing, including, without limitation, all books, records, ledger cards, data processing records, computer software and other property and general intangibles at any time evidencing or relating to the Receivables, Contractual Rights, Proprietary Rights, Proceeds, or other items referred to above (all of the foregoing, and all other property in which the Lender may at any time be granted a Lien, being herein collectively referred to as the "Collateral"). The Lender
                                                      ----------
shall have all of the rights of a secured party with respect to the Collateral under the UCC and other applicable laws (except to the extent, if any, prohibited by applicable law).

               Notwithstanding the foregoing, (a) the Collateral shall not include the cash proceeds of the sale of the assets of Paramedical Services of America, Inc., and (b) during the first six (6) months after the Closing Date, the Collateral shall not include the proceeds of accounts receivable owed to Paramedical Services of America, Inc. that were sold as part of such asset sale to the purchaser of the assets of Paramedical Services of America, Inc. and that are deposited in a Lockbox or a Blocked Account.

               (b) All Obligations shall constitute a single loan secured by the Collateral. The Lender may, in its sole discretion, (i) exchange, waive, or release any of the Collateral, (ii) following the occurrence of and during the continuance of an Event of Default, apply Collateral and direct the order or manner of sale thereof as the Lender may determine, and (iii) following the occurrence of and during the continuance of an Event of Default, settle, compromise, collect, or otherwise liquidate any Collateral in any manner, all without affecting the Obligations or the Lender's right to take any other action with respect to any other Collateral.

          2  Perfection and Protection of Security Interest.  Each Borrower
             ----------------------------------------------
Party shall, at its expense, perform all steps requested by the Lender at any time and from time to time to perfect, maintain, protect, and enforce the Security Interest including, without limitation: (a) executing and filing UCC financing or continuation statements, and amendments thereof, in form and substance satisfactory to the Lender; (b) delivering to the Lender the originals of all instruments, documents, and chattel paper, and all other Collateral of which the Lender reasonably determines it should have physical possession in order to perfect and protect the Security Interest therein, duly endorsed or assigned to the Lender without restriction; (c) executing and delivering to the Lender a security agreement relating to the Reversions in form and substance satisfactory to the Lender; (d) placing notations on such Borrower Party's books and records to disclose the Security Interest; (e) delivering to the Lender each letter of credit on which such Borrower Party is named beneficiary if such letter of credit supports payment of one or more Eligible Accounts; and (f) taking such other steps as are reasonably deemed necessary or appropriate by the Lender to maintain the Security Interest. To the extent permitted by applicable law, the Lender may file, without any Borrower Party's signature, one or more financing statements disclosing the Security Interest. Each Borrower Party agrees that a carbon, photographic, photostatic, or other reproduction of this Agreement or of a financing statement is sufficient as a financing statement.
If any Collateral is at any time in the possession or control of any warehouseman, bailee or any of the agents or processors of any Borrower Party, then such Borrower Party shall notify the Lender thereof and shall notify such Person of the Security Interest in such Collateral and, upon the Lender's request, instruct such Person to hold all such Collateral for the Lender's account subject to the Lender's instructions. If at any time any Collateral is located on any Premises that are not owned by any Borrower Party, other than equipment located at a patient's premises, then, at the request of the Lender, each Borrower Party shall use reasonable efforts to obtain written waivers, in form and substance satisfactory to the Lender, of all present and future Liens to which the owner or lessor or any mortgagee of such Premises may be entitled to assert against the Collateral. From time to time, each Borrower Party shall, upon Lender's request, execute and deliver confirmatory written instruments pledging to the Lender the Collateral, but an Borrower Party's failure to do so shall not affect or limit the Security Interest or the Lender's other rights in and to the Collateral. So long as this Agreement is in effect and until all Obligations have been fully satisfied, the Security Interest shall continue in full force and effect in all Collateral (whether or not deemed eligible for the purpose of calculating the Availability or as the basis for any advance, loan, extension of credit, or other financial accommodation).

          3  Chief Executive Office.  Each Borrower Party represents and
             ----------------------
warrants to the Lender that as of the Closing Date the place of business, or if such Borrower Party has more than one place of business, the chief executive office (as such term is used in the UCC) of such Borrower Party is located (and at all times during the five years prior to the Closing Date, except as set forth in Schedule 7.3, the place of business, or if such Borrower Party has or
         ------------
has had more than one place of business, the chief executive office, as such term is used in the UCC, of such Borrower Party has been located) at the address of such Borrower Party set forth under "Current Address" in Schedule
                                                                    --------
7.3. All of such addresses are located in Gwinnett County, Georgia, except that
---
the Delaware addresses listed therein are located in New Castle County, Delaware. Each Borrower Party covenants and agrees that it shall not change the location of its place of business or, if at any time it has more than one place of business, its chief executive office (as such term is used in the UCC) unless it gives the Lender written notice thereof within thirty (30) days prior to such change in or addition of location, and executes any and all UCC financing statements and other documents that the Lender requests in connection therewith.

          4  Title to, Liens on, and Sale and Use of Collateral.  Each Borrower
             --------------------------------------------------
Party represents and warrants to, and each Borrower Party covenants with, the Lender that: (a) all Collateral is and shall continue to be owned by the Borrower Parties free and clear of all Liens whatsoever, except for the Security Interest and other Permitted Liens; (b) the Security Interest is not and shall not be subject to any prior Lien; (c) each Borrower Party shall use, store, and maintain the Collateral with all reasonable care customary for its industry and shall use the Collateral for lawful purposes only; and (d) no Borrower Party shall, without the Lender's prior written approval, sell, assign, transfer, lease, or dispose of or permit the sale, assignment, transfer, lease or disposition of the Collateral or any portion thereof; provided, that this sentence shall not prevent sublicenses of licenses by the Borrower Parties if either: (a) (i) such sublicenses constitute arm's-length transactions with independent third parties, and (ii) the aggregate consideration for such sublicenses does not exceed two hundred fifty thousand dollars ($250,000) during any calendar year, or (b) such sublicenses are entered into in favor of the purchaser of the assets of Paramedical Services of America, Inc. on or about the Closing Date. The inclusion of Proceeds in the Collateral shall not be deemed the Lender's consent to any sale or other disposition of the Collateral except as expressly permitted herein.

          5 [Reserved].
             --------

          6  Access and Examination.  The Lender may at all reasonable times and
             ----------------------
from time to time have access to, examine, audit, make extracts from and inspect the records, files, and books of account of the Borrower Parties and the Collateral and may discuss the affairs of the Borrower Parties with the officers and management of the Borrower Parties; provided that so long as (i) no Event of Default has occurred and continuing, and (ii) the sum of the unpaid balance of the Loans plus the Letter of Credit Obligations is less than fifty percent (50%) of Availability (without subtracting from Availability the unpaid balance of the Loans and the Letter of Credit Obligations at that time), then such examinations shall not occur more than two times each year.

     Each Borrower Party shall deliver to the Lender any instrument necessary for the Lender to obtain records from any service bureau maintaining records for any Borrower Party. The Lender may, at the expense of the Borrower Parties, make copies of all of the books and records of the Borrower Parties, or require the Borrower Parties to deliver such copies to the Lender (provided that, prior to an Event of Default, if the Lender requests that more than one copy of a particular book or record be made such extra copy shall not be at the Borrower Parties' expense). The Lender may, without expense to the Lender, use such of the personnel, supplies, and Premises of the Borrower Parties as may be necessary or appropriate for maintaining or enforcing the Security Interest.
The Lender shall have the right, at any time, in Lender's name or in the name of a nominee of the Lender, to verify the validity, amount or any other matter relating to the Accounts, by mail, telephone, or otherwise.

          7  Insurance.  The Borrower Parties shall insure the Collateral
             ---------
against loss or damage by fire with extended coverage, theft, burglary, pilferage, loss in transit, and such other hazards in such amounts as is customary for Persons of established reputation engaged in the same or a similar business and similarly situated. The Borrower Parties shall cause the Lender to be named in each such policy as secured party and loss payee or additional insured, in a manner acceptable to the Lender. Each policy of insurance shall contain a clause or endorsement requiring the insurer to give not less than thirty (30) days' prior written notice to the Lender in the event of cancellation of the policy for any reason other than for failure to pay premiums when due, and requiring the insurer to give not less than ten (10) days' prior written notice to the Lender in the event of cancellation of the policy for failure to pay premiums when due. Each Borrower Party shall also pay all premiums for such insurance when due, and shall deliver to the Lender certificates of insurance and, if requested, photocopies of the policies.

     If the Borrower Parties fail to pay such fees or to procure such insurance or the premiums therefor when due, the Lender may (but shall not be required to) do so and charge the costs thereof to the loan account of the Company as a Loan. The insurance referred to in the preceding sentence may, but need not, protect the interests of the Borrower Parties. The coverage purchased by the Lender hereunder may not pay any claim made by any Borrower Party or any claim that is made against any Borrower Party in connection with the Collateral. The Borrower Parties may later cancel any insurance purchased by the Lender hereunder, but only after providing the Lender with evidence that the Borrower Parties have obtained insurance as required by this Agreement. If the Lender purchases insurance for the Collateral, each Borrower Party shall be responsible for the costs of such insurance, including interest and any other charges that the Lender may impose in connection with the placement of such insurance, until the effective date of the cancellation or expiration of such insurance. The costs of the insurance may be added to the total outstanding Obligations. The costs of the insurance obtained by the Lender hereunder may be more than the cost of insurance that the Borrower Parties may be able to obtain on their own.

     Each Borrower Party shall promptly notify the Lender of each instance of any loss, damage, or destruction to the Collateral in excess of one hundred thousand dollars ($100,000) or arising from its use, whether or not covered by insurance. The Borrower Parties shall apply all insurance proceeds contemplated by this Section 7.7 to the reduction of the Obligations; provided that the
        -----------
Borrowers' Agent may request the Lender to consent to another use of such insurance proceeds, which consent shall not be unreasonably withheld. Following the occurrence and during the continuance of an Event of Default, the Lender shall have the right but not the obligation to collect all insurance proceeds directly (other than proceeds of insurance which the Lender procured pursuant to this Section 7.7, which may be collected directly by the Lender regardless of
     -----------
whether an Event of Default exists); provided that any insurance proceeds that the Lender collects pursuant to this Section 7.7 shall be applied in accordance
                                     -----------
with Section 4.3; provided that the Borrowers' Agent may request the Lender to
     -----------
consent to another use of such insurance proceeds, which consent shall not be unreasonably withheld.

          8  Collateral Reporting.  The Borrowers' Agent shall provide the
             --------------------
Lender with the following documents and information at the following times in form satisfactory to the Lender: (a) monthly schedules of accounts receivable created and cash received, not later than the twenty-fifth day of each month respecting the immediately preceding month; (b) in writing upon request by the Lender, copies of invoices, EOBs (and any similar correspondence from any Account Debtor which is or which at any time has been an Account Debtor of an Eligible Account), credit memos, shipping and delivery documents no later than fifteen Business Days following such written request; (c) monthly agings and reconciliations of accounts receivable to be delivered no later than the twenty-fifth day of each month respecting the immediately preceding month (including detail as to applications of collections thereon); (d) monthly reports as to "dilutions", contractual allowances and credits with respect to accounts receivable, not later than the twenty-fifth day of each month respecting the immediately preceding month; (e) a monthly Borrowing Base Certificate, not later than the twenty-fifth day of each month respecting the immediately preceding month; (f) such other reports as to the Collateral (including without limitation reports as to adjusting entries) as the Lender shall request in writing from time to time; and (g) certificates of an officer of the Borrowers' Agent certifying as to the foregoing.

     If (x) an Event of Default has occurred, or (y) the sum of the unpaid balance of the Loans plus the Letter of Credit Obligations exceeds ninety-five percent (95%) of Availability (without subtracting the unpaid balance of the Loans and the Letter of Credit Obligations from Availability), the Lender shall have the right to retain the services of a collateral monitoring company (at the reasonable expense of the Borrower Parties) to review, monitor and report on Accounts and collections in such manner as may be required by the Lender from time to time.

     If any of the records or reports of the Borrower Parties with respect to the Collateral are prepared by an accounting service or other agent, each Borrower Party hereby authorizes such service or agent to deliver such records, reports, and related documents to the Lender.

          9  Accounts.
             --------

          (a) Each Borrower Party hereby represents and warrants to the Lender and covenants with the Lender that: (i) except for immaterial mistakes made in the ordinary course of business, each existing Account represents, and each future Account shall represent, a bona fide sale or lease and delivery of goods
                                  ---- ----
by any Borrower Party, or rendition of services by any Borrower Party, in the ordinary course of business of any Borrower Party; (ii) except for immaterial mistakes made in the ordinary course of business, each existing Account is, and each future Account shall be, at the time any such Account arose and at the time any such Account is billed, for a liquidated amount payable by the Account Debtor thereon on the terms set forth in the invoice therefor or in the schedule thereof delivered to the Lender, without offset, deduction, defense, or counterclaim, other than discounts required by law or contract, and corrections of billing errors, in the ordinary course of business of any Borrower Party;
(iii) no payment shall be received with respect to any Account, and no credit, discount, extension, or agreement therefor shall be granted on any Account, except as reported to the Lender in accordance with this Agreement; (iv) each copy of an invoice or claim form delivered to the Lender by any Borrower Party shall be a genuine copy of the original invoice or claim form sent to the Account Debtor named therein (except that some of such copies delivered to the Lender may not reflect immaterial typographical-type changes made in the ordinary course of business); (v) except for immaterial mistakes made in the ordinary course of business, all goods described in any invoice or claim form representing a sale of goods shall have been delivered to the applicable patient and all services of any Borrower Party described in any invoice or claim form shall have been performed; (vi) each of the Accounts and the related contracts is in full force and effect and represents and constitutes, in all material respects, a legal, valid and binding obligation of the related Account Debtor, enforceable against such Account Debtor in accordance with its terms; (vii) promptly following notice from an Account Debtor as to an earlier undisputed overpayment by such Account Debtor to any Borrower Party, such Borrower Party has made all payments to such Account Debtor which are necessary to prevent such Account Debtor from offsetting such overpayment against any amount which such Account Debtor owes on the Accounts; (viii) (A) no direction of any Borrower Party or any other Person is in effect directing Account Debtors to remit payments in respect of the Accounts other than to a Lockbox or a Blocked Account (except that until the ninetieth (90th) day after the Closing Date, an immaterial amount of payments from Account Debtors may be paid to post office boxes or deposit accounts being sold to the purchaser of the assets of Paramedical Services of America, Inc.), and (B) no direction of any Borrower Party or any other Person is in effect directing Account Debtors to remit EOBs in respect of the Accounts to any Person or address other than to any Borrower Party at its chief executive office or at another office of such Borrower Party, or to the office of an independent billing company previously notified to the Lender in writing, provided that commencing not later than sixty (60) days after the Closing Date the Borrower shall cause all such independent billing companies to send such EOBs to one or more Lockboxes on a regular basis, and in any event not less often than once per week; and (ix) during the one year prior to the Closing Date, no Borrower Party has been subject to any Government Offset involving in excess of one hundred fifty thousand dollars ($150,000). As of the date of each Borrowing, each Borrower Party is unaware of any potential Government Offset involving in excess of one hundred fifty thousand dollars ($150,000) for any single Governmental Offset and in excess of five hundred thousand dollars ($500,000) for all such Government Offsets that has not been disclosed by such Borrower Party to the Lender in writing prior to that date. All of the Medicaid and Medicare reports required to be filed by any Borrower Party for all reporting periods have been filed with the applicable Government Account Debtor, or HCFA designated agents or agents of such

Government Account Debtor. Each Borrower Party hereby represents and warrants to the Lender that Account Debtor Notices, signed by the Borrowers, have been delivered to all of the Account Debtors (other than Government Account Debtors and Self-Pay Account Debtors) with respect to Accounts that are treated as Eligible Accounts (starting thirty (30) days after the earlier of (i) the date that the first Loan is made and (ii) the date that the first Letter of Credit is issued).

          (b) No Borrower Party shall re-date any invoice, claim form or sale or make sales on extended dating or extend or modify any Account (other than to correct billing errors in the ordinary course of business). The Lender acknowledges that if an Account Debtor which is the "primary" payor does not pay a claim in full or denies such claim, any Borrower Party may send a separate invoice to an Account Debtor which is a "secondary" payor. If any Borrower Party becomes aware of any matter which could materially adversely affect any Account Debtor (other than a Self-Pay Account Debtor), of an Eligible Account including information regarding the Account Debtor's creditworthiness, such Borrower Party shall promptly so advise the Lender.

          (c) No Borrower Party shall accept any note, warrant or other instrument (except a check or other instrument for the immediate payment of money, subject to compliance with Section 7.10) with respect to any Account
                                  ------------
(other than a Self-Pay Account) without the Lender's written consent; provided that the Borrower Parties may accept notes with respect to Accounts which are not Eligible Accounts (i) in an aggregate amount outstanding at any one time not to exceed one million dollars ($1,000,000) or (ii) with respect to the Aetna/Coram situation previously disclosed to the Lender. If the Lender consents to the acceptance of any such note, warrant or other instrument, it shall be considered as evidence of the Account and not payment thereof, and the Borrower Parties shall promptly deliver such note, warrant or instrument to the Lender appropriately endorsed. Regardless of the form of presentment, demand, notice of dishonor, protest, and notice of protest with respect thereto, the Borrower Parties shall remain liable thereon until such note, warrant or instrument is paid in full.

          (d) Each Borrower Party shall notify the Lender promptly of (i) all disputes and claims (other than as to discounts required by law or contract, and corrections of billing errors, in the ordinary course of business) with Persons which are Account Debtors (other than Self-Pay Account Debtors), involving in excess of one hundred fifty thousand dollars ($150,000) for any single dispute or claim and in excess of five hundred thousand dollars ($500,000) for all such disputes and claims, whether any such Person is acting in its capacity as an Account Debtor or in its individual capacity (e.g., as a landlord or supplier of any Borrower Party); and (ii) all alleged or asserted Government Offsets involving in excess of one hundred fifty thousand dollars ($150,000) for any single Government Offset and in excess of five hundred thousand dollars ($500,000) for all such Government Offsets. No discount, credit or allowance shall be granted with respect to any Eligible Account to any Account Debtor (other than in respect of Self-Pay Accounts) without the Lender's consent, except for: (i) discounts required by law or contract, and corrections of billing errors, in the ordinary course of business; and (ii) any other discount which does not exceed fifty thousand dollars ($50,000), provided that the aggregate amount of discounts permitted pursuant to this clause (ii) during any calendar year shall not exceed five hundred thousand dollars ($500,000). The Lender may at all times following the occurrence and during the continuance of an Event of Default hereunder settle or adjust disputes and claims directly with Account Debtors for amounts and upon terms which the Lender considers reasonable and, in all cases, the Lender shall credit the loan account of the Company with only the net amounts received by the Lender in payment of any Accounts.

          10  Collection of Accounts; Payments.
              --------------------------------

          (a) Each Borrower Party shall (and all invoices and claim forms with respect to the Accounts shall) instruct all Account Debtors to make all payments only to a Lockbox or a Blocked Account. If, notwithstanding such instructions, any Borrower Party receives any Proceeds of Accounts, it shall receive such payments as the Lender's trustee, and shall immediately deliver such payments to the Lender in their original form duly endorsed in blank or deposit them into a Lockbox, Blocked Account or a Payment Account, as the Lender may direct. Except as otherwise provided under applicable law with respect to Accounts owed by Government Account Debtors during a Trigger Period or following the occurrence and during the continuance of an Event of Default, all collections received in any such Lockbox, Blocked Account or Payment Account or directly by any Borrower Party or the Lender, and all funds in any Lockbox, Blocked Account or Payment Account or other account to which such collections are deposited, shall be the sole property of the Lender and subject to the Lender's sole control. The Lender or the Lender's designee may, at any time after the occurrence of an Event of Default, notify Account Debtors that the Accounts have been assigned to the Lender and of the Security Interest therein, and may collect them directly (except to the extent prohibited under applicable law with respect to Accounts owed by Government Account Debtors) and charge the collection costs and expenses to the loan account of the Company as a Loan. At the Lender's request, each Borrower Party shall execute and deliver to the Lender such documents as the Lender shall require to grant the Lender access to any post office box, lockbox or bank account in which collections of Accounts are received or deposited.

          (b) During a Trigger Period, the Lender shall have the right at any time and from time to time to direct any Blocked Account Bank to remit, by automatic standing wire transfer, on a daily basis, all available amounts in the Blocked Accounts to or at the direction of the Lender. Such amounts shall be applied in accordance with Section 4.3.
                           -----------

          (c) All payments received by the Lender on account of Accounts or other Collateral (including Proceeds) shall be the Lender's sole property and subject to the Lender's sole control, subject further to Section 4.3. If such
                                                         -----------
payments are received by the Lender at or prior to 1:00 p.m., Chicago time, on any Business Day, such payments shall be credited to the loan account of the Company (conditional upon final collection) on such Business Day. If such payments are received by the Lender after 1:00 p.m., Chicago time, on any Business Day, such payments shall be credited to the loan account of the Company (conditional upon final collection) on the next Business Day.

          (d) In the event the Borrowers repay all of the Obligations upon the termination of this Agreement, other than through the Lender's receipt of payments on account of Accounts or Proceeds of other Collateral, such payment shall be credited (conditional upon final collection) to the loan account of the Company in accordance with Section 7.10(c).
                           ---------------

          11  [Reserved]

          12  Equipment.  Each Borrower Party represents and warrants to the
              ---------
Lender that all of the Equipment used or held for use in the business of any Borrower Party is adequate for its current use except where the failure of such Equipment to be adequate would not have a Material Adverse Effect. Each Borrower Party shall keep and maintain such Equipment (or cause such Equipment to be kept and maintained) in good operating condition and repair (ordinary wear and tear and obsolescence excepted) and shall make all necessary replacements thereof.

          13  Material Contracts. Each Borrower Party shall fully perform all of
              ------------------
its obligations under each of the contracts and agreements to which it is a party and shall enforce all of its rights and remedies thereunder, in each case, as it deems appropriate in its business judgment; provided, however, no Borrower
                                                  --------  -------
Party shall take any action or fail to take any action with respect to any such contract or agreement that would cause the termination of any Material Contract unless the other party to such Material Contract is in default under such Material Contract. As used in this Section 7.13, "Material Contract" means any
                                    ------------   -----------------
contract or agreement to which any Borrower Party is a party if such contract or agreement involves amounts paid or payable to or by any Borrower Party in excess of five hundred thousand dollars ($500,000) during any calendar year. No Borrower Party shall, without the Lender's prior written consent, modify, amend, supplement, compromise, satisfy, waive, release, terminate or discharge any Material Contract, the Contractual Rights relating to any Material Contract, or any collateral securing the same, or the identity of any Person liable directly or indirectly with respect thereto. Each Borrower Party shall notify the Lender in writing, promptly after it becomes aware thereof, of any event or fact which could reasonably be expected to give rise to a claim by it for indemnification under any Material Contract and shall diligently pursue such right and report to the Lender on all further developments with respect thereto. Each Borrower Party shall remit directly to the Lender, for application to the Obligations in such order as the Lender determines, all amounts received by such Borrower Party as indemnification or otherwise pursuant to any Material Contract. If a Borrower Party shall fail after the Lender's demand to diligently pursue any right under any Material Contract, or if an Event of Default exists, then the Lender may directly enforce such right in its own name or in the name of any Borrower Party and may enter into such settlements or other agreements with respect thereto as the Lender determines. All amounts thereby recovered by the Lender, after deducting the Lender's costs and expenses in connection therewith, shall be applied to the Obligations in accordance with Section 4.3. In any suit,
                                              -----------
proceeding or action brought by the Lender under any contract or agreement relating to a Contractual Right for any sum owing thereunder or to enforce any provision thereof, each Borrower Party shall indemnify and hold the Lender harmless from and against all, loss or damage or reasonable expense suffered by reason of any defense, setoff, counterclaim, recoupment, or reduction of liability whatsoever of the obligor thereunder arising out of a breach by any Borrower Party of any obligation thereunder or arising out of any other agreement, indebtedness or liability at any time owing from any Borrower Party to or in favor of such obligor or its successors. All such obligations of any Borrower Party shall be and remain enforceable only against such Borrower Party and shall not be enforceable against the Lender. Notwithstanding any provision hereof to the contrary, each Borrower Party shall at all times remain liable to observe and perform all of its duties and obligations under each contract or agreement relating to Contractual Rights and the Lender's exercise of any of its rights with respect to the Collateral shall not release any Borrower Party from any of such duties and obligations. The Lender shall not be obligated to perform or fulfill any of duties or obligations under any contract or agreement relating to Contractual Rights or to make any payment thereunder or to make any inquiry as to the nature or sufficiency of any payment or Property received by it thereunder or the sufficiency of performance by any party thereunder, or to present or file any claim, or to take any action to collect or enforce any performance or payment of any amounts due.

          14  Documents, Instruments, and Chattel Paper. Each Borrower Party
              -----------------------------------------
represents and warrants to the Lender, and covenants with the Lender, that: (a) all documents, instruments, and chattel paper describing, evidencing, or constituting Collateral, and to such Borrower Party's knowledge all signatures and endorsements thereon, are and shall be complete, valid, and genuine in all material respects; and (b) all such documents, instruments, and chattel paper are and shall be owned by the applicable Borrower Party free and clear of all Liens (i) other than Permitted Liens and (ii) other than, during the period of ten (10) days after the Closing Date, the Liens listed on Schedule 7.14.
                                                          -------------

          15  Right to Cure.  The Lender may, in its sole discretion and at any
              -------------
time, pay any amount or do any act reasonably required of any Borrower Party hereunder to preserve, protect, maintain or enforce the Obligations, the Collateral, the Security Interest, which any Borrower Party fails to pay or do, including, without limitation, payment of any judgment against any Borrower Party, any insurance premium, any warehouse charge, any landlord's claim, and any other obligation giving rise to any Lien upon or with respect to the Collateral. All payments that the Lender makes under this Section 7.15 and all
                                                           ------------
reasonable out-of-pocket costs and expenses that the Lender pays or incurs in connection with any action taken by it hereunder shall be charged to the loan account of the Company as a Loan. Any payment made or other action taken by the Lender under this Section 7.15 shall be without prejudice to any right to assert
                  ------------
an Event of Default hereunder.

          16  Power of Attorney. Each Borrower Party hereby appoints the Lender
              -----------------
and the Lender's designees as such Borrower Party's attorney, subject to the provisions of applicable law, with power when an Event of Default exists: (a) to endorse such Borrower Party's name on any checks, notes, acceptances, money orders, or other forms of payment or security that come into the Lender's possession; (b) to sign such Borrower Party's name on any invoice, bill of lading, or other document of title relating to any Collateral, on drafts against customers, on assignments of Accounts, on notices of assignment, UCC financing statements and other public records, on verifications of Accounts and on notices to Account Debtors and to file any such financing statements by electronic means with or without a signature as authorized or required by applicable law or filing procedure; (c) to notify the post office authorities to change the address for delivery of such Borrower Party's mail to an address designated by the Lender and to receive, open and dispose of all mail addressed to such Borrower Party; (d) to send requests for verification of Accounts to Account Debtors; and (e) to do all things necessary to carry out this Agreement; provided that to the extent that applicable law prohibits the Lender from collecting any payment directly from a Government Account Debtor, the Lender shall not collect such payment directly from such Government Account Debtor; provided further that nothing in this Agreement shall prevent the Lender from obtaining a court order (to the extent not prohibited by applicable law) to enable or facilitate any such collection activity. Each Borrower Party ratifies and approves all lawful acts of such attorney taken in accordance with this
Section 7.16.  Neither the Lender
------------
nor the attorney, as the case may be, shall be liable for any acts or omissions or for any error of judgment or mistake of fact or law other than for gross negligence and willful misconduct by the Lender and such attorney. This power, being coupled with an interest, is irrevocable until this Agreement has been terminated and the Obligations have been fully satisfied.

          17  Lender's Rights, Duties, and Liabilities'. Each Borrower Party
              -----------------------------------------
assumes all responsibility and liability arising from or relating to the use, sale, or other disposition of the Collateral. The Obligations shall not be affected by any failure of the Lender to take any steps to perfect the Security Interest or to collect or realize upon the Collateral, nor shall loss of or damage to the Collateral release any Borrower Party from any of the Obligations. Following the occurrence of an Event of Default, the Lender may (but shall not be required to), without notice to or consent from any Borrower Party, sue upon or otherwise collect, extend the time for payment of, modify or amend the terms of, compromise or settle for cash, credit, or otherwise upon any terms, grant other indulgences, extensions, renewals, compositions, or releases, and take or omit to take any other action with respect to the Collateral, any security therefor, any agreement relating thereto, any insurance applicable thereto, or any Person liable directly or indirectly in connection with any of the foregoing, without discharging or otherwise affecting the liability of any Borrower Party for the Obligations or under this Agreement or any other agreement now or hereafter existing between the Lender and any Borrower Party; provided that to the extent that applicable law prohibits the Lender from collecting any payment directly from a Government Account Debtor, the Lender shall not collect such payment directly from such Government Account Debtor; provided further that nothing in this Agreement shall prevent the Lender from obtaining a court order (to the extent not prohibited by applicable law) to enable or facilitate any such collection activity.

          18  [Reserved]

          19  License for use of Software and Other Intellectual Property.
              -----------------------------------------------------------
Except to the extent prohibited by applicable law, each Borrower Party hereby grants the Lender a non-exclusive, royalty-free license (with the right to sublicense) to use, without payment or royalty of any kind, all books, documents, EOBs, instruments, files, records, computer software programs, tapes, disks, data bases, processes and materials used by such Borrower Party in connection with the administration, servicing, tracking, billing, collection or other liquidation of Accounts and other items covered by the definition of Collateral, which license shall be irrevocable so long as any of the Obligations remain outstanding or this Agreement is in effect; provided that should the consent of any licensor of any Borrower Party to such grant of the license described herein be required, each Borrower Party (upon the request of the Lender) shall use its best efforts to obtain the consent of such third-party licensor and, in the absence of obtaining such consent, shall, upon request of the Lender, download all information contained in such licensed computer software programs, tapes, disks, data bases, processes and materials in a format which is accessible by the Lender or otherwise print out such information (but only to the extent such downloading and printing out shall not result in termination of, or a material liability under, any such license); provided further, that the license granted pursuant to this Section 7.19 shall not be
                                                   ------------
used by the Lender unless an Event of Default has occurred and is continuing.

     8.   BOOKS AND RECORDS; FINANCIAL INFORMATION; NOTICES.
          -------------------------------------------------

          1  Books and Records. Each Borrower Party shall maintain, at all
             -----------------
times, correct and complete books, records and accounts in which complete, correct and timely entries are made of its transactions in accordance with GAAP consistent with those applied in the preparation of the Financial Statements. Each Borrower Party shall, by means of appropriate entries, reflect in such accounts and in all Financial Statements liabilities and reserves for all taxes and provision for depreciation and amortization of Property and bad debts, all in accordance with GAAP.

          2  Financial and Other Information. Each Borrower Party shall promptly
             -------------------------------
furnish to the Lender or its agents all such information as the Lender shall from time to time reasonably request through the Borrowers' Agent, and notify its auditors and accountants that the Lender is authorized by each Borrower Party to obtain such information directly from them. Without limiting the foregoing, each Borrower Party shall furnish to the Lender through the Borrowers' Agent, in such detail as the Lender shall request, the following:

               (a) As soon as available, but in any event not later than one hundred five (105) days after the close of each Fiscal Year, a copy of the Company's annual report on Form 10-K filed with the Securities and Exchange Commission or, if the Company is no longer required to file an annual report on Form 10-K with the Securities and Exchange Commission, consolidated and consolidating audited balance sheets, and statements of operation, and stockholders equity and cash flows for the Company and its consolidated Subsidiaries for such Fiscal Year, and the accompanying notes thereto, setting forth in each case in comparative form figures for the previous Fiscal Year, all in reasonable detail, fairly presenting the financial position and the results of operations of the Company and its consolidated Subsidiaries as at the date thereof and for the Fiscal Year then ended, and prepared in accordance with GAAP. Such statements shall be examined in accordance with generally accepted auditing standards and accompanied by a report thereon unqualified as to scope by independent certified public accountants selected by the Company and reasonably satisfactory to the Lender.

               (b) As soon as available, but in any event not later than fifty
(50) days after the close of each fiscal quarter other than the fourth quarter of a Fiscal Year, a copy of the Company's quarterly report on Form 10-Q filed with the Securities and Exchange Commission or, if the Company is no longer required to file quarterly reports on Form 10-Q with the Securities and Exchange Commission, consolidated and consolidating unaudited balance sheets of the Company and its consolidated Subsidiaries as at the end of such quarter, and consolidated and consolidating unaudited statements of income and cash flows for the Company and its consolidated Subsidiaries for such quarter and for the period from the beginning of the Fiscal Year to the end of such quarter, together with the accompanying notes, if any, thereto, all in reasonable detail, fairly presenting the financial position and results of operation of the Company and its consolidated Subsidiaries as at the date thereof and for such periods, prepared in accordance with GAAP consistent with the audited Financial Statements required pursuant to Section 8.2(a). Such statements shall be
                                --------------
certified to be fairly stated in all material respects by the chief financial or accounting officer of the Company, subject to normal year-end adjustments.

               (c) As soon as available, but in any event not later than thirty
(30) days after the end of each month, consolidated and consolidating unaudited balance sheets of the Company and its consolidated Subsidiaries as at the end of such month, and consolidated and consolidating unaudited statements of income and expenses for the Company and its consolidated Subsidiaries for such month and for the period from the beginning of the Fiscal Year to the end of such month, all in reasonable detail, fairly presenting the financial position and results of operation of the Company and its consolidated Subsidiaries as at the date thereof and for such periods, and prepared in accordance with GAAP consistent with the audited Financial Statements required pursuant to Section
                                                                      -------
8.2(a). Such statements shall be certified to be correct by the chief financial
------
or accounting officer of the Company, subject to normal quarter-end and year-end adjustments, if any.

               (d) With each of the audited Financial Statements delivered pursuant to Section 8.2(a), a certificate of the independent certified public
            --------------
accountants that examined such statements to the effect that they have reviewed and are familiar with the Loan Documents and that, in examining such Financial Statements, they did not become aware of any fact or condition which then constituted an Event or Event of Default under Section 10.20 or 10.21, except
                                               -------------    -----
for those, if any, described in reasonable detail in such certificate.

               (e) With each of the annual audited and quarterly unaudited Financial Statements delivered pursuant to Sections 8.2(a) and 8.2(b), a
                                           ---------------     ------
certificate of the chief executive or chief financial officer of the Company (i) setting forth in reasonable detail the calculations required to establish that each Borrower Party was in compliance with its covenants set forth in Sections
                                                                      --------
10.20 and 10.21 during the period covered in such Financial Statements, (ii)
-----     -----
stating that, except as explained in reasonable detail in such certificate, (A) all of the representations and warranties of each Borrower Party contained in this Agreement and the other Loan Documents are correct and complete as at the date of such certificate as if made at such time, (B) no Event or Event of Default then exists or existed during the period covered by such Financial Statements and (iii) describing and analyzing in reasonable detail all material trends, changes and developments in such Financial Statements. If such certificate discloses that a representation or warranty is not correct or complete, or that a covenant has not been complied with, or that an Event or Event of Default existed or exists, such certificate shall set forth what action the applicable Borrower Party has taken or proposes to take with respect thereto.

               (f) No sooner than ninety (90) days prior to the beginning of, and not later than October 31 of, each Fiscal Year (beginning with Fiscal Year commencing October 1, 2000), consolidated and consolidating projected balance sheets, statements of income and expense, and statements of cash flow for the Company and its Subsidiaries on a consolidated basis as at the end of and for each month of such Fiscal Year.

               (g) Within fifty (50) days after the end of each fiscal quarter, if the Company is no longer required to file quarterly reports on Form 10-Q with the Securities and Exchange Commission, a statement of cash flow for the Company and its Subsidiaries for the period from the beginning of the then current Fiscal Year to the end of such quarter, prepared in accordance with GAAP consistent with the audited Financial Statements required pursuant to Section
                                                                      -------
8.2(a).
------

               (h) Copies of any and all proxy statements, financial statements, and reports which the Company makes available to its stockholders, promptly after any such item is made available to its stockholders.

               (i) Promptly after the filing of any regular, periodic or special reports (other than those delivered pursuant to a different clause of this
Section 8.2), registration statement, prospectus or any amendment to any of the
------------
foregoing by the Company or any of its Subsidiaries with the Securities and Exchange Commission, copies of each such report, registration statement, prospectus or amendment.

               (j) Promptly after filing with the PBGC, DOL, or IRS, a copy of each annual report or other filing or notice filed with respect to each Plan of any Borrower Party or any ERISA Affiliate with the PBGC, DOL, or IRS.

               (k) Such additional information as the Lender may from time to time reasonably request regarding the financial and business affairs of any Borrower Party or any Subsidiary, including, without limitation: (i) projections of future operations on both a consolidated and consolidating basis; and (ii) the status and prospects of all outstanding litigation and proceedings affecting any Borrower Party or any officer of any Borrower Party and the terms and conditions of any settlements involving any Borrower Party or any officer of any Borrower Party.

          3  Notices to Lender. Each Borrower Party shall notify the Lender in
             -----------------
writing through the Borrowers' Agent, of the following matters at the following times:

               (a) Promptly after becoming aware of the existence of any Event or Event of Default.

               (b) Promptly after becoming aware that (i) the holder of any capital stock issued by any Borrower Party has taken any legal action against a Borrower Party, or (ii) the holder of any Debt of any Borrower Party has given notice or taken any action with respect to a default or alleged default of such Borrower Party in respect of such Debt.

               (c) Promptly after becoming aware of (i) any adverse change, development, or occurrence in the litigation listed in Schedule 9.16 (whether or not such change, development or occurrence is covered by clause (ii) of this
                                                         -----------
clause (c)), or (ii) any material adverse change in the Property, business,
----------
performance, operations, prospects, or condition (financial or otherwise) of any Borrower Party.

               (d) Promptly after becoming aware of any pending or threatened action, suit, proceeding, or counterclaim by any Person, or any pending or threatened investigation by a Public Authority, or any actual or potential Government Offset, which individually or in the aggregate could reasonably be expected to have a Material Adverse Effect.

               (e) Promptly after becoming aware of any pending or threatened strike, work stoppage, material unfair labor practice claim, or other material labor dispute affecting any Borrower Party or any of its Subsidiaries.

               (f) Promptly after becoming aware of any violation of any law, statute, regulation, or ordinance of a Public Authority applicable to any Borrower Party, any Subsidiary, or their respective Properties which could reasonably be expected to have a Material Adverse Effect.

               (g) Promptly after becoming aware of any violation by any Borrower Party of Environmental Law (which violation could reasonably be expected to have a Material Adverse Effect) or immediately upon receipt of any notice that a Public Authority has asserted that any Borrower Party is not in compliance with Environmental Laws or that its compliance is being investigated.

               (h) Thirty (30) days prior to any Borrower Party (x) changing its name or the address of its place of business, and, if it has more than one place of business, the address of its chief executive office, (y) entering into any merger or consolidation or (z) taking any other action which could result in the Security Interest ceasing to be a first priority perfected security interest in favor of the Lender.

               (i) Promptly after becoming aware of any ERISA Event, accompanied by any materials required to be filed with the PBGC with respect thereto; immediately after any Borrower Party's receipt of any notice concerning the imposition of any withdrawal liability under Section 4042 of ERISA with respect to a Plan; immediately upon the establishment of any Pension Plan not existing at the Closing Date or the commencement of contributions by any Borrower Party to any Pension Plan to which any Borrower Party was not contributing at the Closing Date; and immediately upon becoming aware of any other event or condition regarding a Plan or regarding compliance by any Borrower Party or an ERISA Affiliate with ERISA, which could have a Material Adverse Effect.

               (j) Promptly upon becoming aware of any delinquent taxes of any Borrower Party which, individually or in the aggregate, exceed two hundred fifty thousand dollars ($250,000).

          Each notice given under this Section 8.3 shall describe the subject
                                       -----------
matter thereof in reasonable detail and shall set forth the action that the Borrower Parties have taken or propose to take with respect thereto.

          The foregoing shall not limit the obligations of the Borrower Parties to give other notices under this Agreement, including without limitation to notify the Lender in accordance with Section 7.9(d) as to disputes and claims
                                     --------------
and alleged or asserted Government Offsets.

     9.   GENERAL WARRANTIES AND REPRESENTATIONS.
          --------------------------------------

          Each Borrower Party continuously warrants and represents to the Lender, at all times during the term of this Agreement and until all Obligations have been satisfied, that, except as hereafter disclosed to and accepted by the Lender in writing:

          1  Authorization, Validity, and Enforceability of this Agreement and
             -----------------------------------------------------------------
the Loan Documents. Each Borrower Party has the power and authority to execute,
------------------
deliver and perform this Agreement and the other Loan Documents, to incur the Obligations, and to grant the Security Interest. Each Borrower Party has taken all necessary action (including, without limitation, obtaining approval of its stockholders if applicable) to authorize its execution, delivery, and performance of this Agreement and the other Loan Documents to which it is a party. No consent, approval, or authorization of, or declaration or filing with, any Public Authority, and no consent of any other Person, is required in connection with the execution, delivery, and performance of this Agreement and the other Loan Documents by any Borrower Party, except for those already duly obtained. This Agreement and the other Loan Documents to which it is a party have been duly executed and delivered by each Borrower Party and constitute the legal, valid and binding obligations of each Borrower Party, enforceable against it in accordance with their respective terms without defense, setoff, or counterclaim, except as may be limited by bankruptcy or insolvency laws or similar laws affecting creditors' rights generally or by general equitable principles. The execution, delivery, and performance of this Agreement and the other Loan Documents by each Borrower Party do not and shall not conflict with, or constitute a violation or breach of, or constitute a default under, or result in the creation or imposition of any Lien upon the Property of any Borrower Party or any of its Subsidiaries (except as contemplated by this Agreement and the other Loan Documents) by reason of the terms of (a) the Indenture or any mortgage, lease, agreement, or instrument to which any Borrower Party or any of its Subsidiaries is a party or which is binding upon it, (b) any judgment, law, statute, rule or governmental regulation applicable to any Borrower Party or any of its Subsidiaries, or (c) the certificate or articles of incorporation, bylaws or other organizational documents of any Borrower Party or any of its Subsidiaries.

          2  Validity and Priority of Security Interest.  The provisions of this
             ------------------------------------------
Agreement and the other Loan Documents create legal and valid Liens on all the Collateral in the Lender's favor, and when all proper filings, recordings, and other actions necessary to perfect such Liens have been made or taken, such Liens shall constitute perfected and continuing Liens on all the Collateral, having priority over all other Liens on the Collateral and enforceable against each Borrower Party and all other Persons.

          3  Organization and Qualification.  Each Borrower Party:  (a) is duly
             ------------------------------
organized and validly existing in good standing under the laws of the state of its incorporation; (b) is qualified to do business and is in good standing in all jurisdictions in which the failure to be so qualified and in good standing could reasonably be expected to result in a Material Adverse Effect; and (c) has all requisite power and authority to conduct its business and to own its Property.

          4  Name; Prior Transactions.   The corporate name of each Borrower
             ------------------------
Party is set forth on its signature page to this Agreement (or, in the case of a Person which becomes a Borrower pursuant to an Additional Borrower Agreement, set forth on its signature page to such Additional Borrower Agreement), and such Borrower Party has not used any other corporate company name during the past five years. Since January 1, 1999, no Borrower Party has: been known by or used any doing business as or fictitious name (except as set forth in Schedule 9.15),
                                                                 -------------
or been a party to any merger or consolidation, or acquired all or substantially all of the assets of any Person, or acquired any of its Property out of the ordinary course of business, or been subject to any event, occurrence or proceeding of the type contemplated by any of clause (f), clause (g), clause (h), or clause (i) of
                       ----------  ----------  ----------     ----------
Section 12.1.
------------

          5  Subsidiaries and Affiliates.  Schedule 9.5 is a correct and
             ---------------------------   ------------
complete list as of the Closing Date of the name and relationship to each Borrower Party of each and all of its Subsidiaries and other Affiliates. Since the Closing Date, each Borrower Party has notified the Lender as to the name and relationship to such Borrower Party of any other Person which became a Subsidiary or other Affiliate of such Borrower Party after the Closing Date.
The Borrower Parties and/or the applicable Subsidiary of Borrower Parties are the only record and beneficial owner of all of the shares of capital stock, partnership interests or other ownership interests of each of the Subsidiaries, except as specified in Schedule 9.5 or as specified in such notification. There
                       ------------
are no proxies, irrevocable or otherwise, with respect to such shares, partnership interests or ownership interests, and no equity securities of any of such Subsidiaries are or may become required to be issued by reason of any options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of any capital stock of, partnership interests or ownership interests in any such Subsidiary, and there are no contracts, commitments, understandings or arrangements by which any such Subsidiary is or may become bound to issue additional shares of its capital stock, securities convertible into or exchangeable for such shares, partnership interests or any other ownership interests. All of such shares, partnership interests or ownership interests so owned by each Borrower Party are owned by such Borrower Party free and clear of any Liens other than Permitted Liens. Each Subsidiary of a Borrower Party is (a) duly incorporated or formed, and duly organized and validly existing in good standing under the laws of its state of formation set forth on Schedule 9.5, and (b) qualified to do business as a foreign
         ------------
corporation, partnership, or limited liability company and in good standing in each jurisdiction in which the failure to be so qualified could result in a Material Adverse Effect.

          6  Financial Statements and Plan.
             -----------------------------

               (a) The Company has delivered to the Lender the audited consolidated balance sheet and related consolidated statements of operations, cash flows, and changes in stockholders equity for the Company and its Subsidiaries as of September 30, 1998 and for the Fiscal Year then ended, accompanied by the report thereon of the Company's independent certified public accountants, Ernst & Young LLP. The Company has also delivered to the Lender the Borrower's Form 10-Q for the quarterly period ended June 30, 1999. All such financial statements have been prepared in accordance with GAAP and present accurately and fairly the Company's financial position as at the dates thereof and its results of operations for the periods then ended.

               (b) The Latest Plan represents the Company's best estimate of the future financial performance of the Company and its Subsidiaries for the periods set forth therein. The Latest Plan has been prepared on the basis of the assumptions set forth therein, which the Company believes are fair and reasonable in light of current and reasonably foreseeable business conditions.

               (c) During the past three (3) years, the Company has not discharged or replaced its independent certified public accountants, and such accountants have not resigned as such, except as disclosed by the Company in writing to the Lender.

          7  [Reserved]

          8  Solvency. Each Borrower Party is Solvent prior to and after giving
             --------
effect to the making of each Loan.

          9  Debt.  Except for the two promissory notes included in Schedule
             ----                                                   --------
9.9, both of which are unsecured, no Borrower Party has any Debt, except as
---
permitted by Section 10.12.
             -------------

          10  Distributions.  Except as disclosed in writing to the Lender,
              -------------
since June 30, 1999 no Distribution has been declared, paid, or made upon or in respect of any capital stock or other securities of the Company.

          11  Title to Property.  Except for Property which any Borrower Party
              -----------------
leases, each Borrower Party has good, indefeasible, and merchantable title to all of its Property including, without limitation, the assets reflected on the most recent Financial Statements delivered to the Lender, except as disposed of since the date thereof in the ordinary course of business, subject only to Permitted Liens and purchase money security interests; provided that this
Section 9.11 is subject to and shall not limit Section 9.2,

          12  Adequate Assets.  Each Borrower Party possesses adequate assets
              ---------------
for the conduct of its business.

          13  Real Property; Leases.  Schedule 9.13 contains a correct and
              ---------------------   -------------
complete list, as of the Closing Date, of all real property owned by any Borrower Party, all material leases and subleases of real or personal property by any Borrower Party as lessee or sublessee, and all material leases and subleases of real or personal property by any Borrower Party as lessor or sublessor; provided that the Lender acknowledges that certain of such leases are being assigned on or about the Closing Date to the purchaser of the assets of Paramedical Services of America, Inc. Since the Closing Date, each Borrower Party has notified the Lender as to all other real property acquired by such Borrower Party, and all leases and subleases of real property (and all leases or subleases of personal property involving payments by any Borrower Party during any Fiscal Year in excess of five hundred thousand dollars ($500,000), entered into by any Borrower Party after the Closing Date. Each of such leases and subleases is valid and enforceable in accordance with its terms and is in full force and effect and, to each Borrower Party's knowledge, no default by any party to any such lease or sublease exists, except where the failure to be valid and enforceable would not have a Material Adverse Effect.

          14  Proprietary Rights.  Schedule 9.14 contains a correct and complete
              ------------------   -------------
list, as of the Closing Date, of all the material Proprietary Rights of each Borrower Party. Since the Closing Date, each Borrower Party has notified the Lender as to all other material Proprietary Rights of which such Borrower Party became the owner after the Closing Date. None of the material Proprietary Rights of any Borrower Party are subject to any licensing agreement, assignment agreement or similar arrangement except as set forth on Schedule 9.14 or in such
                                                        -------------
notification. The Borrower Parties shall notify the Lender promptly following any amendment, modification, expiration or termination of any such agreement or arrangement. To each Borrower Party's knowledge none of the Proprietary Rights infringe on or conflict with any other Person's Property and no other Person's Property infringes on or conflicts with the Proprietary Rights. The Proprietary Rights described on Schedule 9.14 or in such
                                            -------------
notification constitute all of the Proprietary Rights which are, in the reasonable judgment of each Borrower Party, necessary to the current and anticipated future conduct of the business of each Borrower Party.

          15  Trade Names and Terms of Sale.  All trade names or styles under
              -----------------------------
which any Borrower shall sell Inventory or create Accounts, or to which instruments in payment of Accounts may be made payable, are listed on Schedule
                                                                      --------
9.15.  No Borrower redates any invoice or claim form after such invoice or claim
----
form has been sent to an Account Debtor. The Lender acknowledges that if an Account Debtor which is the "primary" payor does not pay a claim in full or denies such claim, any Borrower Party may send a separate invoice to an Account Debtor which is a "secondary" payor.

          16  Litigation.  Except for the two cases identified on Schedule 9.16,
              ----------                                          -------------
there is no pending or, to the best knowledge of any Borrower Party, threatened action, suit, proceeding, or counterclaim by any Person, or investigation by any Public Authority, or any basis for any of the foregoing, which would reasonably be expected to result in a Material Adverse Effect.

          17  Restrictive Agreements.  No Borrower Party is a party to any
              ----------------------
contract or agreement, or is subject to any charter or other corporate restriction, which affects its ability to execute, deliver, and perform the Loan Documents, or which could otherwise reasonably be expected to result in a Material Adverse Effect.

          18  Labor Disputes.  As of the Closing Date:  (a) there is no
              --------------
collective bargaining agreement or other labor contract covering employees of any Borrower Party or any of its Subsidiaries; (b) no such collective bargaining agreement or other labor contract is scheduled to expire during the term of this Agreement; (c) no union or other labor organization is seeking to organize, or to be recognized as, a collective bargaining unit of employees of any Borrower Party or any of its Subsidiaries or for any similar purpose; and (d) there is no pending or, to the best knowledge of any Borrower Party, threatened strike, work stoppage, material unfair labor practice claim, or other material labor dispute against or affecting any Borrower Party, or any of its Subsidiaries or their respective employees. Since the Closing Date, each Borrower Party has notified the Lender as to any matters covered by clause (a), (b), (c) or (d) of the previous sentence which first arose or existed after the Closing Date.

          19  Environmental Laws.
              ------------------

               (a) Each Borrower Party and its Subsidiaries have complied in all material respects with all Environmental Laws applicable to its Premises and business, and no Borrower Party or any of its Subsidiaries or any of its present Premises or operations, or to the knowledge of any Borrower Party, any of its past property or operations, is subject to any enforcement order from or liability agreement with any Public Authority or private Person respecting (i) compliance with or violation of any Environmental Law or (ii) any potential liabilities and costs or remedial action arising from the Release or threatened Release of a Contaminant.

               (b) Each Borrower Party and its Subsidiaries have obtained all permits necessary for their current operations under Environmental Laws, and all such permits are valid and each Borrower Party and its Subsidiaries are in material compliance with all terms and conditions of such permits.

               (c) No Borrower Party or any of its Subsidiaries, or, to the best knowledge of any Borrower Party, any of its predecessors in interest, has in violation of applicable law stored, treated or disposed of any Contaminant on any Premises, as defined pursuant to 40 CFR Part 261 or any equivalent Environmental Law.

               (d) No Borrower Party or any of its Subsidiaries has received any summons, complaint, order or similar written notice that it is not currently in compliance with, or that any Public Authority is investigating its compliance with, any Environmental Laws or that it is or may be liable to any other Person as a result of a Release or threatened Release of a Contaminant.

               (e) To the best knowledge of each Borrower Party, none of the present or past operations of any Borrower Party or any of its Subsidiaries is the subject of any investigation by any Public Authority evaluating whether any remedial action is needed to respond to a Release or threatened Release of a Contaminant.

               (f) To the best knowledge of each Borrower Party, there is not now, nor has there ever been on or in the Premises:

                    (i) any underground storage tanks or surface impoundments,

                    (ii)  any asbestos-containing material, or

                    (iii) any polychlorinated biphenyls (PCBs) used in hydraulic oils, electrical transformers or other equipment.

               (g) No Borrower Party or any of its Subsidiaries has filed any notice under any applicable requirement of Environmental Law reporting a spill or accidental and unpermitted release or discharge of a Contaminant into the environment.

               (h) No Borrower Party or any of its Subsidiaries has entered into any negotiations or settlement agreements with any Person (including, without limitation, the prior owner of its property) imposing material obligations or liabilities on any Borrower Party or any of its Subsidiaries with respect to any remedial action in response to the Release of a Contaminant or environmentally related claim.

               (i) To the best knowledge of each Borrower Party, none of the products manufactured, distributed or sold by any Borrower Party or any of its Subsidiaries contains asbestos-containing material.

               (j) To the best knowledge of each Borrower Party, no Environmental Lien has attached to any Premises of any Borrower Party or any of its Subsidiaries.

          20  Health Care Laws.
              ----------------

               (a) To the best knowledge of each Borrower Party, each Borrower Party and its Subsidiaries have complied in all material respects with all Health Care Laws applicable to its business, and no Borrower Party or any of its Subsidiaries or any of its present operations, nor its past operations, is subject to any action, order from or agreement respecting (i) to the best knowledge of each Borrower Party, compliance with any Health Care Law or (ii) to the best knowledge of each Borrower Party, any potential liabilities under Health Care Laws.

               (b) Each Borrower Party and its Subsidiaries have obtained all licenses, permits, accreditations, certifications and approvals necessary for their current operations under Health Care Laws, and all such licenses, permits, accreditations, certifications and approvals are in good standing, and each Borrower Party and its Subsidiaries are in compliance with all material terms and conditions thereof except where the failure to comply would not have a Material Adverse Effect.

               (c) No Borrower Party or any of its Subsidiaries has received any summons, complaint, subpoena, order or other notice that it is not currently in compliance with any Health Care Laws or that it is or may be liable to any other Person under or in connection with any Health Care Laws, other than two matters which (i) were disclosed to the Lender prior to the Closing Date, (ii) have been settled for less than eighty-six thousand dollars ($86,000), and (iii) did not involve the filing of any criminal charges.

               (d) To the best knowledge of each Borrower Party, none of the present or past operations of any Borrower Party or any of its Subsidiaries is the subject of any investigation by any Public Authority concerning alleged or potential material violations of Health Care Laws.

               (e) No Borrower Party or any of its Subsidiaries is involved in any negotiations or settlement agreements with any Person which impose or could impose material obligations or liabilities on any Borrower Party or any of its Subsidiaries with respect to any Health Care Law.

          21  No Violation of Law.  No Borrower Party is in violation of any
              -------------------
law, statute, regulation, ordinance, judgment, order, or decree applicable to it which violation could reasonably be expected to result in a Material Adverse Effect.

          22  No Default.  No Borrower Party is in default with respect to any
              ----------
note, indenture, loan agreement, mortgage, lease, deed, or other agreement to which any Borrower Party is a party or bound, which default could reasonably be expected to result in a Material Adverse Effect.

          23  ERISA Compliance.
              ----------------

               (a) Each Plan is in compliance in all respects with the applicable provisions of ERISA, the Code and other federal or state law, except where any failure to comply would not reasonably be expected to have a Material Adverse Effect. Each Plan which is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS or is maintained in the form of a standardized prototype plan which has received a favorable opinion letter or a favorable notification letter from the IRS, and to the best knowledge of each Borrower Party, nothing has occurred which would affect its reliance on such determination letter, plan, opinion letter or notification letter. Each Borrower Party and each ERISA Affiliate have made all required contributions to any Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code, except where any failure to contribute would not reasonably be expected to have a Material Adverse Effect, has been made with respect to any Plan.

               (b) There are no pending or, to the best knowledge of any Borrower Party, threatened claims, actions or lawsuits, or action by any Public Authority, with respect to any Plan which has resulted or could reasonably be expected to have a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan which has resulted in or could reasonably be expected to have a Material Adverse Effect.

               (c) (i) No ERISA Event has occurred or is reasonably expected to occur; (ii) no Pension Plan has any unfunded liability; (iii) no Borrower Party or any ERISA Affiliate has incurred, or reasonably expects to incur, any material liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iv) no Borrower Party or any ERISA Affiliate has incurred, or reasonably expects to incur, any material liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under
Section 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and (v) no Borrower Party or any ERISA Affiliate has engaged in a transaction that could subject any Person to Section 4069 or 4212(c) of ERISA.

          24  Taxes.  Each Borrower Party and its Subsidiaries has filed all tax
              -----
returns and other reports required to be filed (or has filed proper extensions of time to file) and has paid all Taxes, assessments, fees and other governmental charges levied or imposed upon it or its properties, income or assets that are otherwise due and payable, except for those Taxes, assessments, fees and other governmental charges which are being contested in good faith by appropriate proceedings diligently pursued.

          25  Use of Proceeds.  The Borrowers shall use the proceeds of the
              ---------------
Loans for working capital purposes and to retire a portion of the Subordinated Notes. None of the transactions contemplated in this Agreement or any other Loan Document (including the use of proceeds from any Loan or Letter of Credit) shall violate or result in the violation of any law, rule or regulation, including Section 7 of the Securities Exchange Act of 1934, as amended, or any regulations issued pursuant thereto, including the regulations of the Board of Governors of the Federal Reserve System ("Federal Reserve Board"), 12 CFR, Chapter II. No Borrower Party owns or intends to carry or purchase any "margin stock" within the meaning of the regulations of the Federal Reserve Board. Except as permitted by Section 10.19, no Borrower Party has used proceeds of the
                       -------------
Loans to invest in any Restricted Investments.

          26  Private Offerings.  No Borrower Party has, directly or indirectly,
              -----------------
offered the Loans for sale to, or solicited offers to buy part thereof from, or otherwise approached or negotiated with respect thereto with any prospective purchaser other than Lender. No Borrower Party or any Person acting on its behalf has offered or shall offer the Loans or any part thereof or any similar securities for issue or sale to or solicit any offer to acquire any of the same from anyone so as to bring the issuance thereof within the provisions of Section 5 of the Securities Act of 1933, as amended.

          27  Broker's Fees'. No Person is entitled to any brokerage or finder's
              --------------
fee with respect to the transactions described in this Agreement.

          28  Government Regulation.  No Borrower Party or any of its
              ---------------------
Subsidiaries is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Investment Company Act of 1940, or any other Requirement of Law that limits its ability to incur indebtedness or its ability to enter into or consummate the transactions contemplated in this Agreement and the other Loan Documents.

          29  No Material Adverse Change.  Except as disclosed in the Company's
              --------------------------
Form 10-Q for the quarterly periods ending December 31, 1998, March 31, 1999 and June 30, 1999, respectively, no material adverse change has occurred in the Property, business, performance, operations, prospects or condition (financial or otherwise) of any Borrower Party since September 30, 1998. On the basis of a comprehensive review and assessment undertaken by the Company of the computer applications of the Company and its Subsidiaries and inquiry made of the material suppliers and vendors of the Company and its Subsidiaries, the Company reasonably believes that the "Year 2000 problem" (that is, the risk that computer applications used by any Person may be unable to recognize and perform properly date-sensitive functions involving certain dates prior to and any date after December 31, 1999) shall not result in a Material Adverse Effect.

          30  Disclosure.  Neither this Agreement nor any Borrowing Base
              ----------
Certificate, report, notice, document or statement furnished to the Lender by or on behalf of any Borrower Party under this Agreement or any other Loan Document contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements contained herein or therein not misleading.

     10.  AFFIRMATIVE AND NEGATIVE COVENANTS. Each Borrower Party covenants
          ----------------------------------
that, so long as any of the Obligations remain outstanding or this Agreement is in effect:

          1  Taxes and Other Obligations. Each Borrower Party and each of its
             ---------------------------
Subsidiaries shall: (a) file when due (subject to any extensions permitted under applicable law) all tax returns and other reports which it is required to file, pay, or provide for the payment, when due, of all Taxes, fees, assessments and other governmental charges against it or upon its Property, income, and franchises, make all required withholding and other tax deposits, and establish adequate reserves for the payment of all such items, and shall provide to the Lender, upon request, satisfactory evidence of its timely compliance with the foregoing; and (b) pay when due all Debt owed by it and perform and discharge in a timely manner all other obligations undertaken by it; provided, however, that
                                                        --------  -------
each Borrower Party and its Subsidiaries need not pay any tax, fee, assessment, governmental charge, or Debt, or perform or discharge any other obligation, that it is contesting in good faith by appropriate proceedings diligently pursued.

          2  Existence and Good Standing. Each Borrower Party shall maintain its
             ---------------------------
existence and its qualification and good standing in all states necessary to conduct its business and own its Property, except where the failure to remain qualified and in good standing could not reasonably be expected to result in a Material Adverse Effect, and shall obtain and maintain all material licenses, permits, franchises and governmental authorizations necessary to conduct its business and own its Property.

          3  Compliance with Law and Agreements. Each Borrower Party and each of
             ----------------------------------
its Subsidiaries shall comply in all material respects with the terms and provisions of each judgment, law, statute, rule, and governmental regulation applicable to it and each material contract, mortgage, lien, lease, indenture, order, instrument, agreement, or document to which it is a party or by which it is bound.

          4  Maintenance of Property and Insurance. Each Borrower Party and each
             -------------------------------------
of its Subsidiaries shall: (a) maintain all of its Property necessary and useful in its business in good operating condition and repair, ordinary wear and tear excepted; and (b) in addition to the insurance required by Section 7.7,
                                                                -----------
maintain with financially sound and reputable insurers such other insurance with respect to its Property and business against casualties and contingencies of such types (including, without limitation, business interruption, environmental liability, public liability, product liability, and larceny, embezzlement or other criminal misappropriation) and in such amounts as is customary for Persons of established reputation engaged in the same or a similar business and similarly situated, naming the Lender, at its request, as additional insured under each such policy.

          5  Environmental Laws. Each Borrower Party shall conduct its business
             ------------------
in all material respects in compliance with all Environmental Laws applicable to it, including, without limitation, those relating to the generation, handling, use, storage, and disposal of Contaminants. Each Borrower Party shall take (and shall cause each of its Subsidiaries to take) prompt and appropriate action to respond to and remediate any non-compliance with Environmental Laws if the failure to so act is reasonably likely to have a Material Adverse Effect, and shall regularly report to the Lender on such response and remediation. Without limiting the generality of the foregoing, whenever any Borrower Party gives notice to the Lender pursuant to Section 8.3(g) the Borrower Parties shall, at the Lender's request
            --------------
and the expense of the Borrower Parties: (a) cause an independent environmental engineer acceptable to the Lender and the Borrowers' Agent to conduct such tests of the site where the noncompliance or alleged non-compliance with Environmental Laws has occurred and prepare and deliver to the Lender a report setting forth the results of such tests, a proposed plan for responding to any environmental problems described therein, and an estimate of the costs thereof; and (b) provide to the Lender a supplemental report of such engineer whenever the scope of the environmental problems, or any Borrower Party's response thereto or the estimated costs thereof, shall change.

          6  Health Care Laws.  Each Borrower Party and each of its Subsidiaries
             ----------------
shall conduct its business in all material respects in compliance with all Health Care Laws applicable to it. Each Borrower Party and its Subsidiaries shall take prompt and appropriate action to respond to and remediate any material non-compliance with any Health Care Law Each Borrower Party and each of its Subsidiaries shall promptly report to the Lender on any such non-compliance and any such response and remediation in each case if such non-compliance or such response and remediation is reasonably likely to have a Material Adverse Effect.

          7  ERISA. Each Borrower Party shall cause each Plan, which has been
             -----
designated to be so, to be qualified within the meaning of Section 401(a) of the Code and to be administered in all respects in compliance with Section 401(a) of the Code, except where any such failure to comply would not reasonably be expected to have a Material Adverse Effect. Each Borrower Party shall cause each Plan to be administered in all respects in compliance with ERISA, except where any such failure to comply would not reasonably be expected to have a Material Adverse Effect.

          8  Mergers, Consolidations or Sales.  Without the prior written
             --------------------------------
consent of the Lender, no Borrower Party or any of its Subsidiaries shall enter into any transaction of merger, reorganization, or consolidation, or transfer, sell, assign, lease, or otherwise dispose of all or any substantial part of its Property, or wind up, liquidate or dissolve, or acquire or purchase any Person or a substantial portion of any of the assets of any Person or agree to do any of the foregoing, except acquisitions of assets excluded from the definition of Restricted Investment and sales of Inventory in the ordinary course of its business; provided that this Section 10.8 does not authorize any transfer, sale, assignment, lease or disposition of any Collateral by any Borrower Party or any of its Subsidiaries. Notwithstanding the foregoing sentence, a Borrower Party or any of its Subsidiaries may (i) sell or otherwise dispose of obsolete or non-useful Equipment and (ii) sell, wind up, liquidate or dissolve any non-material Subsidiary which is not a Borrower Party.

          9  Distributions.  Except as permitted by Section 10.14, no Borrower
             -------------                          -------------
Party or any of its Subsidiaries shall directly or indirectly declare or make, or incur any liability to make, any Distribution, except Distributions (a) to a Borrower by a Subsidiary wholly owned by such Borrower or (b) to a stockholder of such Borrower Party in connection with a settlement of a lawsuit in which such stockholder is a plaintiff or a member of a class of plaintiffs.

          10  Transactions Having a Material Adverse Effect.  No Borrower Party
              ---------------------------------------------
or any of its Subsidiaries shall enter into any transaction after the Closing Date which is reasonably likely to have a Material Adverse Effect.

          11  Guaranties.  No Borrower Party or any of its Subsidiaries shall
              ----------
make, issue or become liable on any Guaranty, except: (a) Guaranties in favor of the Lender and endorsements of instruments for deposit, (b) Guaranties of Debt otherwise expressly permitted hereunder, and (c) Guaranties of obligations of other Borrower Parties.

          12  Debt.  No Borrower Party or any of its Subsidiaries shall incur or
              ----
maintain any Debt, other than: (a) the Obligations; (b) trade payables, lease rental payments and contractual obligations to suppliers and customers incurred in the ordinary course of business; (c) other Debt existing on the Closing Date and reflected in the financial statements contained in the Company's Form 10-Q for the quarterly period ending June 30, 1999, or evidenced by the two unsecured promissory notes included in Schedule 9.9; (d) accruals required in connection
                             ------------
with any Plan; and (e) other unsecured Debt in an aggregate amount not to exceed one million dollars ($1,000,000) at any one time outstanding.

          13  Prepayment.  No Borrower Party or any of its Subsidiaries shall
              ----------
voluntarily prepay any Debt, except: (a) prepayments of the Obligations in accordance with their terms; (b) repayment of the Subordinated Notes in accordance with the terms of the Indenture; (c) repayment of the Subordinated Notes with the proceeds of the sale of Paramedical Services of America, Inc.; or
(d) otherwise with the prior written consent of the Lender.

          14  Transactions with Affiliates.  Except as set forth in the next
              ----------------------------
sentence, no Borrower Party or any of its Subsidiaries shall: (a) sell, transfer, distribute, or pay any money or Property to any Affiliate (other than dividends made in compliance with applicable law), (b) lend or advance money or Property to any Affiliate (other than unsecured loans between the Borrower Parties in the ordinary course of business), (c) invest in (by capital contribution or otherwise) or purchase or repurchase any stock or indebtedness or any Property of any Affiliate, or (d) become liable on any Guaranty of the indebtedness, dividends, or other obligations of any Affiliate other than Guarantees by one Borrower Party of the indebtedness and obligations of one or more other Borrower Parties. Notwithstanding the foregoing, if no Event of Default has occurred and is continuing, each Borrower Party and its Subsidiaries may engage in transactions with Affiliates in the ordinary course of business in amounts and upon terms fully disclosed to the Lender and no less favorable to each Borrower Party and its Subsidiaries than would obtain in a comparable arm's length transaction with a third party who is not an Affiliate.

          15  Business Conducted.  Except with the prior written consent of the
              ------------------
Lender, no Borrower Party or any of its Subsidiaries shall engage, directly or indirectly, in any line of business other than (a) the businesses in which such Borrower Party and its Subsidiaries are engaged on the Closing Date and (b) businesses directly related to such businesses.

          16  Liens.  No Borrower Party or any of its Subsidiaries shall create,
              -----
incur, assume, or
permit to exist any Lien on any Property (including on any capital stock, membership interests, partnership interests and joint venture interests of or issued by any Person) now owned or hereafter acquired by any of them, except Permitted Liens.

          17  Sale and Leaseback Transactions.  Except with the prior written
              -------------------------------
consent of the Lender, no Borrower Party or any of its Subsidiaries shall, directly or indirectly, enter into any arrangement with any Person providing for such Borrower Party or any such Subsidiary to lease or rent Property that such Borrower Party or Subsidiary has or shall sell or otherwise transfer to such Person, unless the aggregate amount of consideration for all such arrangements during any calendar year is less than two hundred fifty thousand dollars ($250,000).

          18  New Subsidiaries.  Except with the prior written consent of the
              ----------------
Lender, no Borrower Party shall, directly or indirectly, organize or acquire any Subsidiary other than those listed on Schedule 9.5.
                                      ------------

          19  Restricted Investments.  Except with the prior written consent of
              ----------------------
the Lender, no Borrower Party or any of its Subsidiaries shall make any Restricted Investment during any calendar year if the aggregate amount of Restricted Investments made during such calendar year exceeds one million dollars ($1,000,000).

          20 Availability. The Borrower Parties shall not permit or cause
             ------------
Availability to be less than twenty million dollars ($20,000,000); provided that for purposes of this Section 10.20 only, Availability shall be calculated
                     -------------
without reference to the Maximum Revolving Credit Line.

          21  Fixed Charge Coverage.  As of the last day of each fiscal quarter
              ---------------------
of the Company, commencing with the fiscal quarter ending December 31, 1999, the Company shall maintain a ratio of

               (a) the sum of (i) EBITDA for the four consecutive fiscal quarters ending on such last day plus (ii) the Specified Bad Debt Expense Amount for such four fiscal quarters, to

               (b) the sum of (i) Interest Expense for such four fiscal quarters, (ii) Capital Expenditures of the Company and its Subsidiaries during such four fiscal quarters, (iii) actual payments of taxes by the Borrower Parties during such four fiscal quarters, and (iv) principal payments which any Borrower Party was required to make on Debt for borrowed money during such four fiscal quarters, which Debt had an original term of at least one year, of not less than 1.1 to 1.

          22  Loan Documents.  No Borrower Party shall enter into or permit to
              --------------
exist any amendment, modification, termination, supplement, compromise, satisfaction, release, discharge or waiver of any Loan Document without the prior written consent of the Lender. Except as otherwise provided in this Agreement, no Borrower Party shall sell, assign, pledge or otherwise transfer any of its rights or obligations under any Loan Document without the prior written consent of the Lender.

          23  Further Assurances.  Each Borrower Party shall execute and
              ------------------
deliver, or cause to be executed and delivered, to the Lender such documents, financing statements, instruments and agreements, and shall take or cause to be taken such actions, as the Lender may, from time to time, reasonably request to carry out the terms and conditions of this Agreement and the other Loan Documents.

     11.  CONDITIONS PRECEDENT.  The Lender shall not be obligated to make the
          --------------------
initial Loan or issue the initial Letter of Credit, unless the following conditions precedent have been satisfied in a manner satisfactory to the Lender both at the time that the initial Loan is made and at the time that the initial Letter of Credit is issued:

          1  Conditions Precedent to Making of Initial Loan and Issuance of
             --------------------------------------------------------------
Initial Letters of Credit.
-------------------------

               (a) Representations of each Borrower Party and Warranties;
                   ------------------------------------------------------
Covenants. The representations and warranties contained in this Agreement and
---------
the other Loan Documents shall be true, correct and complete; each Borrower Party shall have performed and complied with all covenants, agreements, and conditions contained herein and in the other Loan Documents which are required to have been performed or complied with.

               (b)  Secretary's Certificate.  The Lender shall have received a
                    -----------------------
certificate of the Secretary or Assistant Secretary of each Borrower Party certifying (i) the certificate of incorporation referred to in Section 11.1(c),
                                                               ---------------
(ii) the by-laws of such Borrower Party, (iii) a copy of the resolutions of the board of directors of such Borrower Party approving this Agreement and the other Loan Documents and the transactions contemplated hereby and thereby and (iv) the names and true signatures of the officers of such Borrower Party authorized to sign the Loan Documents (on which certificate the Lender conclusively may rely until such time as the Lender receives a revised certificate meeting the requirements hereof).

               (c) Certificate of Incorporation. The Lender shall have received
                   ----------------------------
the certificate of incorporation of each Borrower Party certified by the Secretary of State of the state of incorporation of such Person.

               (d) Good Standing Certificates. The Lender shall have received
                   --------------------------
good standing certificates of each Borrower Party issued by the Secretary of State of the state of incorporation of such Borrower Party and (not later than thirty (30) days after the Closing Date) the state in which the principal place of business and corporate office of such Borrower Party is located.

               (e) Legal Opinions. The Lender shall have received legal opinions
                   --------------
from counsel to the Borrower Parties, in each case in form and substance satisfactory to the Lender and its counsel.

               (f)  UCC Matters.  The Lender shall have received:
                    -----------

                         (x) Acknowledgment copies of UCC financing statements
or other similar instruments or documents, as may be necessary or, in the opinion of the Lender, desirable under the UCC or any comparable law of all appropriate jurisdictions to be filed to perfect the Lender's interests in the Collateral.

                         (y) A search report provided in writing by a Person
acceptable to the Lender listing all effective UCC financing statements that name any Borrower Party as debtor and that are filed in the jurisdictions in which filings were made pursuant to clause (x) and in such other jurisdictions
                                    ----------
as the Lender reasonably may request, together with copies of such financing statements and reflecting searches of applicable records showing any liens affecting the Collateral or any Borrower Party.

                         (z) One or more UCC financing statements signed by the
Borrower Parties and each secured party that has a Lien on the Collateral that are necessary or, in the opinion of the Lender, desirable under the UCC or any comparable law of all appropriate jurisdictions to terminate or subordinate such Lien, together with, if applicable, signed payoff letters from each such secured party (or in the case of Liens under the Existing Security Agreement, if the Lender so requests, such UCC financing statements as are necessary or, in the opinion of the Lender, desirable, to cause the Collateral to be reflected therein and to otherwise reflect the current names and addresses of applicable parties referred to in the UCC financing statements filed in connection with the Existing Security Agreement).

               (g) Trademark Security Agreements. The Lender shall have received
                   -----------------------------
security agreements in form and substance satisfactory to the Lender (each such security agreement, as amended, amended and restated or otherwise modified from time to time, may be referred to herein as a "Trademark Security Agreement"),
                                              ----------------------------
covering the trademarks listed in Schedule 9.14 and signed by the owners of such
                                  -------------
trademarks.

               (h) Financial Statements and Business Plan. The Lender shall have
                   --------------------------------------
received the Company's audited financial statements for Fiscal Year 1998, and the Company's business plan for Fiscal Year 2000, in each case in form and substance satisfactory to the Lender.

               (i) Litigation. There shall exist no action, suit, investigation,
                   ----------
litigation, or proceeding pending or threatened in any court or before any arbitrator or governmental instrumentality that in the Lender's reasonable judgment (x) could reasonably be expected to have a material adverse effect on the business, condition (financial or otherwise), operations, performance, or properties of any Borrower Party or which could impair the ability of any Borrower Party to perform satisfactorily under this Agreement or (y) could reasonably be expected to materially and adversely affect the transactions contemplated hereby. The Lender shall be satisfied with the prospects of all outstanding litigation and proceedings affecting any Borrower Party and the terms and conditions of any settlements involving any Borrower Party.

               (j) Corporate Structure.  The Lender shall be satisfied with each
                   -------------------
Borrower Party's corporate structure and ownership of Accounts and other assets.

               (k) Blocked Account Agreement.  The Lender shall have received
                   -------------------------
initial Blocked Account Agreements, signed by the parties thereto, with the following Blocked Account Banks: Albany First Bank, Bank One, NA, Crestar Bank, First Union National Bank and Imperial Bank.

               (l) Closing Fee; Loan Administration and Collateral Monitoring
                   ----------------------------------------------------------
Fee. The Lender shall have received payment of the Closing Fee and the Loan
---
Administration and Collateral Monitoring Fee.

               (m) Payment of Fees and Expenses. The Company shall have paid, to
                   ----------------------------
the extent invoiced, the fees and other charges of the Lender's outside counsel, Mayer, Brown & Platt (plus an estimate of fees and other charges relating to anticipated post-closing matters including (i) organizing, photocopying and distributing closing documents and (ii) post-closing searches of UCC records with respect to UCC financing statements filed in connection herewith), and all other reasonable fees and expenses of the Lender incurred in connection with any of the Loan Documents and the transactions contemplated thereby.

               (n) Required Approvals. The Lender shall have received certified
                   ------------------
copies of all consents or approvals of any Public Authority or other Person which the Lender determines is required in connection with the transactions contemplated by this Agreement.

               (o) No Material Adverse Change. No material adverse change shall
                   --------------------------
have occurred, as determined by the Lender in its reasonable and customary credit judgment, in the business, operations, profits, prospects, or financial condition of any Borrower Party or in the Collateral since April 30, 1999, and at all times from May 11, 1999 to the Closing Date the Company shall have achieved the financial performance projected in the Latest Plan, except to the extent that such projections are based upon a sale of the Company's paramedical testing division and relate to a time period prior to the actual sale thereof, and the Lender shall have received a certificate from the Company to such effect.

               (p) Year 2000 Issues. Each Borrower Party shall have satisfied
                   ----------------
the Lender that (a) such Borrower Party is taking all necessary and appropriate steps to ascertain the extent of, quantify and successfully address the business and financial risks facing such Borrower Party as a result of what is commonly referred to as the "Year 2000 problem" (i.e., the inability of certain computer applications to recognize correctly and perform properly date sensitive functions involving certain dates prior to and any date after December 31,
1999), including risks resulting from the failure of key customers and suppliers of such Borrower Party to address successfully the Year 2000 problem, and (b) the material computer applications of such Borrower Party will on a timely basis adequately address the Year 2000 problem in all material respects.

               (q) Pro Forma Balance Sheet. The Lender shall have received a pro
                   -----------------------
forma balance sheet of the Company dated as of the last day of the month immediately preceding the month in which the Closing Date occurs, which pro forma balance sheet (i) gives effect to the transaction to occur on the Closing Date and (ii) reflects no material changes from the most recent pro forma balance sheet of the Company previously delivered to the Lender.

               (r) Excess Availability. After taking into account the Loans and
                   -------------------
any Letter of Credit issued on the Closing Date, and with all obligations of the Borrower Parties being current, there shall be remaining Availability of at least twenty million dollars ($20,000,000).

               (s) Sale of Assets of Paramedical Services of America, Inc.  The
                   -------------------------------------------------------
Lender shall have received evidence, in form and substance satisfactory to the Lender, that the assets of Paramedical Services of America, Inc. shall have been sold.

               (t) Repayment of Existing Credit Agreement. The Lender shall have
                   --------------------------------------
received evidence, in form and substance satisfactory to the Lender, that all existing Debt owed under the Existing Credit Agreement shall have been paid in full or will be paid simultaneously with the proceeds of the initial Loan hereunder.

               (u) Indenture. The Lender shall be fully satisfied with all terms
                   ---------
and conditions of the Indenture, and the Lender shall be fully satisfied that this Agreement shall constitute "senior debt" that is permitted under the Indenture.

               (v) Proceedings. All proceedings to be taken in connection with
                   -----------
the transactions contemplated by this Agreement, all exhibits and schedules to this Agreement, and all documents contemplated in connection with this Agreement, shall be satisfactory in form and substance to the Lender and its counsel.

               (w) Delivery of Documents.  The Borrower Parties shall have
                   ---------------------
delivered, or caused to be delivered, to the Lender such other certifications, documents (including, without limitation, evidence of the federal taxpayer identification number of each Borrower Party), instruments and agreements as the Lender may reasonably request in connection herewith, duly executed by all parties thereto other than the Lender, and in form and substance satisfactory to the Lender and its counsel.

          2  Conditions Precedent to Each Loan and Letter of Credit.  The
             ------------------------------------------------------
obligation of the Lender to make each Loan and to issue any Letter of Credit shall be subject to the conditions precedent that:

               (a) on the date any such Loan is made or Letter of Credit is issued, as applicable, the following statements shall be true, and the acceptance by any Borrower of any extension of credit shall be deemed to be a statement, representation and warranty by the Borrower Parties to the effect that (i) the representations and warranties contained in this Agreement and the other Loan Documents are correct in all material respects on and as of the date such Loan is made or Letter of

Credit is issued, as applicable, as though made on and as of such date, except to the extent the Lender has been notified by the Borrower's Agent that any representation or warranty is not correct and the Lender has explicitly waived in writing compliance with such representation or warranty and except for any representation or warranty that relates only to a specific date in the past and
(ii) no Event or Event of Default has occurred and is continuing, or would result from the making of such Loan or the issuance of such Letter of Credit; and

               (b) the Lender shall have received (i) a Borrowing Base Certificate by 9:00 a.m., Chicago time, on the date on which such Loan is made or such Letter of Credit is issued, (ii) in the case of Loans, a Notice of Borrowing in accordance with Section 2.2(b), and (iii) in the case of Letters of
                             --------------
Credit, a Letter of Credit Request in accordance with Section 2.3.
                                                      -----------
     12.  DEFAULT.
          -------

             1 Events of Default. It shall constitute an event of default
               -----------------
("Event of Default") if any one or more of the following shall occur for any
  ----------------
reason:

               (a) any Borrower Party shall (i) fail to make payment of principal on any Loan when due, or (ii) fail to make payment of interest, fees or any other Obligation when due (and, in the case of this clause (ii), such failure with respect to interest shall continue for a period of two (2) days, or with respect to fees or other Obligations shall continue for a period of ten
(10) days, after the earlier to occur of (x) the date on which any Borrower Party discovers, or should have discovered any such failure and (y) the date on which the Lender notifies the Borrowers' Agent in writing of any such failure);

               (b) any representation or warranty made (or deemed made pursuant to Section 11.2) by any Borrower Party in this Agreement, any of the other Loan
   ------------
Documents, any Financial Statement, or any certificate furnished by any Borrower Party or any Subsidiary at any time to the Lender shall prove to be untrue in any material adverse respect as of the date when made, deemed made, or furnished, except for any representation or warranty that relates only to a specific date in the past;

               (c) any Borrower Party shall (i) fail to comply with any of the covenants set forth in any of Sections 7.1 through 7.19, 8.1, 8.2, 8.3, 10.6,
                              ------------         ----  ---  ---  ---  ----
10.8 through 10.22, or (ii) fail to comply with any of the covenants set forth
----         -----
in any of Sections 10.1, 10.2, 10.3, 10.4(b), 10.5, 10.7, or 10.23 (if such
          -------------  ----  ----  -------  ----  ----     -----
failure specified this clause (ii) shall have existed for more than ten (10) days after the earlier to occur of (x) the date that any Borrower Party discovers, or reasonably should have discovered, any such failure and (y) the date on which the Lender notifies the Borrowers' Agent in writing of any such failure); provided, however, that to the extent that any covenant in Section 8.2
          --------  -------                                          -----------
or 8.3 specifies the number of days within which any Borrower Party must comply
   ---
with any reporting requirement therein, such failure shall have existed for the number of days specified in such covenant, plus three (3) days;

               (d) any Borrower Party shall fail to comply with any of the other terms, covenants or agreements contained in this Agreement, the other Loan Documents, or any other agreement entered into at any time to which any Borrower Party and the Lender are party and such failure shall continue for a period of fifteen (15) days after the earlier to occur of (i) the date on which the Lender notifies the Borrower's Agent in writing of any such failure and (ii) the date on which any Borrower Party discovers, or reasonably should have discovered, any such failure, or if any such Loan Document or agreement shall terminate (other than in accordance with its terms or with the written consent of the Lender) or become void or unenforceable without the written consent of the Lender; or any Person shall contest in any manner the validity or enforceability of this Agreement or any of the other Loan Documents or shall deny that any Borrower Party has any further liability or obligation thereunder;

               (e) any Borrower Party shall fail to make any payment when due in respect of any Debt (other than the Obligations) in an aggregate amount in excess of one million dollars ($1,000,000) beyond any period of grace or cure provided with respect thereto;

              (f) any Borrower Party or any Subsidiary of any Borrower Party shall: (i) file a voluntary petition in bankruptcy or file a voluntary petition or an answer or otherwise commence any action or proceeding seeking reorganization, arrangement or readjustment of its debts or for any other relief under the Federal Bankruptcy Code, as amended, or under any other bankruptcy or insolvency act or law, state or federal, now or hereafter existing, or consent to, approve of, or acquiesce in, any such petition, action or proceeding; (ii) apply for or acquiesce in the appointment of a receiver, assignee, liquidator, sequestrator, custodian, trustee or similar officer for it or for all or any part of its Property; (iii) make an assignment for the benefit of creditors; or
(iv) admit its inability, or be unable generally, to pay its debts as they become due;

               (g) an involuntary petition shall be filed or an action or proceeding otherwise commenced seeking reorganization, arrangement or readjustment of the debts of any Borrower Party or any Subsidiary of any Borrower Party or for any other relief under the Federal Bankruptcy Code, as amended, or under any other bankruptcy or insolvency act or law, state or federal, now or hereafter existing, and sixty (60) days shall pass from the date of such filing or commencement without such action being dismissed;

               (h) a receiver, assignee, liquidator, sequestrator, custodian, trustee or similar officer for any Borrower Party or any material Subsidiary of any Borrower Party or for all or any part of the Property of such Borrower Party or such Subsidiary shall be appointed involuntarily and sixty (60) days shall pass from the date of such appointment without such appointment being revoked; or a warrant of attachment, execution or similar process shall be issued against any part of the Property of any Borrower Party or any such Subsidiary and sixty
(60) days shall pass from the date of such issuance without such issuance being revoked;

               (i) any Borrower Party shall file a certificate of dissolution under applicable state law or shall be liquidated, dissolved or wound-up or shall commence or have commenced against it any action or proceeding for dissolution, winding-up or liquidation, or shall take any corporate action in furtherance thereof, except in each case with the Lender's prior written consent;

               (j) all or any material part of the Property of any Borrower Party shall be nationalized, expropriated or condemned, seized or otherwise appropriated, or custody or control of such Property or of any Borrower Party shall be assumed by any Public Authority or any court of competent jurisdiction at the instance of any Public Authority, except where contested in good faith by proper proceedings diligently pursued where a stay of enforcement is in effect;

               (k) one or more final judgments for the payment of money aggregating in excess of one million dollars ($1,000,000) shall be rendered against any Borrower Party or any Subsidiary of any Borrower Party and such Borrower Party or such Subsidiary shall fail to discharge the same within thirty
(30) days from the date of notice of entry thereof or to appeal therefrom;

               (l) any loss, theft, damage or destruction of any item or items of Collateral occurs which: (i) materially and adversely affects the operation of any Borrower Party's business or (ii) is material in amount and is not adequately covered by insurance;

               (m) any event or condition shall occur or exist with respect to a Plan that could, in the Lender's reasonable judgment, subject any Borrower Party or any Subsidiary of any Borrower Party to any tax, penalty or liability under ERISA, the Code or otherwise which in the aggregate is material in relation to the business, performance, operations, Property, prospects or condition (financial or otherwise) of any Borrower Party;

               (n) there occurs any material adverse change in the business, performance, operations, Property, prospects or condition (financial or otherwise) of any Borrower Party, which change would reasonably be expected to have a Material Adverse Effect; or

               (o) any Borrower Party shall: (i) other than in accordance with a Blocked Account Agreement, withdraw or attempt to withdraw any funds or other items on deposit in any Lockbox or any Blocked Account; (ii) without the written consent of the Lender, direct or attempt to direct a Blocked Account Bank not to make, or to cease making, transfers of any funds or other items (x) from a Lockbox to a Blocked Account, or (y) from a Blocked Account to the Lender or at the direction of the Lender; or (iii) without limiting the foregoing, give a "Revocation Order" (as defined in the applicable Blocked Account Agreement) to a Blocked Account Bank without the written consent of the Lender.

     13.  REMEDIES.
          --------

               (a) If an Event of Default has occurred and is continuing, the Lender may, without notice to or demand on any Borrower Party, do one or more of the following at any time or times and in any order: (i) reduce the Availability or one or more of the elements thereof; (ii) restrict the amount of or refuse to make Loans and restrict the amount of or refuse to issue Letters of Credit;
(iii) terminate this Agreement; (iv) declare any or all Obligations to be immediately due and payable (provided, however, that upon the occurrence of any
                             -----------------
Event of Default described in Sections 12.1(f), 12.1(g), 12.1(h) or 12.1(i), all
                              ----------------  -------  -------    -------
Obligations shall automatically become immediately due and payable); and (v) pursue its other rights and remedies under the Loan Documents and applicable law.

          (b) If any Event of Default specified in clause (f), (g), (h) or (i)
                                                   ----------  ---  ---    ---
of Section 12.1 shall have occurred and be continuing or any of the Obligations
   ------------
shall have otherwise been accelerated pursuant to this Section 13, then without
                                                       ----------
any request or the taking of any other action by the Lender, the Borrowers shall forthwith deposit into an account established pursuant to arrangements satisfactory to the Lender in its sole discretion an amount in immediately available funds equal to all the Letter of Credit Obligations then outstanding.

          (c) If an Event of Default has occurred and is continuing: (i) the Lender shall have, in addition to all other rights, the rights and remedies of a secured party under the UCC; (ii) the Lender may, at any time, take possession of the Collateral and keep it on the Premises of any Borrower Party, at no cost to the Lender, or remove any part of it to such other place or places as the Lender may desire, and each Borrower Party shall, upon the Lender's demand, at the expense of the Borrower Parties, assemble the Collateral and make it available to the Lender at a place reasonably convenient to the Lender; and
(iii) the Lender may sell and deliver any Collateral at public or private sales, for cash, upon credit or otherwise, at commercially reasonable prices and upon such commercially reasonable terms as the Lender deems advisable, in the exercise of its reasonable credit judgment and may, if the Lender deems it reasonable, postpone or adjourn any sale of the Collateral by an announcement at the time and place of sale or of such postponed or adjourned sale without giving a new notice of sale. Without in any way requiring notice to be given in the following manner, each Borrower Party agrees that any notice by the Lender of sale, disposition or other intended action hereunder or in connection herewith, whether required by the UCC or otherwise, shall constitute reasonable notice to such Borrower Party if such notice is mailed by registered or certified mail, return receipt requested, postage prepaid, or is delivered personally against receipt, at least five (5) days prior to such action to the Borrowers' Agent at the address for notices to the Borrowers' Agent determined in accordance with
Section 15.10.  If any Collateral is sold on terms other than payment in full at
-------------
the time of sale, no credit shall be given against the Obligations until the Lender receives payment, and if the buyer defaults in payment, the Lender may resell the Collateral without further notice to any Borrower Party. In the event the Lender seeks to take possession of all or any portion of the Collateral by judicial process, each Borrower Party irrevocably waives: (a) the posting of any bond, surety or security with respect thereto which might otherwise be required; (b) any demand for possession prior to the commencement of any suit or action to recover the Collateral; and (c) any requirement that the Lender retain possession and not dispose of any Collateral until after trial or final judgment. Each Borrower Party agrees that the Lender has no obligation to preserve rights to the Collateral or marshal any Collateral for the benefit of any Person. The Lender is hereby granted a license or other right to use following the occurrence and during the continuance of an Event of Default, without charge, each Borrower Party's labels, patents, copyrights, name, trade secrets, trade names, trademarks, and advertising matter, or any similar property, in completing production of, advertising or selling any Collateral, and each Borrower Party's rights under all licenses and all franchise agreements shall inure to the Lender's benefit. The proceeds of sale shall be applied first to all expenses of sale, including reasonable attorney's fees, and second, in whatever order the Lender elects, to all Obligations. The Lender shall return any excess to the Borrower Parties or such other Person as shall be legally entitled thereto and the Borrower Parties shall remain liable for any deficiency.

          (d) Each Borrower Party hereby waives to the extent permitted by applicable law (i) all rights to notice and hearing prior to the exercise by the Lender of the Lender's rights to repossess the Collateral without judicial process following the occurrence of an Event of Default or to replevy, attach or levy upon the Collateral without notice or hearing following the occurrence of an Event of Default, and (ii) all rights of set-off and counterclaim against the Lender.

     14.  TERM AND TERMINATION.
          --------------------

          (a) This Agreement shall terminate, without premium or penalty, on the second anniversary of the Closing Date (the "Stated Termination Date")
                                                 -----------------------
unless earlier terminated as provided in this Section.

          (b) The Borrowers' Agent may terminate this Agreement at any time prior to the Stated Termination Date or during any renewal term if all of the following conditions have been satisfied: (i) it gives the Lender at least thirty (30) days' prior written notice of termination; (ii) it pays and performs (or causes to be paid and performed) all Obligations on or prior to the effective date of termination; (iii) it pays the Termination Fee (or causes the Termination Fee to be paid) to the Lender, on or prior to the effective date of termination, which payment shall be in addition to the fees required by Section
                                                                        -------
6.4; and (iv) unless the Lender shall otherwise consent in writing, all of the
---
Letters of Credit then outstanding shall have been cancelled; provided, however, that the Borrowers' Agent shall not be obligated to pay the Termination Fee if the reason for termination of this Agreement is that any unit of Bank of America Corporation, as agent, or sole lender or co-lender, has provided a revolving loan facility to the Borrowers which completely refinances the credit facility provided for in this Agreement.

          (c) The Lender may terminate this Agreement at any time prior to the Stated Termination Date without notice while an Event of Default exists.

          (d) Upon the effective date of termination of this Agreement for any reason whatsoever, all Obligations shall become immediately due and payable and the Borrower Parties shall immediately arrange for the cancellation of all Letters of Credit then outstanding unless the Lender shall otherwise consent in writing.

          (e) Notwithstanding the termination of this Agreement, until all Obligations are paid and performed in full, the Lender shall retain all its rights and remedies hereunder (including, without limitation, in all then existing and after-arising Collateral).

     15.  MISCELLANEOUS.
          -------------

             1  Cumulative Remedies; No Prior Recourse to Collateral.  The
                ----------------------------------------------------
enumeration in this Agreement or any other Loan Document of the Lender's rights and remedies is not intended to be exclusive, and such rights and remedies are in addition to and not by way of limitation of any other rights or remedies that the Lender may have under the UCC or other applicable law. The Lender shall have the right, in its sole discretion, to determine which rights and remedies are to be exercised and in which order. The exercise of one right or remedy under or in connection with this Agreement or any other Loan Document shall not preclude the exercise of any others, all of which shall be cumulative. The Lender may, without limitation, proceed directly against any Borrower Party to collect the Obligations without any prior recourse to the Collateral.

             2  No Implied Waivers. No act, failure or delay by the Lender under
                ------------------
or in connection with this Agreement or any other Loan Document shall constitute a waiver of any of its rights and remedies. No single or partial waiver by the Lender of any provision of this Agreement or any other Loan Document, or of breach or default hereunder or thereunder, or of any right or remedy which the Lender may have, shall operate as a waiver of any other provision, breach, default, right or remedy or of the same provision, breach, default, right or remedy on a future occasion. No waiver by the Lender shall affect its rights to require strict performance of this Agreement or any other Loan Document except to the extent, if any, that such waiver expressly waives the Lender's rights to require strict performance of this Agreement or any other Loan Document.

             3  Severability. Whenever possible, each provision of this
                ------------
Agreement and each other Loan Document shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement or any other Loan Document shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement or such other Loan Document.

             4  Governing Law. This Agreement and each other Loan Document shall
                -------------
be deemed to have been made in the State of New York and shall be governed by and interpreted in accordance with the laws of such state, except that no doctrine of choice of law shall be used to apply the laws of any other state or jurisdiction.

             5  Consent to Jurisdiction and Venue; Service of Process.  Each
                -----------------------------------------------------
Borrower Party agrees that, in addition to any other courts that may have jurisdiction under applicable laws, any action or proceeding to enforce or arising out of this Agreement or any of the other Loan Documents may be commenced in the courts of the State of New York, or in the United States District Court for the Southern District of New York, and each Borrower Party consents and submits in advance to such jurisdiction and agrees that venue shall be proper in such courts on any such matter. The choice of forum set forth in this section shall not be deemed to preclude the enforcement of any judgment obtained in such forum, or the taking of any action under this Agreement to enforce the same, in any appropriate jurisdiction. Each Borrower Party hereby waives personal service of process and agrees that a summons and complaint commencing an action or proceeding in any such court shall be properly served and shall confer personal jurisdiction if served by registered or certified mail to the Borrowers' Agent, at the address for notices to the Borrowers' Agent determined in accordance with Section 15.10.
                                                              -------------
Should any Borrower Party fail to appear or answer any summons, complaint, process or papers so served within thirty (30) days after the mailing or other service thereof (or within such longer period of time as may be agreed upon by all of the parties to the applicable action or proceeding or as may be ordered by the court having jurisdiction over such matter), it shall be deemed in default and an order or judgment may be entered against it as demanded or prayed for in such summons, complaint, process or papers.

          6  Waiver of Jury Trial. EACH BORROWER PARTY  HEREBY WAIVES TRIAL BY
             --------------------
JURY, RIGHTS OF SETOFF, AND THE RIGHT TO IMPOSE COUNTERCLAIMS IN ANY LITIGATION IN ANY COURT WITH RESPECT TO, IN CONNECTION WITH, OR ARISING OUT OF THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, THE OBLIGATIONS OR THE COLLATERAL, OR ANY INSTRUMENT OR DOCUMENT DELIVERED PURSUANT HERETO OR THERETO, OR ANY OTHER CLAIM OR DISPUTE HOWSOEVER ARISING, BETWEEN OR AMONG THE BORROWER PARTIES AND THE LENDER. EACH BORROWER PARTY CONFIRMS THAT THE FOREGOING WAIVERS ARE INFORMED AND FREELY MADE.

          7  Survival of Representations and Warranties.  All of the
             ------------------------------------------
representations and warranties of the Borrower Parties contained in this Agreement shall survive the execution, delivery, and acceptance thereof by the parties, notwithstanding any investigation by the Lender or its agents, until the later of (a) the termination of this Agreement and (b) payment and performance in full of all of the Obligations.

          8  Other Security and Guaranties.  The Lender may, without notice or
             -----------------------------
demand and without affecting the Obligations, from time to time: (a) take from any Person and hold collateral (other than the Collateral) for the payment of all or any part of the Obligations and exchange, enforce or release such collateral or any part thereof; and (b) accept and hold any endorsement or guaranty of payment of all or any part of the Obligations and release or substitute any such endorser or guarantor, or any Person who has given any Lien in any other collateral as security for the payment of all or any part of the Obligations, or any other Person in any way obligated to pay all or any part of the Obligations.

          9  Fees and Expenses.  The Borrower Parties agree to pay to the Lender
             -----------------
on demand (whether or not any transaction contemplated by this Agreement is consummated unless due to the willful refusal of Lender to close despite the Borrower Parties' satisfaction of all conditions precedent) all reasonable costs and expenses that the Lender pays or incurs in connection with the negotiation, preparation, consummation, administration, enforcement, and termination of this Agreement and the other Loan Documents, including, without limitation: (a) attorneys' and paralegals' fees and disbursements of counsel to the Lender (including, without limitation, the allocable cost of in-house counsel and staff for non-duplicative work) in connection with or relating to any matter, event, action, remedy, right or circumstance referred to in or contemplated by this Section (including without limitation any matter, event, action, remedy, right or circumstance referred to in or contemplated by any of clauses (b) through (j) below); (b) costs and expenses for any amendment, supplement, waiver, consent, or subsequent closing in connection with any Loan Document and the transactions contemplated hereby or thereby; (c) costs and expenses of lien searches (but not, prior to the occurrence of an Event of Default, costs and expenses of expedited lien searches); (d) Taxes, fees and other charges for filing UCC financing statements and amendments and continuations thereof, and other actions to perfect, protect, and continue the Security Interest; (e) sums paid or incurred to pay any amount or take any action required of any Borrower Party under the Loan Documents that such Borrower Party fails to pay or take; (f) (x) costs of review, due diligence, appraisals, audits, inspections, and verifications of the Collateral and the operations of any Borrower Party, including, without limitation, necessary travel, lodging, meals, and other expenses subject (prior to the occurrence of an Event of Default) to an agreed upon per diem per person based on customary practices of the Lender at the time such expenses are being considered, and (y) allocated customary "charge" per day for each auditor employed or utilized by the Lender for any such purpose (such "charge" per day to be specified from time to time by the Lender); (g) costs and expenses of forwarding loan proceeds, collecting checks and other items of payment, and establishing and maintaining Payment Accounts and lock boxes; (h) costs and expenses of preserving and protecting the Collateral (including without limitation costs and expenses relating to Sections 7.16 and 7.17); (i) costs and expenses in connection with
            -------------     ----
any Letter of Credit; and (j) costs and expenses paid or incurred to obtain payment of the Obligations, enforce the Security Interest, sell or otherwise realize upon the Collateral, and otherwise enforce the provisions of any Loan Document (including without limitation costs and expenses relating to Sections
                                                                      --------
7.16 and 7.17), or to defend any claims made or threatened against the Lender
----     ----
arising out of the transactions contemplated by this Agreement or any other Loan Document (including without limitation, preparations for and consultations concerning any such matters). The foregoing shall not be construed to limit any other provisions of the Loan Documents regarding costs and expenses to be paid by any Borrower Party. All of the foregoing costs and expenses shall be charged to the loan account of the Company as Loans if any such cost or expense shall not have been paid within ten (10) days after the Lender shall have requested payment of the same from the Borrowers' Agent. The Lender acknowledges receipt of the Company's advance payment of twenty-five thousand dollars ($25,000) toward the fees and expenses described in this Section 15.9. The Lender shall
                                               ------------
apply the Collateral and Management Fee toward payment of the items referred to in clause (g) of this Section 15.9.
                      ------------

          10  Notices.  Except as otherwise expressly provided herein, all
              -------
notices, demands, and requests that any party hereto is required or elects to give to any other party hereto shall be in writing, shall be delivered personally against receipt, or sent by recognized overnight courier services, or sent by facsimile transmission, or mailed by registered or certified mail, return receipt requested, postage prepaid, and shall be addressed to the party to be notified as follows:

     If to the Lender:  Bank of America, National Association
                        231 South LaSalle Street, 16th Floor
                        Chicago, Illinois 60697
                        Attention: Paula K. Berry
                        Facsimile: 312/974-9035
     with a copy to:  Bank of America, National Association
                      187 Danbury Road
                      Wilton, Connecticut 06897
                      Attention: Legal Department
                      Facsimile: 203/423-4032

     If to the Company:  Pediatric Services of America, Inc.
                         310 Technology Parkway
                         Norcross, Georgia 30092
                         Attention: Chief Financial Officer
                         Facsimile: 770/263-9340

     with a copy to:  Holland & Knight LLP
                      2000 One Atlantic Center
                      1201 West Peachtree Street
                      Atlanta, Georgia 30309
                      Attention: Sherie S. Holmes, Esq.
                      Facsimile: 404/881-0470

or to such other address as each party may designate for itself by like notice. Any such notice, demand, or request shall be deemed given when received if personally delivered or sent by overnight courier or facsimile transmission, or when deposited in the United States mails, postage paid, if sent by registered or certified mail.

          11  Indemnification.
              ---------------

          (a) EACH BORROWER PARTY HEREBY INDEMNIFIES, DEFENDS AND HOLDS THE LENDER, AND ITS DIRECTORS, OFFICERS, AGENTS, EMPLOYEES AND COUNSEL, HARMLESS FROM AND AGAINST ANY AND ALL LOSSES, CLAIMS, DAMAGES, LIABILITIES, DEFICIENCIES, JUDGMENTS, PENALTIES OR EXPENSES IMPOSED ON, INCURRED BY OR ASSERTED AGAINST ANY OF THEM, WHETHER DIRECT, INDIRECT OR CONSEQUENTIAL ARISING OUT OF OR BY REASON OF ANY LITIGATION, INVESTIGATIONS, CLAIMS, OR PROCEEDINGS (WHETHER BASED ON ANY FEDERAL, STATE OR LOCAL LAWS OR OTHER STATUTES OR REGULATIONS, INCLUDING, WITHOUT LIMITATION, SECURITIES, ENVIRONMENTAL, OR COMMERCIAL LAWS AND REGULATIONS, UNDER COMMON LAW OR AT EQUITY, OR ON CONTRACT OR OTHERWISE) COMMENCED OR THREATENED, WHICH ARISE OUT OF OR ARE IN ANY WAY BASED UPON THE NEGOTIATION, PREPARATION, EXECUTION, DELIVERY, ENFORCEMENT, PERFORMANCE OR ADMINISTRATION OF THIS AGREEMENT, ANY OTHER LOAN DOCUMENT, OR ANY UNDERTAKING OR PROCEEDING RELATED TO ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR ANY ACT, OMISSION TO ACT, EVENT OR TRANSACTION RELATED OR ATTENDANT THERETO, INCLUDING, WITHOUT LIMITATION, AMOUNTS PAID IN SETTLEMENT, COURT COSTS, AND THE REASONABLE FEES AND EXPENSES OF COUNSEL INCURRED IN CONNECTION WITH ANY SUCH LITIGATION, INVESTIGATION, CLAIM OR PROCEEDING AND FURTHER INCLUDING, WITHOUT LIMITATION, ALL LOSSES, DAMAGES (INCLUDING CONSEQUENTIAL DAMAGES), EXPENSES OR LIABILITIES SUSTAINED BY THE LENDER IN CONNECTION WITH ANY ENVIRONMENTAL INSPECTION, MONITORING, SAMPLING, OR CLEANUP OF THE ENCUMBERED REAL ESTATE REQUIRED OR MANDATED BY ANY ENVIRONMENTAL LAW; PROVIDED, HOWEVER, THAT THE BORROWER PARTIES SHALL NOT INDEMNIFY THE LENDER, ITS DIRECTORS, OFFICERS, AGENTS, EMPLOYEES AND COUNSEL FROM SUCH DAMAGES RESULTING FROM THE GROSS NEGLIGENCE, BAD FAITH OR WILLFUL MISCONDUCT OF THE LENDER, ITS DIRECTORS, OFFICERS, AGENTS, EMPLOYEES AND COUNSEL.

          (b) Each Borrower Party hereby indemnifies, defends and holds harmless the Lender from any loss or liability directly or indirectly arising out of the use, generation, manufacture, production, storage, release, threatened release, discharge, disposal or presence of a Hazardous Substance. This indemnity shall apply whether the Hazardous Substance is on, under or about any Borrower Party's property or operations or property leased to any Borrower Party. The indemnity includes but is not limited to attorneys' fees (including the reasonable estimate of the allocated cost of in-house counsel and staff). The indemnity extends to the Lender, its parent, subsidiaries and all of their directors, officers, employees, agents, successors, attorneys and assigns. "Hazardous Substances" means any substance, material or waste that is or becomes designated or regulated as "toxic," "hazardous," "pollutant," or "contaminant" or a similar designation or regulation under any federal, state or local law (whether under common law, statute, regulation or otherwise) or judicial or administrative interpretation of such, including without limitation petroleum or natural gas.

          (c) Without limiting the foregoing, if, by reason of any suit or proceeding of any kind, nature, or description against any Borrower Party or by any Borrower Party or any other Person against the Lender, which in the Lender's reasonable discretion makes it advisable for the Lender to seek counsel for protection and preservation of its liens and security assets, or to defend its own interest, such reasonable expenses and reasonable counsel fees shall be allowed to the Lender. To the extent that the undertaking to indemnify, pay and hold harmless set forth in this Section 15.11 may be unenforceable because it is
                                -------------
violative of any law or public policy, each Borrower Party shall contribute the maximum portion which it is permitted to pay and satisfy under applicable law, to the payment and satisfaction of all indemnified matters incurred by the Lender. The indemnity contained in this Section 15.11 shall survive the payment
                                         -------------
of the Obligations and the termination of this Agreement. All of the foregoing costs and expenses shall be part of the Obligations and secured by the Collateral.

          (d) Without limiting the foregoing, the Borrower Parties shall reimburse the Lender on demand for any amount paid by the Lender to a Blocked Account Bank pursuant to a Blocked Account Agreement.

          12  Waiver of Notices.  Unless otherwise expressly provided herein,
              -----------------
each Borrower Party waives presentment, protest and notice of demand or dishonor and protest as to any instrument.

          13  Binding Effect; Assignment.  The provisions of this Agreement
              --------------------------
shall be binding upon and inure to the benefit of the respective representatives, successors and assigns of the parties hereto; provided,
                                                               --------
however, that no interest in this Agreement may be assigned by any Borrower
-------
Party without the prior written consent of the Lender. The rights and benefits of the Lender under this Agreement and the other Loan Documents shall, if the Lender so agrees, inure to any assignee of the Obligations or any part thereof. The Lender agrees that, unless an Event of Default has occurred and is continuing, the Lender (a) shall not assign more than forty-nine percent (49%) of the outstanding balance of its Loans to third parties and (b) shall not assign the outstanding balance of its Loans to more than three co-lenders.

          14  Modification.  This Agreement is intended by the parties hereto to
              ------------
be the final, complete, and exclusive expression of the agreement between them. This Agreement supersedes any and all prior oral or written agreements relating to the subject matter hereof and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. There are no oral agreements between the parties. No modification, rescission, waiver, release, or amendment of any provision of this Agreement (including the Schedules and Exhibits hereto) shall be made, except by a written agreement signed by the parties hereto.

          15  Counterparts.  This Agreement may be executed in any number of
              ------------
counterparts, and by the parties hereto in separate counterparts, each of which shall be an original, but all of which shall together constitute one and the same agreement.

          16  Captions.  The captions contained in this Agreement or any other
              --------
Loan Document (including without limitation the table of contents and the exhibits and schedules hereto or thereto) are for convenience only, are without substantive meaning and should not be construed to modify, enlarge, or restrict any provision.

          17  Right of Set-Off.  Whenever an Event of Default exists, the Lender
              ----------------
is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by the Lender or any Affiliate of the Lender to or for the credit or the account of any Borrower Party against any and all of the Obligations, whether or not then due and payable.

          18  Participating Lender's Security Interests'. The Lender may,
              ------------------------------------------
without notice to or consent by any Borrower Party, grant one or more participations in the Loans to Participating Lenders. If a Participating Lender shall at any time with the knowledge of any Borrower Party participate with the Lender in the Loans, such Borrower Party hereby grants to such Participating Lender, and the Lender and such Participating Lender shall have and are hereby given, a continuing lien on and security interest in any money, securities and other property of such Borrower Party in the custody or possession of the Participating Lender, including the right of setoff, to the extent of the Participating Lender's participation in the Obligations, and such Participating Lender shall be deemed to have the same right of setoff to the extent of Participating Lender's participation in the Obligations under this Agreement as it would have if it were a direct lender.

          19   Additional Borrowers. Any Subsidiary wholly owned by the
               --------------------
Company (or wholly owned by any Subsidiary of the Company) that is not a Borrower party hereto on the Closing Date may become a Borrower party to this Agreement upon the satisfaction of the following conditions: (a) such Subsidiary and the Company shall have signed and delivered to the Lender an agreement substantially in the form of Exhibit B hereto (an "Additional Borrower
                                                   -------------------
Agreement"); (b) the Lender shall have received such other documents,
---------
agreements, instruments and opinions as it may reasonably request in connection with such Subsidiary becoming a Borrower, which shall be in form and substance reasonably satisfactory to the Lender, including without limitation items of the type delivered pursuant to Section 11.1; (c) the Lender shall have had a
                           -------------
reasonable period of time to conduct (and to cause one or more of its agents or representatives to conduct) due diligence with respect to such Subsidiary, such Subsidiary and the Borrower Parties shall have fully cooperated with the Lender and such agents and representatives in connection with such due diligence, and the results of such due diligence are satisfactory to the Lender; (d) such Subsidiary shall be in the same or related lines of business that one or more of the Borrowers were engaged in on the Closing Date; and (e) the Lender shall have sent the Borrowers' Agent a notice substantially in the form of Exhibit C hereto (an "Additional Borrower Consent Notice").
     ----------------------------------

          20   Joint and Several Liability.
               ---------------------------

          (a) The Borrower Parties shall be jointly and severally liable for all Loans and other amounts due to the Lender under this Agreement, regardless of which Borrower Party actually receives Loans or other extensions of credit hereunder or the amount of such Loans received or the manner in which the Lender accounts for such Loans or other extensions of credit on its books and records. Each Borrower Party's Obligations with respect to Loans made to it, and each Borrower Party's Obligations arising as a result of the joint and several liability of the Borrower Parties hereunder with respect to Loans made to the other Borrower Parties hereunder, shall be separate and distinct obligations, but all such Obligations shall be primary obligations of such Borrower Party.

          (b) Each Borrower Party's Obligations arising as a result of the joint and several liability of such Borrower Party hereunder with respect to Loans or other extensions of credit made to the other Borrower Parties hereunder shall, to the fullest extent permitted by law, be absolute and unconditional irrespective of (i) the validity, legality, enforceability, avoidance or subordination of the Obligations of any other Borrower Party or of any promissory note or other document evidencing all or any part of the Obligations of any other Borrower Party, (ii) the absence of any attempt to collect the Obligations from any other Borrower Party, any other guarantor, or any other security therefor, or the absence of any other action to enforce the same, (iii) the waiver, consent, extension, forbearance or granting of any indulgence by the Lender with respect to any Obligations or any provision of any instrument evidencing the Obligations of any other Borrower Party, or any part thereof, or any other agreement now or hereafter executed by any other Borrower Party and delivered to the Lender, (iv) the failure by the Lender to take any steps to perfect and maintain its security interest in, or to preserve its rights to, any security or collateral for the Obligations of any other Borrower Party, (v) the Lender's election, in any proceeding instituted under the Federal Bankruptcy Code, of the application of Section 1111(b)(2) of the Federal Bankruptcy Code,
(vi) any borrowing or grant of a security interest by any other Borrower Party, as debtor-in-possession, under Section 364 of the Federal Bankruptcy Code, (vii) the disallowance of all or any portion of the Lender's claim(s) for the repayment of the Obligations of any other Borrower Party under Section 502 of the Federal Bankruptcy Code, or (viii) any other events, conditions or circumstances which might constitute a legal or equitable discharge or defense of a guarantor or of a surety or of any Borrower Party. With respect to any Borrower Party's Obligations arising as a result of the joint and several liability of the Borrowers Parties hereunder with respect to Loans or other extensions or credit made to any other Borrower Party hereunder, each Borrower Party waives, until all of the Obligations shall have been paid in full and this Agreement shall have been terminated, any right to enforce any right of subrogation or any remedy which the Lender now has or may hereafter have against any Borrower Party, any endorser or any guarantor of all or any part of the Obligations, and any benefit of, and any right to participate in, any security or collateral given to the Lender to secure payment of the Obligations or any other liability of any Borrower Party to the Lender.

          (c) Upon any Event of Default, the Lender may proceed directly and at once, without notice, against any Borrower Party to collect and recover the full amount, or any portion of, the Obligations, without first proceeding against any other Borrower Party or any other Person, or against any security or collateral for the Obligations. Each Borrower Party consents and agrees that the Lender shall be under no obligation to marshal any assets in favor of any Borrower Party or against or in payment of any or all of the Obligations.

          (d) Notwithstanding the other provisions of this Agreement, each Borrower Party shall be liable under this Agreement only for the maximum amount of such liability that can hereby be incurred without rendering its obligations under this Agreement voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount.

          21   Release and Indemnity.  In consideration of the agreement of
               ---------------------
the Lender to enter into this Agreement, each Borrower hereby unconditionally releases, discharges, waives and acquits forever the Lender and each of the Lender's subsidiaries, affiliates, officers, directors, servants, agents, employees and attorneys, past and present, and their successors and assigns, from any and all claims, demands, obligations, liabilities, costs, expenses and causes of action and rights of action, of whatever nature, whether in contract or tort, accrued or to accrue, contingent or vested, known or unknown, arising out of or relating to the Existing Credit Agreement or any actions or omissions by any Person pursuant to or in connection with the Existing Credit Agreement or under any document or instrument relating to the Existing Credit Agreement (or evidencing loans made under the Existing Credit Agreement) including, without limitation, the administration by the Lender of the Existing Credit Agreement or any such document, instrument or loan. Each Borrower hereby further indemnifies and holds the Lender and each of Lender's subsidiaries, affiliates, officers, directors, servants, agents, employees and attorneys, past or present, and their successors and assigns, harmless from and against any and all such claims, demands, obligations, liabilities, costs, expenses and causes of action and rights of action by any Borrower, or any Person claiming by, through or under any Borrower, said indemnity to cover all losses and expenses incurred by the Lender and each of the Lender's subsidiaries, affiliates, officers, directors, servants, agents, employees and attorneys, past or present, and their successors and assigns, in connection with any such claims, demands, obligations, liabilities, costs, expenses or causes of action and rights of action, including, without limitation, all attorneys' fees and costs.

          15.22  Effect on the Existing Credit Agreement and the Existing
                 --------------------------------------------------------
Security Agreement.   This Agreement amends and restates the Existing Credit
------------------
Agreement and the Existing Security Agreement effective as of the date hereof. This Agreement shall not effect a novation of the obligations of the parties under the Existing Credit Agreement and the Existing Security Agreement, but instead shall be merely a restatement and, where applicable, an amendment of the terms governing such obligations.


                                 [SIGNATURES FOLLOW]

          IN WITNESS WHEREOF, the parties have entered into this Agreement on the date first above written.


                              BANK OF AMERICA,
                              NATIONAL ASSOCIATION,
                              as the Lender


                              By:
                                 ------------------------------------
                                 Vice President


                              PEDIATRIC SERVICES OF AMERICA, INC.,
                              and as the Borrowers' Agent


                              By:
                                 ------------------------------------
                              Name:
                                   ----------------------------------
                              Title:
                                    ---------------------------------

                              BORROWERS:

                              PEDIATRIC SERVICES OF AMERICA, INC.,
                              a Delaware corporation


                              By:
                                 ------------------------------------
                              Name:
                                   ----------------------------------
                              Title:
                                    ---------------------------------

                              PEDIATRIC SERVICES OF AMERICA, INC., a Georgia corporation

                              By:
                                 ------------------------------------
                              Name:
                                   ----------------------------------
                              Title:
                                    ---------------------------------

                              PSA LICENSING CORPORATION

                              By:
                                 ------------------------------------
                              Name:
                                   ----------------------------------
                              Title:
                                    ---------------------------------

                              PSA PROPERTIES CORPORATION

                              By:
                                 ------------------------------------
                              Name:
                                   ----------------------------------
                              Title:
                                    ---------------------------------


                              PSA CAPITAL CORPORATION

                              By:
                                 ------------------------------------
                              Name:
                                   ----------------------------------
                              Title:
                                    ---------------------------------


                              PREMIER MEDICAL SERVICES, INC.

                              By:
                                 ------------------------------------
                              Name:
                                   ----------------------------------
                              Title:
                                    ---------------------------------


                              PEDIATRIC PARTNERS, INC.

                              By:
                                 ------------------------------------
                              Name:
                                   ----------------------------------
                              Title:
                                    ---------------------------------

                              PEDIATRIC HOME NURSING SERVICES, INC.

                              By:
                                 ------------------------------------
                              Name:
                                   ----------------------------------
                              Title:
                                    ---------------------------------


                              PEDIATRIC SERVICES OF AMERICA (CONNECTICUT), INC.

                              By:
                                 ------------------------------------
                              Name:
                                   ----------------------------------
                              Title:
                                    ---------------------------------


                              PREMIER CERTIFIED HOME HEALTH SERVICES, INC.

                              By:
                                 ------------------------------------
                              Name:
                                   ----------------------------------
                              Title:
                                    ---------------------------------


                              PREMIER NURSE STAFFING, INC.

                              By:
                                 ------------------------------------
                              Name:
                                   ----------------------------------
                              Title:
                                    ---------------------------------


                              ARO HEALTH SERVICES, INC.

                              By:
                                 ------------------------------------
                              Name:
                                   ----------------------------------
                              Title:
                                    ---------------------------------